Exhibit 10.1

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

January 21, 2011

among

ELIZABETH ARDEN, INC.

the banks listed on the signature pages hereof,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as Collateral Agent and Syndication Agent,

WELLS FARGO CAPITAL FINANCE, LLC, HSBC BANK USA, N.A.,

and U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents,

with

JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A.,

as Joint Lead Arrangers

TABLE OF CONTENTS, Page i

TABLE OF CONTENTS, Page ii

TABLE OF CONTENTS, Page iii

List of Exhibits and Schedules

Exhibits

A	Form of Promissory Note
B	Form of Opinion of counsel for the Borrower and the Guarantors
C	Form of Borrowing Base Certificate
D	Form of Consent and Subordination Agreement
E	Form of Compliance Certificate
F	Form of Assignment and Assumption Agreement
G	Form of Increased Commitment Supplement

Schedules

1.01	Commitments
1.01(a)	Existing Letters of Credit
1.01(b)	Assignments
4.05	Litigation
4.09	Subsidiaries
4.14	Locations
4.15	Licenses, Trademarks and Distribution Agreements
4.19	Lockbox Accounts
5.09	Permitted Investments
5.10	Liens
5.11	Arden Acquisition Indebtedness

TABLE OF CONTENTS, Page 1

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of January 21, 2011 among ELIZABETH ARDEN, INC. (formerly known as French Fragrances, Inc.), a Florida corporation (the “Borrower”), the banks listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent and BANK OF AMERICA, N.A. (successor in interest by merger to Fleet National Bank), as collateral agent.

WHEREAS, the Borrower, Fleet National Bank (now Bank of America, N.A.), in its capacity as administrative agent thereunder, and certain other financial institutions party thereto executed that certain Amended and Restated Credit Agreement dated as of January 29, 2001 (as amended or otherwise modified by the following: that certain First Amendment to Amended and Restated Credit Agreement dated July 20, 2001 and that certain Second Amendment to Amended and Restated Credit Agreement dated March 13, 2002, herein the “Original Credit Agreement”) pursuant to which the banks party thereto extended a credit facility to the Borrower for revolving loans and letters of credit. The Original Credit Agreement amended and restated the terms of a Credit Agreement dated January 23, 2001.

WHEREAS, the Borrower, JPMorgan Chase Bank (now JPMorgan Chase Bank, N.A.), in its capacity as administrative agent thereunder, Fleet National Bank (now Bank of America, N.A.), in its capacity as collateral agent thereunder, and certain other financial institutions party thereto executed that certain Second Amended and Restated Credit Agreement dated as of December 24, 2002 (as the same has been modified by that certain First Amendment to Second Amended and Restated Credit Agreement dated February 25, 2004, that certain Second Amendment to Second Amended and Restated Credit Agreement dated June 2, 2004, that certain Third Amendment to Second Amended and Restated Credit Agreement dated September 30, 2004, that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated November 2, 2005, that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated August 11, 2006, that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of August 15, 2007, that certain Seventh Amendment to Second Amended and Restated Credit Agreement dated as of November 13, 2007, and that certain Eighth Amendment to Second Amended and Restated Credit Agreement dated as of July 21, 2008, herein the “Prior Credit Agreement”) pursuant to which the parties thereto amended and restated the Original Credit Agreement in its entirety.

WHEREAS, prior to the date hereof, certain of the banks party to the Prior Credit Agreement assigned all of their right, title and interest in and to the Prior Credit Agreement as set forth on Schedule 1.01(b) hereto.

WHEREAS, The CIT Group/Business Credit, Inc and Credit Suisse, Cayman Islands Branch, have assigned all of their right, title and interest in and to the Prior Credit Agreement as “Banks” thereunder to JPMorgan Chase Bank, N.A. pursuant to the terms of that certain Master Assignment and Acceptance dated as of January 21, 2011.

WHEREAS, contemporaneously with the execution of this Agreement, Harris, N.A. will join this Agreement and the other Loan Documents as a Bank.

WHEREAS, in January 2011, the Borrower is entering into that certain Indenture with U.S. Bank National Association, as trustee, and relating to the Senior Notes that mature in January 2021, the proceeds of which shall be used to redeem the senior subordinated notes outstanding under that certain Indenture dated January 13, 2004 between the Borrower, the Guarantors and HSBC Bank USA, N.A. as trustee.

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WHEREAS, the parties hereto have agreed to otherwise amend and restate the Prior Credit Agreement upon and subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Acquisition” means: (a) the purchase or acquisition of all or substantially all of the assets of any Person, any division, branch or business of any Person or any product line of any Person; (b) the purchase of a controlling equity interest in any Person; or (c) the merger or consolidation of any Person with any other Person, in each case set forth in clauses (a), (b) or (c), in any single transaction or in any group of related transactions which are part of a common plan.

“Accounts” means all accounts (as such term is defined in the Uniform Commercial Code in effect in the State of New York (as the same may be amended or modified from time to time), whether now owned or hereafter acquired by the Borrower or any Domestic Subsidiary.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) in its capacity as administrative agent for itself, the Collateral Agent and the other Banks as appointed pursuant to the provisions of Article VII of this Agreement, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

“Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with the Borrower. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, but not including Seller or its affiliates.

“Agents” means, together, the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Credit Agreement, as the same may be amended, supplemented, extended and modified from time to time.

“Allowance Accounts” means accounts consisting of the returns reserve, salary support, sales allowance and co–op advertising.

“Applicable Letter of Credit Fee” means, with respect to each Letter of Credit, a fee equal to the Applicable Margin for LIBOR Loans times the face amount of the Letter of Credit.

“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and, (ii) in the case of its LIBOR Loans, its LIBOR Lending Office.

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“Applicable Margin” means, with respect to either Type of Loan, the applicable margin (expressed in basis points) in the column below for the applicable Type of Loan and opposite the Debt Service Pricing Ratio set forth in the table below that corresponds with the actual Debt Service Pricing Ratio set forth in the most recent Compliance Certificate:

Tier	Debt Service Pricing Ratio	LIBOR Loans	Base Rate Loans
I	Greater than 3.00:1.00	175.0	25.0
II	Less than or equal to 3.00:1.0 but greater than 2.00:1.00	200.0	50.0
III	Less than or equal to 2.00:1.0 but greater than 1.50:1.00	225.0	75.0
IV	Less than or equal to 1.50:1.00	250.0	100.00

Each Applicable Margin shall be determined by reference to Tier III for the period from the Effective Date until the first business day of the month following the day when the Compliance Certificate required in connection with the monthly financial statements delivered under Section 5.01(e) for each month end which corresponds with the end of each fiscal quarter end, beginning with such financial statements delivered for the month ended as of March 31, 2011. On such date, each Applicable Margin shall change in accordance with the Debt Service Pricing Ratio set forth therein and the table set forth above. Thereafter, each Applicable Margin shall change effective commencing on the first business day of the month following the date when a Compliance Certificate required by Section 5.01(c) is delivered, such change to be made in accordance with the Debt Service Pricing Ratio set forth therein and the table set forth above; provided, however, if any Compliance Certificate is not received by the date required by Section 5.01(c), the Applicable Margins shall revert to Tier IV until delivery of the next Compliance Certificate. Notwithstanding anything contained herein to the contrary, during the period when the amount under clause (f) of the definition of “Borrowing Base” is included in the calculation of the Borrowing Base the Applicable Margin determined pursuant to the other provisions of this definition with respect to the first $25,000,000 of the Loan shall be increased by 1.00%. If it is ever subsequently determined that such financial statements did not accurately report the information necessary to determine the Debt Service Pricing Ratio and as a result thereof, the Debt Service Pricing Ratio utilized to determine the Applicable Margin was not correct and resulted in the Applicable Margin being different than it should have been if the Debt Service Pricing Ratio was accurately determined, the Borrower shall pay to the Administrative Agent the amount that would have been due (or, alternatively, the Banks shall reimburse the Borrower for their pro rata portion of the amount of any excess) under the terms hereof if the Debt Service Pricing Ratio was calculated correctly. A certificate of the Administrative Agent setting forth the amount or amounts (including a reasonably detailed calculation thereof) of any such difference shall be delivered to the Borrower and the Borrower shall pay the Administrative Agent (or the Banks shall reimburse the Borrower) the amount shown as due on any such certificate within 10 days after receipt thereof.

“Applicable Percentage” of any Bank means the percentage of the aggregate Commitments represented by such Bank’s Commitment; provided that in the case of Section 2.19 when a Defaulting Bank shall exist, any such Defaulting Bank’s Commitment shall be disregarded in the calculation.

“Approved Location” means: (i) any location owned by the Borrower and as set forth in Schedule 4.14 attached hereto or identified in an inventory location report delivered under Section 5.01(g) as owned by the Borrower; (ii) any location set forth on Schedule 4.14 attached hereto or identified in an inventory location report delivered under Section 5.01(g) which is leased by the Borrower and for which a

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fully executed Consent and Subordination Agreement from the applicable landlord is delivered; (iii) any third party location set forth on Schedule 4.14 attached hereto or identified in an inventory location report delivered under Section 5.01(g) if: (A) a fully executed Consent and Subordination Agreement from the applicable third party vendor is delivered and (B) the Borrower shall have taken such action as the Administrative Agent shall reasonably request to perfect and protect the Collateral Agent’s security interest in any Collateral held at such third party location (including, without limitation, the filing of a financing statement in the proper jurisdiction naming the applicable third party as the debtor/bailee, the Borrower as the secured party/bailor and the Collateral Agent as the assignee and notifying the debtor/bailee’s secured lenders of the Borrower’s interest in the inventory held by such debtor/bailee); (iv) any other leased location for which a fully executed Consent and Subordination Agreement from the applicable landlord has been delivered as of the Effective Date; and (v) any third party location for which the actions described in sub-clause (A) of clause (iii) have been taken as of the Effective Date.

“Assignee” means a Person who has been assigned a portion of the Loans pursuant to Section 9.06 hereof.

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an Assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Average Borrowing Base Capacity” has the meaning specified in Section 5.19.

“Bank” means each bank or financial institution listed on the signature pages hereof, each Assignee, which becomes a Bank pursuant to Section 9.06, their respective successors and, for the purpose of securing and guaranteeing the Bank Product Obligations only, their respective Affiliates who are owed any of the Bank Product Obligations. References herein to a Bank or Banks may include the Issuing Banks or the Swingline Bank or both, as the context requires.

“Bank Product Amount” has the meaning set forth in the definition of Bank Products.

“Bank Product Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or any Subsidiary to any Bank or any Affiliate of any Bank, of every kind, nature and description arising under or in respect of any Bank Product (including arising under or in respect of any Guarantee thereof), whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated.

“Bank Product Reserve” means, at any time, an amount equal to the sum of all Bank Product Amounts associated with all of the then outstanding Bank Products. With respect to any particular Bank Product, the Bank Product Reserve shall equal the Bank Product Amount for such Bank Product or a lesser amount as may equal the actual obligation of the Borrower or Subsidiary as determined utilizing the methodology agreed to with respect to such Bank Product between the applicable Bank and Borrower or Subsidiary. With respect to any calculation of the amounts to be included in the Bank Product Reserve which is less than an established Bank Product Amount, the Administrative Agent shall have no obligation to determine the amount thereof. Borrower and/or the applicable Bank shall provide the Administrative Agent written notice of the amount and a reasonably detailed calculation thereof; provided that no such notice with respect to a Bank Product may be delivered more than once each week. In absence of any such notice, the amount included in the Bank Product Reserve shall equal the Bank Product Amount established with respect to the Bank Product in question. The Bank Product Amount applicable to any Bank Product shall not be included in calculating the Bank Product Reserve if on the first date that such Bank Product Amount is to be included in the Bank Product Reserve, the inclusion of such amount therein will cause the Borrowing Availability to be less than $20,000,000 as calculated after giving pro forma effect to such Bank Product Amount and based on the most recent Borrowing Base Certificate then most recently delivered.

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“Bank Products” means any of the following that a Bank or an Affiliate of a Bank provides to, or enters into with, the Borrower or any Subsidiary:

(a)	any deposit, lockbox or other cash management arrangement;

(b)	any Swap Agreement permitted under Section 5.18 hereof; and

(c)	any other product, service or agreement pursuant to which the Borrower or any Subsidiary may be indebted to a Bank or to an Affiliate of a Bank if such arrangement is permitted or not restricted under the terms of this Agreement;

provided that for any of the foregoing to be included as a “Obligation” for the purposes of a distribution under Section 2.16(b)(ii): (a) the applicable Bank or Affiliate and Borrower must have previously provided the Administrative Agent written notice of: (i) the existence of such Bank Product, (ii) the Bank’s or Affiliate’s and Borrower’s or Subsidiary’s agreement as to the maximum dollar amount of the obligations arising under such Bank Product that may be included in a reserve under the Borrowing Base (the “Bank Product Amount”) and (iii) the methodology agreed upon by the Bank and Borrower to determine the Bank Product Amount; and (b) the Bank Product Amount applicable to such Bank Product shall not, on the first date that such Bank Product Amount is to be included in the Bank Product Reserve, cause the Borrowing Availability to be less than $20,000,000 as calculated in accordance with the definition of Bank Product Reserve. If the applicable Bank or Affiliate and Borrower do not provide such information to the Administrative Agent or if including the related Bank Product Amount in the Bank Product Reserve as described n clause (b) immediately above would cause the Borrowing Availability to be less than $20,000,000, such Bank Product shall be an “Unreserved Bank Product” and shall not be entitled to the benefits of Section 2.16(b)(ii). The Administrative Agent shall provide the Banks with notice of the establishment of each Bank Product that is not an Unreserved Bank Product. After any of the foregoing have been established as a Bank Product hereunder and as long as no Event of Default exists, the Bank Product Amount may thereafter be changed by written notice to the Administrative Agent pursuant to an agreement between the applicable Bank and Borrower; provided that (x) no change in a Bank Product Amount may cause the Committed Exposure at any time to exceed Total Availability and (y) a Bank Product Amount may not be changed more than once each week.

“Base Rate” means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day, or (iii) the sum of 1% plus the Base CD Rate for such day. For purposes of this Agreement, any change in the Base Rate due to a change in the Prime Rate, Federal Funds Rate or the Base CD Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Rate or the Base CD Rate, respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (ii) or (iii), or both, as appropriate, until the circumstances giving rise to such inability no longer exist. As used in this definition, the following terms have the following meanings:

“Assessment Rate” shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Administrative Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by JPMorgan Chase Bank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in Dollars at the Administrative Agent’s domestic offices during the current calendar year.

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“Base CD Rate” shall mean the sum of (a) the product of (i) the Three–Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., or its successor financial institution, at its principal office as its prime rate in effect at such time. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY JPMORGAN CHASE BANK, N.A. OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. JPMORGAN CHASE BANK, N.A. OR ANY SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which JPMorgan Chase Bank, N.A. is subject with respect to the Base CD Rate for new negotiable non–personal time deposits in Dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

“Three–Month Secondary CD Rate” shall mean, for any day, the secondary market rate for three–month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Domestic Business Day, the next preceding Domestic Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Domestic Business Day, the average of the secondary market quotations for three–month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Domestic Business Day, on the next preceding Domestic Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by Administrative Agent.

“Base Rate Borrowing” means any Loan or portion thereof subject to the Base Rate.

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“Base Rate Loan” means at any time a Loan outstanding hereunder which bears interest at such time at a rate based on the Base Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election or pursuant to Article VIII or pursuant to the other provisions hereof. The term “Base Rate Loan” includes all “Base Rate Loans” made under Article 2 of the Prior Credit Agreement which are outstanding as of the Effective Date.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” means Elizabeth Arden, Inc., a Florida corporation.

“Borrowing” has the meaning set forth in Section 1.03.

“Borrowing Availability” means the remainder of (a) Total Availability minus (b) the Committed Exposure.

“Borrowing Base” shall mean, as of any date, the sum of the following, determined as of such date, without duplication:

(a) Eligible Accounts Receivable. The product of the Advance Percent (as defined below in this definition) multiplied by the aggregate amount of all Eligible Accounts Receivable; plus

(b) Finished Goods Inventory; Packaged. Eighty-five percent (85%) of the product of the Appraised Liquidation Percentage (as defined below in this definition) multiplied by the sum of (i) the gross cost of all finished goods inventory owned by the Borrower and Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) which has been packaged for delivery to a customer and, with respect to such inventory owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH), is located in the United States minus (ii) the ZUG Allocation applicable to such inventory; plus

(c) Finished Goods Inventory; Unpackaged. Eighty–five percent (85%) of the product of the Appraised Liquidation Percentage multiplied by the sum of (i) the gross cost of all finished goods inventory owned by the Borrower and Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) which has not been packaged for delivery to a customer and, with respect to such inventory owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH), is located in the United States minus (ii) the ZUG Allocation applicable to such inventory; plus

(d) Raw Materials Inventory. Eighty–five percent (85%) of the product of the Appraised Liquidation Percentage multiplied by the sum of (i) the gross cost of all work-in-process and raw materials inventory owned by the Borrower and Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) and, with respect to such inventory owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH), is located in the United States minus (ii) the ZUG Allocation applicable to such inventory; plus

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(e) Gift Inventory. The lesser of:

(i) eighty–five percent (85%) of the product of the Appraised Liquidation Percentage multiplied by the sum of (i) the gross cost of all inventory owned by the Borrower and Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) and held as a gift to be given with purchased merchandise in the ordinary course of business or as promotional merchandise in the ordinary course of business and, with respect to such inventory owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH), is located in the United States minus (ii) the ZUG Allocation applicable to such inventory; or

(ii) $500,000; plus

(f) Temporary Increase. If the date of determination is during the period from and including August 15 to and including October 31 during any fiscal year of the Borrower, the Temporary Increase Amount; provided, however, that:

(i) if the Borrower delivers a Borrowing Base Certificate at any time after October 1 of such fiscal year of the Borrower which shows that the Borrowing Availability, as calculated in accordance with such Borrowing Base Certificate, is equal to or greater than the Temporary Increase Amount but calculating the Borrowing Base on a pro forma basis without giving effect to this clause (f), then effective as of the date of the delivery of such Borrowing Base Certificate, the Borrower may, by written notice to the Administrative Agent, exclude the amount available under this clause (f) from the Borrowing Base; and

(ii) this clause (f) shall be included when determining the Borrowing Base for all purposes under this Agreement, including when determining Borrowing Availability, Average Borrowing Base Capacity, Borrowing Base Capacity and the Borrowing Base;

plus

(g) Cash Collateral. The amount of cash or cash equivalents that are pledged to the Collateral Agent as collateral for the Obligations and held by the Borrower in one or more securities or investment accounts maintained at the Administrative Agent subject to control agreements in favor of the Administrative Agent that are reasonably satisfactory to the Administrative Agent; minus

(h) Reserves. The Bank Product Reserve and the aggregate amount of the other reserves established by the Administrative Agent at any time and from time to time after the Effective Date that the Administrative Agent determines are necessary to protect the Banks’ interests, such determination to be made in the Administrative Agent’s reasonable and sole discretion. Reserves established under this clause (h) may include, without limitation: (i) with respect to accounts receivable, reserves for Allowance Accounts, customer markdowns, and destroyed in field and (ii) with respect to inventory, inventory classified as long term assets and capitalized costs. The “other reserves” established under this clause (h) shall not include any amounts attributable to Bank Products, such amounts shall be included in the Bank Product Reserve.

As used in this definition, the term “Advance Percent” means eighty–five percent (85%) based on continuing confirmation of a Dilution Percentage of no more than five percent (5%) determined, as of any date, upon the Administrative Agent’s most recent field examination or if the Dilution Percentage is more

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than five percent (5%) determined, as of any date, upon the Administrative Agent’s most recent field examination, such other percent as the Administrative Agent may, at any time hereafter, determine is necessary to protect its interests, such determination to be made in the Administrative Agent’s reasonable sole discretion. The term “Dilution Percentage” means the average dilution percentage for the accounts receivable of the Borrower for the period selected by the Administrative Agent based on its most recent field examination. “Average dilution percentage” shall be calculated by the Administrative Agent for the period by dividing the dilution of accounts receivables occurring during such period by the gross sales for such period and multiplying the resulting quotient by 100. For purposes of the foregoing, “dilution” means any reduction in the value of accounts receivables caused by returns, write–offs, discounts, credits, allowances, and/or any other non–cash offsets asserted by account debtors having the effect of reducing the value of the accounts receivable; provided reductions in the value of accounts receivable arising from Allowance Accounts, customer markdowns, destroyed in field and certain other sales allowances identified by the Administrative Agent will not be considered in calculating dilution if sufficient information is supplied in connection with the Administrative Agent’s field examinations so that such amounts may be included in the reserves established pursuant to clause (h) above in a manner and in an amount satisfactory to the Administrative Agent in its reasonable and sole discretion. The Administrative Agent shall also be entitled to reduce the other advance percentages used in this definition of Borrowing Base in its reasonable and sole discretion. The term “Appraised Liquidation Percentage” means the percentage net liquidation value of inventory determined on an orderly going–out–of–business–sale basis, net of all commissions, associated costs, fees and expenses associated with such liquidation, as determined from the most recent appraisal thereof performed by a credentialed appraiser satisfactory to the Administrative Agent. The Borrowing Base will be calculated without duplication and any items included in reserves, in the calculation of the Dilution Percentage or in an ineligible category (a “Borrowing Base Deduction”) shall not also be included in any other Borrowing Base Deduction. No Accounts or Inventory acquired in a Permitted Acquisition or arising from a business acquired in a Permitted Acquisition shall be included in the Borrowing Base unless and until the Administrative Agent shall be satisfied that the manner of calculating the Borrowing Base as herein set forth is appropriate for the assets and business acquired; provided that for the sole purpose of determining compliance with the test under clause (v) (A) and (B) of the definition of the term “Permitted Acquisition” (and not otherwise), such Accounts and Inventory which satisfy the eligibility requirements hereunder may be included in the Borrowing Base for purposes of the calculation of Borrowing Base Capacity under such test. The Administrative Agent shall make the determination of whether Accounts and Inventory acquired in a Permitted Acquisition or arising from a business acquired in a Permitted Acquisition shall be included in the Borrowing Base as promptly as reasonably possible after receiving a request to do so from the Borrower and after receipt of all collateral audits and appraisals conducted with respect to such Accounts and Inventory as reasonably requested by the Administrative Agent considering, among other factors, the materiality of the Acquisition and the relative similarity of the Accounts or Inventory to the Accounts and Inventory already included in the Borrowing Base.

“Borrowing Base Capacity” has the meaning specified in Section 5.19.

“Borrowing Base Certificate” means a certificate of a senior financial officer of the Borrower, in substantially the form attached hereto as Exhibit C having the blanks therein appropriately completed, setting forth in reasonable detail the calculation of the Borrowing Base as of the date required by Section 5.01(f).

“Call Spread” means an option transaction entered into by the Borrower in connection with the issuance of the Convertible Bonds and the repurchase of its common stock with certain of the proceeds thereof pursuant to which the Borrower will purchase a call option with respect to its common stock while simultaneously writing a call option on the same quantity of stock at a higher strike price than the strike price on the call option purchased.

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“Capital Expenditures” means, with respect to any Person, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of such Person prepared in accordance with GAAP less any cash proceeds received from the disposition of any asset permitted by Section 5.11(b) less expenditures of such Person made in connection with any Permitted Acquisition to the extent included in such expenditures.

“Capital Interests” means:

(i) in the case of a corporation, corporate stock;

(ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii) in the case of a partnership, partnership interests (whether general or limited); and

(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease” shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in conformity with GAAP (determined without giving effect to any change in the accounting for leases under GAAP resulting from the implementation of the proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010) or any successor proposal).

“Capital Stock” shall mean any and all shares, interests, rights to purchase, participations or other equivalents of or interest in (however designated) corporate stock.

“Capitalized Lease Obligations” shall mean, with respect to any Person, the amount of the liability under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP. (determined without giving effect to any change in the accounting for leases under GAAP resulting from the implementation of the proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010 or any successor proposal).

“Cash Flow” has the meaning specified in Section 5.19.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (iii) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d–3 and Rule 13d–5 under the Exchange Act), directly or indirectly, of (a) 35% or more of the voting Capital Interests of the Borrower and (b) more of the voting Capital Interests of the Borrower than are, in the aggregate, beneficially owned by the Principals and their Related Parties at the time of such consummation, (iv) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors, or (v) a “change of control” shall occur as defined in the Senior Notes. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting Capital Interests of the Borrower shall be deemed to be a transfer of such portion of such voting Capital Interests as corresponds to the portion of the equity of such entity that has been transferred.

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“Collateral” shall have the meaning as set forth in the Security Agreement.

“Collateral Agent” means Bank of America, N.A. (successor in interest by merger to Fleet National Bank) in its capacity as the collateral agent for the Administrative Agent and the Banks as provided by this Agreement, or any successor in such capacity.

“Commitment” means, with respect to a Bank, the obligation of such Bank to make advances of funds and purchase participation interests in Letters of Credit in the aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule 1.01 hereto (or, in the case of an Assignee, in its Assignment and Assumption Agreement), as such amount may be: (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.18, and (c) adjusted to reflect assignments pursuant to Section 9.06. As of the Effective Date, the aggregate amount of the Commitments is $300,000,000.

“Committed Exposure” means: (a) at any time of determination and with respect to all the Banks, the sum of the following, without duplication: (i) the aggregate amount of Loans then outstanding; plus (ii) the aggregate amount of Letter of Credit Exposure; plus (iii) all interest, expenses, fees or other amounts both accrued and owed to the Agents or the Banks under all Loan Documents and (b) at any time of determination and when determined with respect to a Bank, the sum of the following, without duplication: (i) the aggregate amount of Loans held by such Bank then outstanding; (ii) the Bank’s participation or other interest in the Swingline Loans; (iii) such Bank’s participation or other interest in the Letter of Credit Exposure; plus (iv) all interest, expenses, fees or other amounts both accrued and owed to such Bank under all Loan Document. When the Committed Exposure of the Swingline Lender is determined in its capacity as a Bank hereunder, its Applicable Percentage of the Swingline Loans then outstanding shall be included instead of the total amount of all Swingline Loans. When the Committed Exposure of the Issuing Bank is determined in its capacity as a Bank hereunder, its Applicable Percentage of the Letter of Credit Exposure then outstanding shall be included instead of the total amount of all Letter of Credit Exposure.

“Commitment Fee Rate” means, as of any date referenced in Section 2.08(b), a rate equal to: (i) 0.500% if the average Unused Utilization for the calendar quarter then most recently ended is greater than 35% and (ii) 0.375% if the average Unused Utilization for the calendar quarter then most recently ended is equal to or less than 35%. The term “Unused Utilization” means, as of any date, the percentage obtained by: (a) dividing (i) the difference of the Total Commitments minus the Committed Exposure on such date by (ii) the Total Commitments and (b) multiplying the resulting quotient by 100. The Commitment Fee Rate shall be 0.375% for the period from the Effective Date until the first business day of the month following the day when the Compliance Certificate required in connection with the quarterly financial statements for the fiscal quarter ended March 31, 2011 is delivered.

“Compliance Certificate” means a certificate of an authorized signatory of the Borrower, in substantially the form of Exhibit E or any other form approved by the Administrative Agent, containing the information required by Section 5.01(c).

“Consent and Subordination Agreement” means: (i) any consent and subordination agreement which has been executed and delivered for the benefit of the Collateral Agent and is in effect as of the Effective Date; and (ii) a consent and subordination agreement substantially in the form of Exhibit D hereto or such other form as the Administrative Agent may reasonably approve.

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“Concentration Account” shall mean a deposit account established at the Administrative Agent by the Borrower and controlled by the Administrative Agent for the benefit of the Secured Parties in which all funds received through the Lockbox Accounts shall be deposited.

“Consolidated EBITDA” means for any period, Consolidated Net Income for such period, plus (i) the sum of (a) Consolidated Net Interest Expense, (b) depreciation, amortization and other non–cash charges, (c) losses on asset sales, exchanges, transfers or other dispositions, and (d) extraordinary, restructuring or other non–recurring losses or charges, (e) plus income tax expense, less (ii) the sum of (a) gains on asset sales, exchanges, transfers or other dispositions, (b) extraordinary or other non–recurring gains or credits, and (c) income attributable to non–cash items or other non–cash credits, in each case to the extent included in arriving at such net income (or loss) for such period and determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Borrower and its Consolidated Subsidiaries for such period (determined without giving effect to any change in the accounting for leases under GAAP resulting from the implementation of the proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010 or any successor proposal).

“Consolidated Net Interest Expense” means for any fiscal period, the cash interest expense of Borrower and its Consolidated Subsidiaries for such fiscal period, determined on a consolidated basis in accordance with GAAP (determined without giving effect to any change in the accounting for leases under GAAP resulting from the implementation of the proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010 or any successor proposal).

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

“Consolidated Total Debt” means at any date, the Indebtedness of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis at such date.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on December 31, 2010 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible Bonds” shall mean unsecured bonds issued or to be issued by the Borrower with the option to convert the amounts owing pursuant thereto to common stock of the Borrower and otherwise on such terms and conditions as are satisfactory to the Administrative Agent in all respects.

“Debt Service” has the meaning specified in Section 5.19.

“Debt Service Pricing Ratio” means, as of any fiscal quarter end, the ratio of the following calculated for the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of the end of such fiscal quarter for the preceding twelve months:

(a) the sum of (i) Consolidated EBITDA minus (ii) Capital Expenditures which were not financed with Indebtedness permitted under clauses (v), (vi) or (ix) of the definition of Permitted Indebtedness; minus (iii) all income and franchise taxes paid in cash; to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 12

(b) the sum of: (i) Consolidated Net Interest Expense; plus (ii) regularly scheduled principal payments made in respect of Indebtedness during such twelve month period; plus (iii) all cash dividends paid on stock of the Borrower during such period.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means any Bank, as determined by the Administrative Agent, that has: (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under two or more other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Disbursement Account” means a disbursement account which the Borrower may maintain with the Administrative Agent and designate as the “disbursement account”. The Borrower is not required to maintain a disbursement account with the Administrative Agent.

“Distribution Agreements” means those Distribution Agreements set forth in Schedule 4.15 attached hereto.

“Dividend” means, as to any Person, any declaration or payment of any dividend or the making of any distribution, loan advance or investment on or with respect to any shares of a Person’s Capital Stock (other than dividends or distributions payable solely in shares or other evidence of ownership of such Person’s Capital Stock). Dividend shall not include the repurchase of a Person’s Capital Stock.

“Dollars” and the sign “$” mean lawful money of the United States.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Domestic Lending Office” means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

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“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Election Date” has the meaning set forth in Section 2.06(b).

“Eligible Accounts Receivable” means the face amount of any of Borrower’s trade accounts receivable for goods sold and/or services rendered by Borrower in the ordinary course of its business which have been invoiced in the normal course of business and which satisfy each of the following requirements (unless waived by all the Banks):

(i) the subject goods have been shipped or delivered to an account debtor (a) on an absolute sale basis and not on consignment, approval or a sale–or–return basis or subject to any other repurchase or return agreement, or (b) on an open account basis, in either case with no part of the subject goods having been returned, rejected, lost or damaged;

(ii) the account is not evidenced by chattel paper or an instrument of any kind, unless such chattel paper or instrument is in the possession of the Collateral Agent, endorsed, if applicable, payable to the order of the Collateral Agent;

(iii) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind;

(iv) the account debtor is located in the United States, Canada or Puerto Rico or if the account debtor is located outside of such jurisdictions, the account debtor provides a letter of credit (with terms satisfactory to the Administrative Agent) issued by a bank acceptable to the Administrative Agent or a foreign credit insurance (with terms satisfactory to the Administrative Agent) issued by a Person acceptable to the Administrative Agent;

(v) the account is a valid, legally enforceable obligation of the account debtor thereunder and is not subject to any offset (other than discount for prompt payment consistent with past practices of Borrower and “contra accounts” or similar obligations of the Borrower owing to such account debtor) or other defenses on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder;

(vi) the account is subject to no Lien, except for the security interest in favor of the Collateral Agent, for the ratable interest of the Administrative Agent and the Banks, under the Loan Documents;

(vii) the invoice evidencing such account has not remained unpaid for a period exceeding (a) one hundred twenty (120) days past the date of invoice or (b), if the applicable account debtor is located inside the United States and is not a retailer, one hundred fifty (150) days;

(viii) to the extent the obligation is with an account debtor that is the federal government or a political subdivision thereof, Borrower has complied with the Federal Assignment of Claim Acts of 1940, and any amendment thereto, with respect to such obligation;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 14

(ix) the account does not arise out of a transaction with any Affiliate of Borrower or any directors, officers or employees of Borrower and Borrower’s Affiliates (excluding Seller and its affiliates);

(x) no more than fifty percent (50%) of the aggregate accounts receivable for the same account debtor shall have remained unpaid for a period exceeding (a) one hundred twenty (120) days after the date of invoice or (b) if the applicable account debtor is located inside the United States and is not a retailer, one hundred fifty (150) days;

(xi) the account is payable in Dollars; and

(xii) the account is not otherwise determined by the Administrative Agent to be difficult to collect, uncollectible or otherwise unacceptable for any reasons, irrespective of how many days past due, as reasonably determined by the Administrative Agent, which determination shall be final and binding.

The aggregate amount of the Eligible Accounts Receivable owed by an account debtor or other Person to Borrower shall be reduced by the amount of all “contra accounts” and other obligations owed by such Borrower to such account debtor or other Person. The amount of the Eligible Accounts Receivable owed by an account debtor or other Person shall be reduced by the amount thereof which is subject to any setoff, discounts granted in connection with the settlement thereof, credit, counterclaim, defense, dispute, recoupment, chargeback or other adjustment If the aggregate amount of the accounts receivable due from a single account debtor or other Person obligated thereon (other than Macy’s or Wal–Mart Inc.) exceeds an aggregate amount equal to fifteen percent (15%) of the aggregate accounts receivable of Borrower at the time of determination, the amount of the excess shall be subtracted from all Eligible Accounts Receivable. The aggregate amount of the accounts receivable due from each of Macy’s and Wal–Mart Inc. which are eligible shall be included in Eligible Accounts Receivable without limit as long as, with respect to each such company, its or its parent’s credit is rated BBB- or better by Standard & Poor’s or Baa3 or better by Moody’s Investor Service.

“Environmental Laws” means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements with Governmental Authorities or other governmental restrictions binding upon the Borrower or any of the Subsidiaries, as applicable, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean–up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as the same may from time to time be amended and remain in effect.

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 15

“Existing Letters of Credit” shall mean the letters of credit originally issued by JPMorgan Chase Bank, N.A., in its capacity as Issuing Bank under the terms of the Prior Credit Agreement, which are outstanding on the Effective Date and are listed on Schedule 1.01(a).

“Event of Default” shall have the meaning as set forth in Section 6.01.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

“FIFO” means on a first in, first out basis as determined in accordance with GAAP.

“Financing Transactions” means the execution and delivery of the Loan Documents, the performance of the transactions contemplated by the Loan Documents, including the borrowing of the Loans and the issuance of Letters of Credit, and the issuance of the Senior Notes and repayment of those certain 7  3/4% senior subordinated notes that mature on January 15, 2014.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of the Borrower formed under the laws of any jurisdiction other than the United States, its territories or any political subdivision thereof substantially all of the assets of which are located outside the United States or that conducts substantially all of its business outside of the United States.

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision or any court or governmental agency, authority, instrumentality or regulatory body.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep–well, to purchase assets, goods, securities or services, to take–or–pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 16

“Guarantee Agreement” means that certain Amended and Restated Guarantee Agreement dated January 29, 2001, pursuant to which the Guarantors unconditionally guarantee the full payment of the obligations described therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, any modification thereto which joins any new Guarantor thereto.

“Guarantor” means each Person that is or becomes party to the Guarantee Agreement as a Guarantor and their respective successors. As of the Effective Date, DF Enterprises, Inc. a Delaware corporation, FD Management, Inc., a Delaware corporation, Elizabeth Arden International Holding, Inc. (formerly known as FFI International, Inc.), a Delaware corporation, RDEN Management, Inc., a Delaware corporation, Elizabeth Arden (Financing), Inc., a Delaware corporation, and Elizabeth Arden Travel Retail, Inc., a Delaware corporation, are the Guarantors.

“Increase Amount” has the meaning specified in Section 2.18.

“Increased Commitment Supplement” has the meaning specified in Section 2.18.

“Indebtedness” shall mean, with respect to any Person, all items which in accordance with GAAP should be included as liabilities on the balance sheet of such Person as at the date as of which Indebtedness is to be determined (other than accruals, deferred revenue and deferred taxes), and, in any event, shall include the following, without limitation or duplication: (a) all obligations of such Person representing borrowed money, including, without limitation, any obligations evidenced by notes, bonds, debentures or similar obligations; (b) any obligation for the deferred purchase price of property or services or an obligation under a conditional sale or other title retention agreement, except trade accounts payable arising in the ordinary course of business; (c) Capitalized Lease Obligations; (d) all obligations of such Person relating to Sale Lease–Back Transactions and securitization transactions; (e) all obligations secured by any Lien to which any property owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, (f) all obligations of others Guaranteed by such Person; (g) all obligations with respect to any letters of credit issued on behalf of such Person to any beneficiary or with respect to which such Person has any reimbursement obligations; and (h) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a target in an Acquisition or any other similar arrangements but only to the extent, in each case under this clause (h), that the arrangement provides for the deferred payment of the purchase price for an Acquisition permitted hereby or an Acquisition consummated prior to the Effective Date.

“Indenture” shall mean the Indenture dated as of January 21, 2011 among the Borrower and U.S. Bank National Association, as trustee, relating to the 7.375% Senior Notes due 2021 in a principal amount equal to $250,000,000. To the extent that any terms defined in an Indenture are incorporated herein as therein defined, such definitions shall be incorporated herein as set forth in such Indenture on the Effective Date, without giving effect to any amendment or other modification thereto unless modified for purposes of such incorporation, with the consent of the Required Banks.

“Interest Period” means with respect to each LIBOR Loan, the period commencing on the date specified in the applicable Notice of Borrowing or Notice of Interest Rate Election and ending one, two, three or six months thereafter (or nine or twelve months, if acceptable to all Banks), as the Borrower may elect in such Notice of Borrowing or Notice of Interest Rate Election; provided that:

(a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 17

(b) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last LIBOR Business Day of a calendar month; and

(c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Inventory” means all inventory (as such term is defined in the Uniform Commercial Code in effect in the State of New York (as the same may be amended or modified from time to time)), whether now owned or hereafter acquired.

“Investment” means any investment in any Person, whether by means of share or other equity interest purchase, capital contribution, loan, advance, time deposit or otherwise.

“Issuing Bank” means JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as the issuer of Letters of Credit, and its successors in such capacity. JPMorgan Chase Bank, N.A. may, in its discretion, arrange for one or more Letters of Credit to be issued by its affiliates, in which case the term “Issuing Bank” shall include any such affiliate with respect to Letters of Credit issued by such affiliate.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.15 and any Existing Letter of Credit.

“Letter of Credit Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Documents” shall mean a letter of credit application, any issued Letter of Credit and any other application or agreement in the form customarily used by the Issuing Bank for or in connection with the issuance of letters of credit.

“Letter of Credit Exposure” means at any time the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.15. The Letter of Credit Exposure shall be expressed in Dollars; provided, however, the aggregate of subsection (i) and (ii) shall not be permitted to exceed $25,000,000. The Letter of Credit Exposure of any Bank at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

“LIBOR Base Rate” means with respect to each Interest Period for a LIBOR Loan, the rate appearing on British Bankers Association Page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, three LIBOR Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 18

Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such LIBOR Loan and Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, three LIBOR Business Days prior to the commencement of such Interest Period. The Administrative Agent shall give notice to the Borrower of the LIBOR Rate as determined for each LIBOR Loan and such notice shall be conclusive and binding, absent manifest error.

“LIBOR Borrowing” means any Loan or portion thereof subject to a LIBOR Base Rate.

“LIBOR Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“LIBOR Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its LIBOR Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its LIBOR Lending Office by notice to the Borrower and the Administrative Agent.

“LIBOR Loan” means at any time a Loan outstanding hereunder which bears interest at such time at a rate based on the LIBOR Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election.

“LIBOR Rate” means with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/32nd of 1%):

LIBOR Base Rate
1.00 – LIBOR Reserve Requirements

“LIBOR Reserve Requirements” means, for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of the “Federal Reserve System” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non–United States office of any bank to United States residents).

“License Agreements” means those license agreements identified as such in Schedule 4.15 attached hereto which Schedule shall be amended from time to time to reflect new licensing agreements.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means advances made under Article 2 of this Agreement and “Loans” made under Article 2 of the Prior Credit Agreement which are outstanding as of the Effective Date.

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“Loan Documents” means this Agreement, the Guarantee Agreement, the Security Agreement, the Notes, any Swap Agreement and any other agreement entered into by the Borrower or any Subsidiary with a Bank or any Affiliate of any Bank relating to a Bank Product, and each other instrument, agreement, certificate or other documentation referred to herein or contemplated hereby, as the same may be amended or otherwise modified from time to time.

“Lockbox Accounts” shall mean the lockbox accounts established from time to time pursuant to the Lockbox Agreements in which all funds received pursuant to the Lockbox Agreements shall be deposited.

“Lockbox Agreements” shall mean any lockbox or other agreement entered into by Borrower or any Guarantor with the Administrative Agent, the Collateral Agent, any Bank or any other institution acceptable to the Administrative Agent which has entered into a control agreement with the Administrative Agent pursuant to which a lockbox and deposit account shall be established into which payments on the Borrower’s and the Subsidiaries’ Accounts and other Collateral shall be sent and deposited, as the same may be amended or otherwise modified.

“Margin Stock” has the meaning given to such term under Regulation U.

“Material Adverse Effect” means (i) a materially adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries considered as a whole, (ii) material impairment of the ability of the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party, or (iii) material impairment of the rights of or benefits available to the Administrative Agent, the Collateral Agent or the Banks under any Loan Document. A delisting, or a suspension of trading, of the common stock issued by the Borrower from the New York Stock Exchange or the NASDAQ shall not constitute a Material Adverse Effect in and of itself provided that the inclusion of this sentence in this definition shall not prevent the Banks from asserting that a Material Adverse Effect shall have occurred based on an event or circumstance that resulted in such delisting or suspension.

“Material Debt” means Indebtedness (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount equal to or exceeding $10,000,000.

“Material Subsidiary” means a Subsidiary of the Borrower that, as of the time of determination of whether such Subsidiary is a “Material Subsidiary”, accounted on a consolidated basis for five percent (5%) or more of the total sales of the Borrower and its Consolidated Subsidiaries for the most recent four fiscal quarters or accounted on a consolidated basis for five percent (5%) or more of the total assets of the Borrower and its Consolidated Subsidiaries as of the most recent date for which a consolidated balance sheet of the Borrower has been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b).

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Proceeds” means gross proceeds received by the Borrower less customary fees and expenses associated with the transactions, including reasonable banking, legal and accounting fees and less income taxes payable by the Borrower as a result of such transaction less, with respect to asset sales, the amount required to be applied to the repayment of Indebtedness secured thereby.

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“New Bank” has the meaning specified in Section 2.18.

“Note” means a promissory note of the Borrower substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay Loans made to it, and “Notes” means any or all of such promissory notes issued hereunder.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.06.

“Obligations” means (a) the “Obligations” as defined in the Guarantee Agreement and (b) the Bank Product Obligations.

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.06.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(i) No Default then exists or would arise from the consummation of such Acquisition;

(ii) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate applicable law;

(iii) The Borrower shall have furnished the Administrative Agent prior notice of such intended Acquisition immediately following approval by its Board of Directors (provided, that no such prior notice shall be required for any Acquisition in which the total consideration paid is less than $10,000,000) and shall have furnished the Administrative Agent with such information regarding the proposed Acquisition as the Administrative Agent reasonably requested so long as such information is readily available;

(iv) The majority of any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, the same general type of business as now conducted by the Borrower or its Subsidiaries, which shall be deemed to include owning, operating or managing spas or salons in which the Borrower’s products are used and/or sold;

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(v) Either (A) the sum of the total consideration paid for all Acquisitions consummated since the Effective Date other than the Acquisitions completed under the permissions of the following subclause (B) plus the total consideration proposed to be paid for the Acquisition in question does not exceed $35,000,000 or (B) the Borrower is in compliance with the following test:

(I)	if such Acquisition is consummated during the period from and including February 1 to and including August 31, then the sum of the following, as reasonably estimated by the Borrower in good faith, must equal or exceed $30,000,000: (1) the sum of the balances of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity as of the anticipated closing date; minus (2) the total cash consideration to be paid for such Acquisition;

(II)	if such Acquisition is consummated during the period from and including September 1 to and including January 31, then the sum of the following, as reasonably estimated by the Borrower in good faith, must equal or exceed $40,000,000: (1) the sum of the balances of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity as of the anticipated closing date; minus (2) the total cash consideration to be paid for such Acquisition;

(however, if such Acquisition is being made under the permissions of this subclause (B) and the total consideration being paid in connection with such Acquisition is equal to or greater than $10,000,000, then no earlier than 5 days prior to the anticipated closing of such Acquisition, the Borrower shall deliver to the Administrative Agent a certificate which demonstrates, in reasonable detail satisfactory to the Administrative Agent, compliance with clauses (i) - (v)).

“Permitted Indebtedness” means (i) any Borrowings made hereunder; (ii) the Senior Notes; (iii) up to $10,000,000 of unsecured Indebtedness incurred or assumed by the Borrower or any Domestic Subsidiary in connection with Permitted Acquisitions; (iv) the intercompany Indebtedness described on Schedule 5.11 (the “Arden Acquisition Indebtedness”); (v) no more than $15,000,000 (in the aggregate) of Purchase Money Indebtedness outstanding at any time, (vi) up to $50,000,000 (in the aggregate) of Indebtedness (in addition to the Arden Acquisition Indebtedness) outstanding at any time owed by Foreign Subsidiaries and any unsecured Guarantee thereof by the Borrower, provided that if such Indebtedness of the Foreign Subsidiaries is secured, then it will only be secured by accounts receivable and inventory of such Foreign Subsidiaries, (vii) unsecured Indebtedness incurred under the terms of the Convertible Bonds and any guarantees by the Guarantors of such Indebtedness as long as the Borrower provides the Administrative Agent and the Lenders: (a) at least 10 Business Days prior notice of the incurrence thereof, which notice shall set forth in reasonable detail the terms upon which such Convertible Bonds will be issued and (b) promptly after such Convertible Bonds are entered into, copies of the documentation pursuant to which such Convertible Bonds are issued, (viii) any unsecured Indebtedness incurred in connection with the Call Spread, (ix) any other unsecured Indebtedness in an aggregate amount of no more than $15,000,000 outstanding at any time, which shall be on such terms and conditions as are satisfactory to the Administrative Agent in all respects, (x) any refinancings of any of the above, which shall be on such terms and conditions as are satisfactory to the Administrative Agent in all respects, (xi) intercompany Indebtedness (in addition to the Arden Acquisition Indebtedness) between or among the Borrower or the Guarantors, as lenders, and any Foreign Subsidiary, as a borrower, which when the aggregate outstanding principal amount thereof is aggregated with the principal amounts committed or outstanding (whichever is greater) under clause (vi) above and the aggregate amount of any Permitted Investment made pursuant to Section 5.09(j), the total shall not exceed $65,000,000 in the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 22

aggregate, provided, that, after giving effect to such intercompany Indebtedness, the Borrower shall have Borrowing Availability under this Agreement of at least $15,000,000 and provided, further, any committed or outstanding principal amounts of Indebtedness under clause (vi) above (whichever is greater) shall permanently reduce dollar–for–dollar the amount of intercompany Indebtedness permitted under this clause (xi) and (xii) unsecured Indebtedness arising under the 7 3/4% senior subordinated notes outstanding under that certain Indenture dated January 13, 2004 between the Borrower, the Guarantors and HSBC Bank USA, N.A., as trustee, provided that such Indebtedness shall not remain outstanding after March 11, 2011.

“Permitted Refinancing” means Indebtedness incurred in any refinancing of any existing Indebtedness (other than the Borrowings hereunder); provided that such refinancing Indebtedness has, as compared to such existing Indebtedness, (a) an equal or greater weighted–average life, (b) final maturity date that is the same or later, (c) a right of payment that is subordinate to or pari passu with such existing Indebtedness, (d) terms and conditions (including those described in clauses (a) through (c)), taken as a whole, no less favorable to the Banks and (e) no collateral securing the payment thereof other than the collateral which secured the payment of the related existing Indebtedness.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Principals” means William Tatham, E. Scott Beattie, J. W. Nevil Thomas, Fred Berens, Maura Clark, Richard C. W. Mauran and A. Salman Amin.

“Purchase Money Indebtedness” means, with respect to any Person, Indebtedness of such Person incurred to acquire assets in the ordinary course of such Person’s business, which Indebtedness is secured by purchase money liens or other liens of a conditional vendor; provided, however, that the Indebtedness secured thereby shall not exceed the cost thereof and provided further that such Indebtedness shall not otherwise be prohibited by the terms of this Agreement.

“Register” has the meaning set forth in Section 9.06.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s affiliates.

“Related Party” with respect to any Principal means (i) any spouse or immediate family member of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Person, referred to in the immediately preceding clause (i).

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“Required Banks” means at any time Banks having more than fifty percent (50%) of the Commitments or, if the Commitments shall have been terminated, Banks with Committed Exposure of more than fifty percent (50%) of the aggregate Committed Exposure.

“Restricted Payment” means (i) any dividend or other distribution on any shares of the capital stock of the Borrower or any Subsidiary (except dividends payable solely in shares of its capital stock) or (ii) any payment (except any payment made with the proceeds of the Convertible Bonds and any payments contemplated by the Call Spread) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of the Borrower or any Subsidiary or (b) any option, warrant or other right to acquire shares of the capital stock of the Borrower or any Subsidiary.

“Revolving Credit Period” means the period from and including the Effective Date to, but excluding, the Termination Date.

“Sale and Lease–Back Transaction” means any arrangement, entered into by the Borrower or a Subsidiary, directly or indirectly, with any Person whereby it shall sell or transfer any asset, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such asset.

“Security Agreement” means that certain Amended and Restated Security Agreement dated January 29, 2001 between the Collateral Agent, the Borrower, and the Guarantors, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Senior Notes” means those certain Senior Notes issued pursuant to the Indenture.

“Subsidiary” means any corporation or other entity now existing or hereafter formed of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Sublicense Agreement” means any and all Sublicense Agreements executed by the Borrower or its Subsidiaries (as applicable) in favor of the Collateral Agent, pursuant to which the Borrower assigns and sublicenses to the Collateral Agent, for the benefit of the Administrative Agent and the Banks, any and all rights of the Borrower in and to the License Agreements.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means at any time the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of a Bank at any time shall mean its Applicable Percentage of the Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), in its capacity as the lender of Swingline Loans hereunder, and its successors in such capacity or any Swingline Lender that for purposes of Section 2.03, is a Swingline Lender.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 24

“Swingline Limit” means $20,000,000 or such other amount as may be established from time to time by the Swingline Lender.

“Swingline Loan” means an advance made by the Swingline Lender pursuant to Section 2.03.

“Temporary Increase Amount” means the Dollar amount equal to the lesser of:

(a) $25,000,000 and

(b) the sum of:

(i) five percent (5%) of all Eligible Accounts Receivable; plus

(ii) ten percent (10%) of the product of the Appraised Liquidation Percentage (as defined below in this definition) multiplied by the difference of (y) the gross cost of all finished goods inventory owned by the Borrower and Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) that has been packaged for delivery to a customer and, with respect to such inventory owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH), that is located in the United States minus (z) the ZUG Allocation applicable to such inventory; plus

(iii) ten percent (10%) of the product of the Appraised Liquidation Percentage (as defined below in this definition) multiplied by the difference of (y) the gross cost of all finished goods inventory owned by the Borrower and Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) that has not been packaged for delivery to a customer and, with respect to such inventory owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH), that is located in the United States minus (z) the ZUG Allocation applicable to such inventory; plus

(iv) ten percent (10%) of the product of the Appraised Liquidation Percentage (as defined below in this definition) multiplied by the difference of (y) the gross cost of all work-in-process and raw materials inventory owned by the Borrower and Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) and that, with respect to such inventory owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH), is located in the United States minus (z) the ZUG Allocation applicable to such inventory; plus

(v) ten percent (10%) of the product of the Appraised Liquidation Percentage (as defined below in this definition) multiplied by the difference of (y) the gross cost of all inventory owned by the Borrower and Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) and held as a gift to be given with purchased merchandise in the ordinary course of business or as promotional merchandise in the ordinary course of business and that, with respect to such inventory owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH), is located in the United States minus (z) the ZUG Allocation applicable to such inventory.

“Termination Date” means January 21, 2016.

“Total Availability” has the meaning set forth in Section 2.01(c).

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“Total Commitments” means the aggregate maximum principal amount of the Commitments of the Banks.

“Type” has the meaning set forth in Section 1.03.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unreserved Bank Product” has the meaning set forth in the definition of Bank Products.

“ZUG Allocation” means, at any time and with respect to a category of inventory included in the Borrowing Base, a dollar amount equal to that percentage of the gross cost of such inventory that is then most recently established as being attributable to the inventory that is owned by Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH) and that is located in the United States, such percentage to be determined by the Borrower in good faith, based upon an estimate of the forecasted production for Elizabeth Arden Manufacturing S.a.r.l. (f/k/a Elizabeth Arden GmbH).

Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks prior to the Effective Date.

Section 1.03. Types of Borrowings. Borrowings and Loans hereunder are distinguished by “Type”. The Type of a Loan refers to whether such Loan is a Base Rate Loan, a LIBOR Loan or a Swingline Loan. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period (if applicable). Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a “LIBOR Borrowing”) or by reference to the provisions of Article II under which participation therein is determined.

ARTICLE II.

The Credits

Section 2.01. Commitments to Lend.

(a) Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make advances to the Borrower from time to time in amounts that will not result in (i) such Bank’s Committed Exposure at any time exceeding its Commitment, or (ii) the Committed Exposure at any

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 26

time exceeding the Total Availability. Within the foregoing limits, the Borrower may borrow under this subsection, repay (subject to the limitations of Section 2.13), or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection (a). All Loans shall be made in Dollars.

(b) Borrowings Ratable. Each Borrowing under this Section 2.01 shall be made from the Banks in proportion to their respective Commitments.

(c) Total Availability. The Total Availability shall be equal to the lesser of:

(x) the Borrowing Base as in effect from time to time, or

(y) the aggregate amount of the Commitments.

The Borrowing Base shall be adjusted upon the Administrative Agent’s review and acceptance of (i) each Borrowing Base Certificate submitted by the Borrower or (ii) any additional information obtained by the Administrative Agent (including any Notice of Borrowing or updated Borrowing Base Certificates) relating to the determination of Eligible Accounts Receivable and the Inventory included in the Borrowing Base.

Section 2.02. Notice of Borrowings.

(i) Formal Notice. Borrower shall give the Administrative Agent telephone notice followed by written confirmation (“Notice of Borrowing”) not later than 11:00 a.m. (New York, New York time) on (a) the date of any Base Rate Borrowing (other than a Swingline Loan which is governed by Section 2.03 hereof) or (b) three (3) LIBOR Business Days before any LIBOR Borrowing, specifying:

(A) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a LIBOR Business Day in the case of a LIBOR Borrowing;

(B) the aggregate amount of such Borrowing (which must be in an amount such that each Bank’s Applicable Percentage thereof shall, at a minimum, be $500,000 or a larger multiple of $100,000, except that any Borrowing may be in an aggregate amount equal to the excess of the Total Availability over the Committed Exposure);

(C) whether the Loans comprising such Borrowing are to be Base Rate Loans or LIBOR Loans; and

(D) in the case of a LIBOR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(ii) Automatic Borrowing. No notice of a request for a Loan in accordance with Section 2.02 or Section 2.03 hereof shall be required to be presented by Borrower to the Administrative Agent: (A) if no Default exists, and a check, checks or other debit shall be presented for payment against the Disbursement Account on a Business Day when funds are not otherwise available therein to honor such debits or (B) when any Obligation is due hereunder. In either such event, the Administrative Agent shall without Borrower’s or any Bank’s consent (in the case of clause (B)), promptly advise the Banks of the amount of the Loans or shall advise the Swingline Lender of the amount of Swingline Loans, in each case as is necessary (x) to be credited to the Disbursement Account on such day to permit such debits to be honored provided no Default exists or (y) to pay the amount of the Obligation due and unpaid. Not later than 3:00 p.m. on any day the Banks are advised of a Loan under

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 27

this Section 2.02(ii), each Bank will make available the amount of the Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Borrower. However, if the Swingline Lender is advised of such amount, the Swingline Lender will make available the amount of the Swingline Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Borrower not later than 3:00 p.m. on such date. The amounts so received by the Administrative Agent, shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by crediting the same to the Disbursement Account or by utilizing the same to pay the Obligations, as applicable. Loans made under this Section 2.02(ii) shall be made as Base Rate Loans.

Section 2.03. Swingline Loans.

(a) Commitment.

(i) Swingline Loans. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make one or more advances to the Borrower from time to time from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Swingline Limit; provided, however, except as permitted by Section 2.03(a)(ii): (A) the Committed Exposure shall never exceed the Total Availability and (B) the Committed Exposure applicable to a Bank (including the Swingline Lender as a Bank) shall never exceed such Bank’s Commitment. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Swingline Limit. All Swingline Loans shall be made in Dollars and shall consist only of Base Rate Loans. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the Disbursement Account or by wire transfer to such third party as the Borrower may direct.

(ii) Permitted Overadvances. The Swingline Lender may extend Swingline Loans even if after giving effect thereto the Committed Exposure exceeds the Total Availability (each such Swingline Loan herein an “Overadvance Loan”) if it determines to do so in its discretion (the Swingline Lender however having no obligation to do so) and the following conditions are satisfied as of the date when the Overadvance Loan is made: (A) the aggregate amount by which the Committed Exposure exceeds the Total Availability does not at any time exceed five percent (5%) of the total amount of the Commitments of all Banks (such aggregate amount, herein the “Overadvance”); (B) the Committed Exposure shall at no time exceed the aggregate amount of the Commitments; (C) no other Overadvance Loan had been outstanding for more than forty–five (45) consecutive days; (D) no other Overadvance Loan had been made within the last one hundred and eighty days (180); and (E) the applicable Overadvance results from the payment by the Swingline Lender of any amounts required to maintain, protect or realize upon the Collateral or to prevent a cessation of business by the Borrower or any of the Subsidiaries. The fact that the Swingline Lender may make an Overadvance Loan or an Overadvance may exist, shall not constitute a waiver of the rights and remedies of the Administrative Agent and the Banks under this Agreement and the Administrative Agent and the Banks, may at any time require the Borrower’s strict compliance with this Agreement, including without limitation, the provisions of Section 2.11(b)(i). The terms of this Section 2.03(a)(ii) are provided to facilitate the administration of the facility contemplated hereby as among the Banks. This Section 2.03(a)(ii) shall not give the Borrower any substantive rights against the Swingline Lender or any other Bank and is for the sole benefit of the Administrative Agent and the Banks.

(iii) Bank Participation. On the date a Swingline Loan is made by the Swingline Lender (including, without limitation, any Swingline Loan that is an Overadvance Loan made in accordance with clause (ii) immediately above), the Swingline Lender shall be deemed without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Swingline Lender a risk participation to the extent of such Bank’s Applicable Percentage in the Swingline Loan so made, such participation to be funded in accordance with clause (c) of this Section 2.03.

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(b) Evidence of Swingline Loans. The Swingline Loans made by the Swingline Lender shall be evidenced by this Agreement.

(c) Repayment of Swingline Loans; Funding of Participation. The Borrower promises to pay to the order of the Swingline Lender for its own account the outstanding principal amount of each Swingline Loan on the earlier of (i) the Termination Date, (ii) the date which is seven (7) days after the Swingline Loan is made or (iii) the date after a Swingline Loan is made when any other Loan is made pursuant to a formal Notice of Borrowing under Section 2.02 (the earlier of such date with respect to a Swingline Loan herein the “Swingline Maturity”). Subject to the other terms and conditions of this Agreement, Borrower may repay a Swingline Loan on its Swingline Maturity under clause (ii) above or at any time prior thereto by requesting another Loan in accordance with the terms hereof and with the proceeds of such other Loan payable to the Swingline Lender for its own account. The Swingline Lender, at any time in its sole and absolute discretion and whether or not a Swingline Maturity shall have occurred, may require that each Bank fund its participation in the then outstanding principal amount of all Swingline Loans (including, without limitation, any Swingline Loan made as an Overadvance Loan in accordance with Section 2.03(a)(iii)) by giving each Bank notice thereof. Additionally, if the Borrower shall not have repaid a Swingline Loan by 1:00 p.m. (New York City time) on the corresponding Swingline Maturity, the Swingline Lender will notify each Bank of the aggregate principal amount of the Swingline Loan which has not been repaid. Upon the giving of any notice by the Swingline Lender under either of the preceding two sentences, each Bank shall make available to the Swingline Lender in immediately available funds, an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loan or Swingline Loans subject to such notice by not later than 3:00 p.m. (New York City time) on the date such notice is received if such notice is received by 1:00 p.m. (New York City time) or by 11:00 a.m. (New York City time) on the next Domestic Business Day, if such notice is received after 1:00 p.m. (New York City time), whether or not the conditions to a Loan under Article III are satisfied. Amounts funded by a Bank under this Section 2.03(c) shall be Base Rate Loans.

(d) Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Bank to fund its participation in the Swingline Loans in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set–off, counterclaim, defenses, or other rights which such Bank, Borrower, any Guarantor, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan under Article III to be satisfied; (f) the fact that after giving effect to the funding of the participation the Committed Exposure may exceed the Borrowing Base; (g) the fact that the Swingline Loan is an Overadvance Loan made in accordance with Section 2.03(a)(iii); or (h) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Bank fails to fund its participation in a Swingline Loan as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Swingline Lender the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded at a rate per annum equal to the Federal Funds Effective Rate for such period and the Administrative Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due under this sentence.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 29

Section 2.04. Notice to Banks; Funding of Loans.

(a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s Applicable Percentage (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b) Not later than 1:00 p.m. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01 to the account of the Administrative Agent at such place as shall have been notified by the Administrative Agent to the Banks by not less than five Domestic Business Days’ notice. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent’s aforesaid address.

(c) If an Issuing Bank has not received from the Borrower a payment required by Section 2.15(g) to be made to such Issuing Bank by 1:00 p.m. (New York City time) on the date on which such payment is due, as provided in Section 2.15(g), such Issuing Bank shall promptly notify the Administrative Agent thereof and, promptly following receipt of such notice, the Administrative Agent will notify each Bank of the Letter of Credit Disbursement and such Bank’s Applicable Percentage of such Letter of Credit Disbursement. Not later than 3:00 p.m. (New York City time) on such date, each Bank shall make available such Bank’s Applicable Percentage of such Letter of Credit Disbursement, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01, and the Administrative Agent will promptly make such funds available to such Issuing Bank. Thereafter, any payments made by the Borrower in respect of such Letter of Credit Disbursement shall be paid to the Administrative Agent in Dollars (and such Issuing Bank shall promptly remit such payments to the Administrative Agent if received by such Issuing Bank) and the Administrative Agent will promptly remit to each Bank that shall have made such funds available its Applicable Percentage of any amounts subsequently received by the Administrative Agent from such Issuing Bank or the Borrower in respect of such Letter of Credit Disbursement (excluding interest for the account of such Issuing Bank for the period prior to the date that such Bank shall have made such funds available).

(d) Unless the Administrative Agent shall have received written notice from a Bank prior to the date of any Borrowing, or prior to the time of any required payment by such Bank in respect of a Letter of Credit Disbursement, that such Bank will not make available (which can only be refused if there exists an Event of Default identified by such Bank) to the Administrative Agent such Bank’s share of such Borrowing or payment, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing or payment in accordance with subsection (b) or (c), as applicable, of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower or the applicable Issuing Bank, as the case may be, on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Administrative Agent until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 or Section 2.15(g), as applicable, and (ii) in the case of such Bank, the Federal Funds Rate. In the case of a Borrowing, if such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

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Section 2.05. Notes.

(a) The Loans of each Bank to the Borrower shall be evidenced by a single Note of the Borrower payable to the order of such Bank for the account of its Applicable Lending Office.

(b) Upon receipt of each Bank’s Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, Type and maturity of each Loan made by it to the Borrower and the date and amount of each payment of principal made by the Borrower with respect thereto and may, in connection with any transfer of any of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan of the Borrower then outstanding; provided that (and the Borrower understands and agrees that) the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

Section 2.06. Interest Rate Elections.

(a) The initial Type of Loans comprising each Borrowing, and the duration of the initial Interest Period applicable thereto if they are initially LIBOR Loans, shall be as specified in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of, or the duration of the Interest Period applicable to, the Loans (other than Swingline Loans) included in any Borrowing (excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and Article VIII), as follows:

(i) if such Loans are Base Rate Loans (other than a Swingline Loan), the Borrower may elect to designate such Loans as LIBOR Loans, may elect to continue such Loans as Base Rate Loans or may elect to designate such Loans as any combination of Base Rate Loans and LIBOR Loans; and

(ii) if such Loans are LIBOR Loans, the Borrower may elect to designate such Loans as Base Rate Loans, may elect to continue such Loans as LIBOR Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans and LIBOR Loans.

Notwithstanding the foregoing, the Borrower may not elect an Interest Period for LIBOR Loans unless the aggregate outstanding principal amount of each Bank’s Applicable Percentage of the LIBOR Loans (including any such LIBOR Loans made pursuant to Section 2.01 on the date that such Interest Period is to begin) to which such Interest Period will apply is at least $500,000 or any larger multiple of $100,000 provided, however, at no time during the period of (i) August 15 to and including October 31 shall there be more than fourteen (14) different Interest Periods outstanding and (ii) November 1 to and including August 14 of any fiscal year of the Borrower shall there be more than eight (8) different Interest Periods outstanding.

(b) Any election permitted by subsection (a) of this Section may become effective on any LIBOR Business Day specified by the Borrower (the “Election Date”); provided that, with respect to any outstanding LIBOR Loan, the Borrower may not specify an Election Date that is other than the last day of the Interest Period therefor. Each such election shall be made by the Borrower by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 11:00 a.m. (New York City time) on (x) the Election Date, if all the resulting Loans will be Base Rate Loans and (y) the date three (3) LIBOR Business Days before the Election Date, if the resulting Loans will include LIBOR Loans. Each Notice of Interest Rate Election shall specify with respect to the outstanding Loans to which such notice applies:

(i) the Election Date;

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(ii) if the Type of Loan is to be changed, the new Type of Loan and, if such new Type is a LIBOR Loan, the duration of the new Interest Period applicable thereto;

(iii) if such Loans are LIBOR Loans and the Type of such Loans is to be continued for an additional or different Interest Period, the duration of such additional or different Interest Period; and

(iv) if such Loans are to be designated as a combination of Base Rate Loans, or LIBOR Loans, the information specified in clauses (i) through (iii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period and the last sentence of subsection (a) of this Section.

(c) Upon receipt of a Notice of Interest Rate Election, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share of such Borrowing and such notice shall not thereafter be revocable by the applicable Borrower.

(d) If a Borrower (i) fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent electing to continue or change the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing as provided in this Section and (ii) has not theretofore delivered a notice of prepayment relating to such Loans, then such Borrower shall be deemed to have given the Administrative Agent a Notice of Interest Rate Election electing to change the Type of such Loans to (or continue the Type thereof as) Base Rate Loans, commencing on the last day of the then current Interest Period.

Section 2.07. Interest Rates.

(a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or is converted to a Loan of another Type, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable monthly in arrears on the first Domestic Business Day of each month and, with respect to the principal amount of any Base Rate Loan converted to a LIBOR Loan, on the date such Base Rate Loan is so converted.

(b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Rate plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

(c) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day each Swingline Loan is outstanding, at such rate per annum equal to the Base Rate plus the Applicable Margin for such day. Such interest shall be payable monthly in arrears on the first Domestic Business Day of each month.

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(d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder pursuant to the terms hereof. The Administrative Agent shall give prompt notice to the applicable Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(e) Notwithstanding the foregoing, upon the occurrence and continuation of an Event of Default, all Loans shall bear interest at a rate per annum equal to the sum of 2% plus the Base Rate plus the Applicable Margin for Base Rate Loans.

Section 2.08. Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks that are not Defaulting Banks based on their Applicable Percentage a commitment fee at the applicable per annum Commitment Fee Rate. Such commitment fee shall accrue from and including the Effective Date to, but excluding, the date on which the Commitments expire or terminate, on the daily average unused portion of the Total Commitments. The Administrative Agent shall determine the Commitment Fee Rate applicable from time to time hereunder.

(b) Payments. Accrued fees under this Section shall be payable quarterly in arrears on (i) the third Domestic Business Day following the last day of March, June, September and December in each year, commencing on the first such date that occurs after the Effective Date and (ii) the date on which the Commitments expire or terminate. The Administrative Agent shall determine the amount of accrued fees payable hereunder on each payment date and notify the Borrower thereof.

(c) For purposes of determining the applicable Commitment Fee payable to the Swingline Lender, the aggregate outstanding principal amount of Swingline Loans shall be considered outstanding for purposes of the Borrower and the Swingline Lender, only.

Section 2.09. Reduction or Termination of Commitments.

(a) The Borrower may, upon at least five Domestic Business Days’ notice to the Administrative Agent, terminate the Total Commitment at any time, or proportionately reduce from time to time each Bank’s Commitment by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, provided, however that any reduction in the aggregate amount of the Commitments shall be expressly conditioned upon the Borrower demonstrating projected Borrowing Availability (acceptable to the Administrative Agent) for the next twelve (12) months of at least $35,000,000 and, on any date, the Total Commitment may not be reduced to less than an amount equal to the greater of: (i) the Swingline Limit and (ii) the Committed Exposure as of such date.

(b) Unless earlier reduced or terminated pursuant to Section 2.09(a), the aggregate amount of the Commitments shall terminate on the Termination Date.

Section 2.10. Maturity of Loans. The Loans shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date; provided that each Swingline Loan shall also be due and payable as set forth in Section 2.03.

Section 2.11. Prepayments.

(a) Voluntary Prepayments. Subject to Section 2.13, the Borrower may, upon at least one Domestic Business Day’s notice (or, if such prepayment is made prior to noon, on the same day or in the case of a Borrowing of LIBOR Loans, two LIBOR Business Days’ notice) to the Administrative

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Agent, prepay any Borrowing of the Borrower in whole at any time, or from time to time in part in amounts aggregating $2,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(b) Mandatory Prepayments.

(i) If at any time the Committed Exposure exceeds the Total Availability, the Borrower shall immediately upon notice from the Administrative Agent: (i) repay, by payment to the Administrative Agent for the account of the Banks, to be applied to the Loans, the amount of such excess, and/or (ii) furnish Collateral and/or repay the Swingline Loan and/or Letter of Credit Exposure, in an amount equal to such excess;

(ii) The Borrower shall make a prepayment/repayment of the Loans in the amount of 100 % of Net Proceeds from the issuance of equity or debt other than Net Proceeds from any such issuance that are: (A) used for a Permitted Refinancing; or (B) used within two business days of the date of receipt to fund a Permitted Acquisition; and

(iii) The Borrower shall make a prepayment of the Loans in the amount of 100% of the Net Proceeds from the sale of assets permitted under Section 5.11(b).

The mandatory repayments set forth in this Section 2.11 shall be applied first to reduce all outstanding principal, interest and fees on Swingline Loans, second to reduce all outstanding principal, interest and fees on other Loans and third to cash collateralize the principal amount and any fees of the Letter of Credit Exposure.

(c) Swingline Prepayments. The Borrower may, upon notice to the Administrative Agent prior to 12:00 Noon (New York City time) on the date of prepayment (which shall be a Domestic Business Day), prepay any Swingline Loan of the Borrower in whole at any time, or from time to time in part, by paying the Swingline Lender the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

(d) Notice of Prepayments. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank (or, in the case of a Swingline Loan, the Swingline Lender) of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

(e) Control of Cash and Application to Obligations. Prepayment will also be made on the Loans as a result of the Administrative Agent’s control of collections on Collateral as described in Section 2.16.

Section 2.12. General Provisions as to Payments.

(a) Except as otherwise expressly provided herein, all payments to be made by the Borrower hereunder or under the Notes shall be made not later than 1:00 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

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(b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on the LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding LIBOR Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c) Unless the Administrative Agent shall have been notified by a Bank or Borrower (the “Payor”) prior to the date on which such Bank is to make payment to the Administrative Agent hereunder or Borrower is to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, (i) the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period and (ii) the Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (i).

Section 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any LIBOR Rate Loan (pursuant to Article II or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of any applicable period fixed pursuant to the terms hereto, or if the Borrower fails to borrow any LIBOR Loans after notice has been given to any Bank in accordance with Section 2.04(a) or to change or continue the Type of, or the duration of the Interest Period applicable to, any LIBOR Loans after notice has been given to any Bank in accordance with Section 2.06(c), the Borrower shall reimburse each Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan) including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.14. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15. Letters of Credit.

(a) The Borrower may request the issuance of letters of credit by JPMorgan Chase Bank, N.A., in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, appropriately completed, for the account of the Borrower or one or more of its Subsidiaries, at any time and from time to time during the Revolving Credit Period; provided that any Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit the Committed Exposure shall not exceed the amount of Total Availability.

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(b) Each issuance of any Letter of Credit shall be made on such prior notice from the Borrower to JPMorgan Chase Bank, N.A. as shall be acceptable to such Issuing Bank specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the date that is one Domestic Business Day prior to the Termination Date, and (ii) subject to renewal, the date one year after the date of such Letter of Credit, or, if such Letter of Credit is issued to a beneficiary outside the United States, the date that is five Domestic Business Days prior to the Termination Date), the amount and currency of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, whether such Letter of Credit is a documentary or stand–by Letter of Credit, the purpose of such Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit. Each Issuing Bank will give the Administrative Agent prompt notice of the issuance and amount of each Letter of Credit issued by it, the currency thereof and the expiration of such Letter of Credit. Each Issuing Bank will give the Administrative Agent and the Borrower daily notice of the aggregate amount available to be drawn under all outstanding Letters of Credit issued by it a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit issued by it and the amount thereof, the expiration of any such Letter of Credit and any payment on drafts presented under such Letters of Credit.

(c) Each Issuing Bank that issues a Letter of Credit, by the issuance of such Letter of Credit and without any further action on the part of such Issuing Bank or the Banks in respect thereof, hereby grants to each Bank, and each Bank hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Bank’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of such Issuing Bank, in accordance with Section 2.04(b), such Bank’s Applicable Percentage of each Letter of Credit Disbursement made by such Issuing Bank and not reimbursed by the Borrower when due in accordance with subsection (f) of this Section; provided that the Banks shall not be obligated to make any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or willful misconduct of such Issuing Bank.

(d) Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to subsection (c) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any circumstance described in Section 2.03(d), any amendment, renewal or extension of a Letter of Credit or the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso in subsection (c) above).

(e) Upon each issuance of a Letter of Credit, Borrower agrees to pay the Applicable Letter of Credit Fee to the Banks, and a fronting fee to be determined by the Issuing Bank. Fees under this subsection shall be calculated by the applicable Issuing Bank and shall be payable quarterly in advance on the third Domestic Business Day following the last day of March, June, September and December in each year and on the Termination Date (or any earlier date on which the Commitments are terminated). The applicable Issuing Bank will notify the Borrower of the amount of accrued fees payable hereunder on each payment date. In addition to the foregoing, the Borrower shall pay directly to each Issuing Bank, for its account, such Issuing Bank’s customary processing and documentation fees in connection with the issuance or amendment of or payment on any Letter of Credit, payable within fifteen (15) days after demand therefor by such Issuing Bank.

(f) If an Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay directly to such Issuing Bank an amount equal to the amount of such draft before 2:00 p.m. (New York City time), on the day on which such Issuing Bank shall have notified the Borrower (as provided in subsection (j) below) that payment of such draft will be made; provided that, if the

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Borrower shall not have received notice of such draft before 10:00 a.m. (New York City time) on the date that payment of such draft is made, then such payment may be made by the Borrower to such Issuing Bank on the Domestic Business Day immediately following the date of receipt by the Borrower of notice of such payment, together with interest (at a rate per annum equal to the sum of the Applicable Margin for LIBOR Loans at the time plus the rate determined by such Issuing Bank to be equal to the rate per annum at which deposits in the same currency as such draft are then being offered to such Issuing Bank in the London interbank market for a period of one month) on the amount of such draft from and including the date such draft was paid by such Issuing Bank to but excluding such next Domestic Business Day. If the Borrower shall fail to pay any amount required to be paid by it under this subsection when due, such unpaid amount shall bear interest, for each day from and including the due date to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue Base Rate Loans.

(g) The Borrower’s obligation to reimburse Letter of Credit Disbursements as provided in subsection (f) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document;

(ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent, the Collateral Agent or any Bank or any other Person in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit, subject to subsection (i) below; and

(v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this subsection (g), constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

(h) None of the Banks (including any Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agent shall be liable or responsible by reason of or in connection with (and the Borrower shall indemnify and hold harmless each of the Banks, the Issuing Banks, the Administrative Agent and their officers, directors, employees and agent from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising by reason of or in connection with) the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (g) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, or (iv) any consequences arising from causes beyond the control of any Issuing Bank, including, without limitation, any government acts, or any other

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circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of an Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (y) an Issuing Bank’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (h) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so in accordance with their Applicable Percentage. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from an Issuing Bank’s gross negligence or willful misconduct, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) an Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any material respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of such Issuing Bank.

(i) Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent, the Borrower of such demand for payment and whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section. The Administrative Agent shall promptly give each Bank notice thereof.

(j) If at any time the Committed Exposure exceeds the Total Availability, then the Borrower shall provide cash collateral in respect of the Letter of Credit Exposure as provided below in an amount equal to such excess; provided that, solely for purposes of determining whether the Borrower is in compliance with the foregoing requirements of this subsection (j), the Total Availability shall be increased by the amount of any cash collateral then held by the Administrative Agent pursuant to this subsection (j). In the event that the Borrower is required pursuant to the terms of this Agreement to provide cash collateral in respect of the Letter of Credit Exposure, the Borrower shall deposit in an account with the Administrative Agent, for the benefit of the Banks (including the Issuing Banks), an amount in cash equal to (x) in the case of a deposit required pursuant to the first sentence of this subsection (j), the amount specified therein, or (y) in the case of a deposit required as a result of an Event of Default, the entire Letter of Credit Exposure. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to the first sentence of this subsection (j), the Administrative Agent shall return such amount (to the extent not applied as aforesaid) to the Borrower, from time to time, to the extent that doing so would not give rise to an

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obligation on the part of the Borrower to provide additional cash collateral pursuant to such sentence. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Domestic Business days after all Events of Default have been cured or waived, and if prior to such return the amount of the Letter of Credit Exposure is reduced, any excess of the amount deposited (to the extent not applied as aforesaid and disregarding interest or profits on investments) over the reduced amount of the Letter of Credit Exposure shall be returned to the Borrower promptly after such reduction gives rise to such excess. Notwithstanding the foregoing, if any Obligation payable by the Borrower hereunder is due and payable but remains unpaid at the time that the Administrative Agent would otherwise be required to return any amount of cash collateral to the Borrower hereunder, the Administrative Agent may retain such cash collateral and apply the amounts retained to the payment of such unpaid Obligation.

Section 2.16. Application of Payments and Collateral.

(a) Prior to Default. Notwithstanding anything in the Security Agreement to the contrary, at all times during this Agreement the Borrower will instruct all customers and other Persons making payment on Accounts and other Collateral to make all payments thereon to a Lockbox Account. In the event the Borrower (or any Affiliate of the Borrower or any Person acting for or in concert with the Borrower) at any time during the term of this Agreement shall receive any monies, checks, drafts or other similar negotiable items of payments made with respect to Accounts and other Collateral, the Borrower or such Persons shall receive the same in trust and shall promptly deposit the same into a Lockbox Account. The Borrower agrees that it will cause the funds on deposit in Borrower’s Lockbox Accounts to be paid to the Administrative Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer. The funds deposited into the Concentration Account (over which the Borrower shall have no control) or wire transferred to the Administrative Agent from the Lockbox Accounts shall be applied by the Administrative Agent on the day of their receipt if received by 1:00 p.m. (New York City time) on a Domestic Business Day and on the next Domestic Business Day if received after such time: first, to repay outstanding Swingline Loans; second, to repay other outstanding Loans that are Base Rate Loans and all outstanding reimbursement obligations under Letters of Credit; third, to repay outstanding Loans that are LIBOR Loans and all breakage costs due in respect of such repayment or, at the Borrower’s option (if no Event of Default has occurred and is then continuing), to fund a cash collateral deposit to a cash collateral account at the Administrative Agent or the Collateral Agent with direction to pay, all or a portion of any such outstanding LIBOR Loans on the last day of the next ending Interest Period therefor; fourth, to pay interest due and payable on the Loans and to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Collateral Agent or any Bank, fifth, to pay all other Obligations that are then outstanding and payable under this Agreement; and sixth, if after the foregoing applications no Default exists and available funds remains available to be disbursed, the Administrative Agent shall deposit such remaining amount to the Disbursement Account or transfer such funds as Borrower shall otherwise direct.

(b) After Default. Notwithstanding anything in the Security Agreement or in the Guaranty Agreement to the contrary, all funds (i) received by either Agent from the enforcement of the Guarantee Agreement or from the Collateral Agent’s sale or other liquidation of the Collateral when an Event of Default exists (including, without limitation, any amounts paid as adequate protection payments or any other distributions in any bankruptcy or insolvency proceeding made on or in respect of any Collateral) or (ii) deposited into the Concentration Account after an Event of Default exists shall first be applied as payment of the accrued and unpaid fees of the Agents hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses) owing to the either Agent in its capacity as an Agent hereunder only and then any remaining amount of such proceeds shall be distributed:

(i) first, to an account at the Administrative Agent over which the Administrative Agent shall have control in an amount sufficient to fully collateralize all Letter of Credit Exposure in an amount equal to 101% of all Letter of Credit Exposure then outstanding; and

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(ii) second, to the Banks, pro rata in accordance with the respective unpaid amounts of the Obligations (excluding any Bank Product Obligations arising in connection with an Unreserved Bank Product) until all such Obligations have been paid and satisfied in full or cash collateralized; and

(iii) third, to the Banks, pro rata in accordance with the respective unpaid amounts of remaining Obligations.

For purposes of subclause (ii) preceding: (A) in determining the Banks’ pro rata portion, the Bank Product Obligations shall only be included to the extent of the related Bank Product Amount then most recently established; and (B) payments to a Bank with respect to Bank Product Obligations shall not exceed the Bank Product Amount then most recently established with respect thereto.

After all the Obligations (including without limitation, all contingent Obligations) have been paid and satisfied in full and all Commitments terminated, any proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Borrower or as otherwise determined by applicable law or applicable court order. All credits against the Obligations shall be conditioned upon final payment to the Agents of the items giving rise to such credits and shall be subject to fully available funds. If any amount applied under this Section is subsequently dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Agents shall have the right to reverse such credit and charge the amount of such item to the Borrower, who shall indemnify the Agents, the Issuing Bank and the Banks against all claims and losses resulting from such dishonor or return.

Section 2.17. Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Loan shall be made by the Banks, each payment of fees under Section 2.08 and Section 2.15 shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks pro rata according to their respective Applicable Percentages; (ii) the making, conversion, and continuation of Borrowings of a particular Type shall be made pro rata among the Banks holding Loans of such Type according to their respective Applicable Percentages; (iii) each payment and prepayment of principal of or interest on Loans or reimbursement obligations in respect of Letters of Credit by the Borrower shall be made to the Administrative Agent for the account of the Agent or the Banks holding such Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by such Banks (provided that (1) only the Swingline Lender shall be entitled to principal and interest on the Swingline Loan unless the other Banks have funded their participations therein and (2) as long as no default in the payment of interest exists, payments of interest made when the Banks are holding different Types of Loans applicable to the same Borrowing, shall be made to the Banks in accordance with the amount of interest actually owed to each based on the Type of Loan held by each such Bank); and (iv) the Banks (other than the Issuing Bank) shall purchase from the Issuing Bank participations in the Letters of Credit and, the Banks (other than the Swingline Lender) shall purchase from the Swingline Lender participations in the Swingline Loans, in each case pro rata according to their respective Applicable Percentages.

Section 2.18. Increase of Commitments. By written notice sent to the Administrative Agent (which the Administrative Agent shall promptly distribute to the Banks), the Borrower may request an increase of the aggregate amount of the Commitments; provided that (i) no Default shall have occurred and be continuing; (ii) the Borrower shall have provided evidence satisfactory to the Banks that the Indebtedness to be incurred pursuant to the increase in the Commitments is permitted by the Senior Note

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Indenture to the extent such Indenture is still in effect; and (iii) the aggregate amount of the Commitments shall not at any time exceed $375,000,000 after giving effect to any such increase. Each Bank, in its sole and absolute discretion, shall determine whether it will increase its Commitment. If one or more of the Banks will not be increasing its Commitment pursuant to such request, then, with notice to the Administrative Agent, another one or more financial institutions, each as approved by the Borrower and the Administrative Agent (a “New Bank”), may commit to provide an amount equal to the aggregate amount of the requested increase that will not be provided by the existing Banks (the “Increase Amount”); provided, that the Commitment of each New Bank shall be at least $5,000,000 and an integral multiple of $5,000,000 in excess thereof. Upon receipt of notice from the Administrative Agent to the Banks and the Borrower that the Banks, or sufficient Banks and New Banks, have agreed to commit to an aggregate amount equal to the Increase Amount (or such lesser amount as the Borrower shall agree, which shall be at least $10,000,000 and an integral multiple of $5,000,000 in excess thereof), then: provided that no Default exists at such time or after giving effect to the requested increase and the Indebtedness to be incurred pursuant to the requested increase is permitted by the Senior Note Indenture to the extent such Indenture is still in effect, the Borrower, the Administrative Agent and the Banks willing to increase their respective Commitments and the New Banks (if any) shall execute and deliver an Increased Commitment Supplement in the form attached hereto as Exhibit G (the “Increased Commitment Supplement”). If all existing Banks shall not have provided their pro rata portion of the requested increase, then after giving effect to the requested increase the outstanding Loans may not be held pro rata in accordance with the new Commitments. In order to remedy the foregoing, on the effective date of the Increased Commitment Supplement the Banks shall make advances among themselves, such advances to be in amounts sufficient so that after giving effect thereto, the Loans shall be held by the Banks pro rata according to their respective Commitments. The advances made by a Bank under this Section 2.18 shall be deemed to be a purchase of a corresponding amount of the Loans of one or more of the Banks who received the advances. The Commitments of the Banks who do not agree to increase their Commitments can not be reduced or otherwise changed pursuant to this Section 2.18.

Section 2.19. Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a) Suspension of Commitment Fees. commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Bank pursuant to Section 2.08(a);

(b) Suspension of Voting. the Commitment and Committed Exposure of such Defaulting Bank shall not be included in determining whether all Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.05), provided that any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank;

(c) Participation Exposure. if any Swingline Exposure or Letter of Credit Exposure exists at the time a Bank becomes a Defaulting Bank then:

(i) Reallocation. all or any part of such Swingline Exposure and Letter of Credit Exposure shall be reallocated among the non-Defaulting Banks in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Banks’ Committed Exposures plus such Defaulting Bank’s Swingline Exposure and Letter of Credit Exposure does not exceed the total of all non-Defaulting Banks’ Commitments and (y) no Default then exists;

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(ii) Payment and Cash Collateralization. if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Bank’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.15(j) for so long as such Letter of Credit Exposure is outstanding;

(iii) Suspension of Letter of Credit Fee. if the Borrower cash collateralizes any portion of such Defaulting Bank’s Letter of Credit Exposure pursuant to this Section 2.19(c), the Borrower shall not be required to pay any fees to such Defaulting Bank pursuant to Section 2.15(e) with respect to such Defaulting Bank’s Letter of Credit Exposure during the period such Defaulting Bank’s Letter of Credit Exposure is cash collateralized;

(iv) Reallocation of Fees. if the Letter of Credit Exposure of the non-Defaulting Banks is reallocated pursuant to this Section 2.19(c), then the fees payable to the Banks pursuant to Section 2.08(a) and Section 2.15(e) shall be adjusted in accordance with such non-Defaulting Banks’ Applicable Percentages; and

(v) Issuing Bank Entitled to Fees. if any Defaulting Bank’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to Section 2.19(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Bank hereunder, all letter of credit fees payable under Section 2.15(e) with respect to such Defaulting Bank’s Letter of Credit Exposure shall be payable to the Issuing Bank until such Letter of Credit Exposure is cash collateralized and/or reallocated;

(d) Suspension of Swingline Loans and Letters of Credit. so long as any Bank is a Defaulting Bank, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.19(c)(i) (and Defaulting Banks shall not participate therein); and

(e) Setoff Against Defaulting Bank. any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any mandatory or voluntary prepayment and any amount that would otherwise be payable to such Defaulting Bank pursuant to Section 9.04 but excluding amounts paid in connection with the assignment of a Defaulting Bank’s interest in this Agreement under Section 8.06) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Bank to the Issuing Bank or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swingline Loan or Letter of Credit in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Bank under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower or the Banks as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction;

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provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of Letter of Credit Disbursements for which a Defaulting Bank has funded its participation obligations and (y) made at a time when the conditions set forth in Section 3.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Bank.

In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Swingline Exposure and Letter of Credit Exposure of the Banks shall be readjusted to reflect the inclusion of such Bank’s Commitment and on such date such Bank shall purchase at par such of the Revolving Loans of the other Banks (other than Swingline Loans) as the Administrative shall determine may be necessary in order for such Bank to hold such Revolving Loans in accordance with its Applicable Percentage.

Notwithstanding the above, the Borrower’s right to replace a Defaulting Bank pursuant to Section 8.06 of this Agreement shall be in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Defaulting Bank under this Agreement, at law, in equity or by statute.

ARTICLE III.

Conditions

Section 3.01. Effectiveness. The effectiveness of this Agreement to amend and restate the Prior Credit Agreement shall be conditioned upon satisfaction of the following conditions:

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto and the Guarantors (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to them of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) receipt by the Administrative Agent for the account of each Bank of a duly executed Note of the Borrower dated on or before the Effective Date complying with the provisions of Section 2.06;

(c) receipt by the Administrative Agent of evidence that the assignments contemplated by that certain Master Assignment and Assumption Agreement dated as of January 21, 2011, among certain of the Banks and certain of the banks party to the Prior Credit Agreement (as agreed to and acknowledged by the Borrower and the Administrative Agent) shall have been consummated;

(d) receipt by the Administrative Agent of evidence of: (i) the repayment of all swingline loans outstanding under the Prior Credit Agreement; (ii) the termination of all Libor interest periods outstanding under the Prior Credit Agreement; and (iii) the payment of all unpaid interest and fees accrued under the Prior Credit Agreement to the Effective Date, together with all other fees, expenses and other charges outstanding thereunder including amounts due under Section 2.13 of the Prior Credit Agreement as a result of the termination of the interest periods thereunder on the Effective Date;

(e) receipt by the Administrative Agent of a certificate signed by a senior officer of the Borrower, dated the Effective Date, to the effect that (i) no Default has occurred and is continuing as of the Effective Date, and (ii) the representations and warranties of the Borrower set forth in Article IV hereof are true in all material respects on, and as of, the Effective Date;

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(f) receipt by the Administrative Agent of all fees and other compensation payable to the Administrative Agent and/or the Banks on or prior to the Effective Date pursuant to their agreements with the Borrower, including reimbursement of all reasonable out–of–pocket expenses of the Administrative Agent, including, without limitation, legal fees, field exams fees and syndication fees payable by the Borrower in accordance with this Agreement for which invoices have been presented;

(g) receipt by the Administrative Agent of an opinion of Weil, Gotshal & Manges LLP, counsel for the Borrower and Guarantors, substantially in the form of Exhibit B hereto, and covering such additional matters relating to the Financing Transactions as Administrative Agent and its counsel may reasonably request;

(h) receipt by the Administrative Agent of all documents and certificates it may reasonably request relating to the existence of the Borrower and the Guarantors and the corporate authority for and the validity of this Agreement and the other Loan Documents, the accuracy of the representations and warranties contained in this Agreement and the other Loan Documents on the Effective Date, the Financing Transactions and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent;

(i) receipt by the Administrative Agent of reasonably satisfactory written evidence that all requisite governmental authorities and third parties required to approve or consent to the Financing Transactions shall have approved or consented thereto to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of the Administrative Agent) and all such approvals or consents shall be in full force and effect, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Financing Transactions;

(j) the Administrative Agent shall be satisfied that no action, suit, investigation, litigation or other legal proceeding, tax or accounting matter, ERISA matter, environmental matter or other matter is pending or threatened against the Borrower, any Subsidiary or any Guarantor in any court or before any arbitrator or governmental instrumentality that purports to affect the Financing Transactions which could have a Material Adverse Effect on the Financing Transactions or that could have a Material Adverse Effect on the business, assets, conditions (financial or otherwise), operations, performance, properties or projections of the Borrower;

(k) the Administrative Agent shall be satisfied that no material adverse change or any condition or event, which with the passage of time would result in a material adverse change shall have occurred or become known with respect to the business, assets, condition (financial or otherwise), operations, performance, properties or projections of the Borrower, the Subsidiaries or any Guarantor since the end of the most recently ended fiscal year for which audited statements have been provided to the Administrative Agent or in the facts or information as represented by the Borrower to the Administrative Agent to date; and

(l) the Administrative Agent shall have received a true, correct and complete copy of the Indenture and all documents, instruments and agreements executed in connection therewith;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 31, 2011. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 44

Section 3.02. Each Credit Event. The obligation of any Bank to make a Loan on the occasion of any Borrowing and of any Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, receipt by the Swingline Lender of a notice requesting a Swingline Loan as required by Section 2.03 or receipt by the applicable Issuing Bank of a notice requesting issuance of a Letter of Credit as required by Section 2.15(a), as applicable;

(b) the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, the Committed Exposure shall not exceed the Total Availability;

(c) the fact that, immediately before and after such Borrowing or the issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

(d) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true in all material respects (which materiality exception will not apply to representations and warranties qualified by materiality standards) on and as of the date of such Borrowing or issuance of such Letter of Credit; and

(e) evidence of sufficient Borrowing Availability under the most recent Borrowing Base Certificate delivered to the Administrative Agent.

Each Borrowing hereunder and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) (d), and (e) of this Section.

Section 3.03. Effective Date Advances and Adjustments. On the Effective Date, the aggregate amount of the commitments under the Prior Credit Agreement is being reduced hereunder. As a result, the loans outstanding under the Prior Credit Agreement which are continued hereunder will not be held pro rata by the Banks in accordance with the Applicable Percentages determined hereunder. To remedy the forgoing, on the Effective Date and upon fulfillment of the conditions in Section 3.01, the Banks shall make advances among themselves so that after giving effect thereto the Loans (which are not Swingline Loans) will be held by the Banks, pro rata in accordance with the Applicable Percentages hereunder. The advances made on the Effective Date under this Section 3.03 by each Bank whose Applicable Percentage has increased (as compared to its Applicable Percentage under the Prior Credit Agreement) shall be deemed to be a purchase of a corresponding amount of the Loans of the Bank or Banks whose Applicable Percentages have decreased (as compared to the Applicable Percentages under the Prior Credit Agreement). The advances made under this Section 3.03 shall be Base Rate Loans made under each Bank’s Commitment.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 45

ARTICLE IV.

Representations and Warranties

The Borrower represents and warrants that:

Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower and the Guarantors of each Loan Document to which it is or is to be a party and the Financing Transactions is within its corporate powers, has been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or by–laws of the Borrower or any Guarantor or the Indenture or any other indenture, agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Guarantor or result in the creation or imposition of any Lien (other than Liens created by the Loan Documents) on any asset of the Borrower or any Subsidiary, except for any contraventions or defaults under such indentures, agreements, judgments, injunctions, orders, decrees or other instruments or the creation or imposition of any such Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower, and the other Loan Documents to which the Borrower or any of the Guarantors is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding agreements and obligations of each of the Borrower and the Guarantors that is a party thereto, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

Section 4.04. Financial Information.

(a) The consolidated audited balance sheet of the Borrower as of June 30, 2010 and the related consolidated statements of operations, shareholders’ equity and cash flows for the fiscal year then ended, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower as of such date and its results of operations and cash flows for such fiscal year.

(b) The unaudited consolidated balance sheet of the Borrower as of September 30, 2010, and the related consolidated statements of operations and cash flows for the fiscal period then ended, a copy of which has been delivered to each of the Banks, fairly present in all material respects, applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Borrower as of such date and its results of operations and cash flows for such fiscal period (subject to normal year–end adjustments).

(c) Since June 30, 2010, there has been no material adverse change in the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, considered as a whole.

(d) No preferred stock issued by the Borrower is outstanding.

Section 4.05. Litigation. Except as disclosed on Schedule 4.05, there is (i) no injunction, stay, decree or order of any Governmental Authority or (ii) action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Subsidiary before any Governmental Authority or official thereof in which there is a reasonable probability of an adverse decision which would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or any other Loan Document.

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Section 4.06. Compliance with ERISA. Except to the extent that all such failures to fulfill any such obligations or comply with any such provisions would not reasonably be expected to have a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except to the extent that all such waivers, failures and liabilities would not reasonably be expected to have a Material Adverse Effect, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.07. Environmental Matters. The Borrower and its Subsidiaries have complied in all respects with all Environmental Laws, except to the extent failure to so comply would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice of any failure so to comply with the Environmental Laws, which alone or together with any other such failure would reasonably be expected to result in a Material Adverse Effect. The facilities of the Borrower and its Subsidiaries do not manage or handle any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the applicable Environmental Laws, in violation thereof where such violation would reasonably be expected to result, individually or together with other violations, in a Material Adverse Effect.

Section 4.08. Taxes. The Borrower and its Subsidiaries have filed or there has otherwise been filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid or there has otherwise been paid all taxes shown to be due on such returns or pursuant to any assessment received the Borrower or any Subsidiary, except where the same is being or will be contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

Section 4.09. Subsidiaries. Each of the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of the Borrower’s other corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that all failures to comply with the foregoing would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. The Guarantors are the only Domestic Subsidiaries that are Material Subsidiaries as of the Effective Date. As of the Effective Date, all the Borrower’s Subsidiaries are reflected on Schedule 4.09.

Section 4.10. Not an Investment Company. Neither the Borrower nor any Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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Section 4.11. Full Disclosure. All information heretofore furnished in writing by the Borrower or any Subsidiary to either Agent or any Bank for purposes of or in connection with this Agreement, any other Loan Document or the Financing Transactions was, and all such information hereafter furnished in writing by the Borrower or any Subsidiary to the Administrative Agent or any Bank will be, in each case considered as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent that the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of the Borrower to perform its obligations hereunder or under any other Loan Document. Notwithstanding the forgoing, no representation or warranty is given herein with respect to any projections other than that the information contained therein was based upon good faith estimates and assumptions believed to be reasonable at the time made in light of the past operations of the Borrower and its Subsidiaries, it being recognized by the Banks that such projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 4.12. Compliance with Laws and Agreements. Neither the Borrower nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree applicable to it of any Governmental Authority, where such violation or default (individually or in the aggregate) would reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default (individually or in the aggregate) would reasonably be expected to result in a Material Adverse Effect.

Section 4.13. Governmental Approvals. As of the Effective Date, all material consents and approvals of, and material filings and registrations with, and all other material actions in respect of, all Governmental Authorities or any other Person required in order to consummate the Financing Transactions shall have been obtained, given, filed or taken and shall be in full force and effect.

Section 4.14. Locations. As of the Effective Date, Schedule 4.14 attached hereto sets forth: (i) every location in the United States, Puerto Rico or Canada where any Inventory is located other than third party locations in which the value of the Inventory located thereon does not exceed $10,000,000 in the aggregate for all such locations, (ii) every other location in the United States where the Borrower or any Material Subsidiary has an office (other than sales offices and retail stores) or place of business, (iii) the address of all material real estate owned in the United States by Borrower or any Material Subsidiary, (iv) the address of all material real estate leased in the United States by Borrower or any Material Subsidiary (including the record owner of such real estate), and (v) each jurisdiction in the United States in which Borrower or any Material Subsidiary is qualified or required to be qualified to do business.

Section 4.15. Licenses; Trademarks; Distribution Agreements.

(a) Schedule 4.15 attached hereto and made a part hereof sets forth as of the Effective Date a list of (i) all material non–governmental License Agreements held by Borrower or any of its Subsidiaries relating to the operation of its business as now conducted or presently contemplated (including, as to each such License Agreement, the name of the licensee and licensor, a description of the subject matter of the License Agreement, the termination date or notice requirement with respect to termination and renewal options), (ii) all material U.S. trademarks and patents and applications for any of the foregoing owned by or registered in the name of Borrower or any Material Subsidiary, relating to or used in connection with the operation of its business as now conducted or presently contemplated, and

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(iii) all material Distribution Agreements relating to the operation of its domestic business as now conducted or presently contemplated (including, as to each such Distribution Agreement, the names of the parties, a description of the subject matter of such Distribution Agreement, the termination date or notice requirement with respect to termination and renewal options). For purposes of this Agreement, (i) a License Agreement or Distribution Agreement shall be deemed material if it represents at least $50 million in consolidated net sales of the Borrower and its Subsidiaries for the twelve months ended December 31, 2010, and (ii) a trademark or patent shall be deemed material if it relates to a product line or brand that represents at least $25 million in consolidated net sales of the Borrower and its Subsidiaries for the twelve months ended December 31, 2010.

(b) Except as set forth in Schedule 4.15 as of the Effective Date, all of the License Agreements and Distribution Agreements listed on Schedule 4.15 are in full force and effect and constitute legal, valid and binding obligations of Borrower; there have not been and there currently are not any defaults thereunder by the Borrower or, to the best of its knowledge, by any other party which could cause such License Agreement or Distribution Agreement to be canceled, revoked or terminated; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by Borrower or, to the best of its knowledge, by any other party thereunder. Borrower owns or has a right to use all the trademarks, copyrights, patents and applications for any of the foregoing listed on Schedule 4.15(a)(ii) and, except as set forth thereon or as permitted herein, pays no royalty under any of them and has the exclusive right to bring actions for the infringement thereof. Except as set forth on Schedule 4.15, (i) no product made by Borrower violates any License Agreement or Distribution Agreement listed on Schedule 4.15, and (ii) no material amount of product sold by Borrower infringes any trademark, trade name, service mark, copyright, know–how, patent or application for any of the foregoing of any other Person. Except as listed on Schedule 4.15, there is no pending or, to the best of its knowledge, threatened claim or litigation against Borrower contesting the right of Borrower to use any of the trademarks listed on Schedule 4.15 or the validity of any of the License Agreements, Distribution Agreements, copyrights and patents listed on Schedule 4.15 or asserting the misuse thereof which if adversely determined would have a Material Adverse Effect.

Section 4.16. Inventory. Borrower represents and warrants that:

(a) The most recent inventory location report delivered under Section 5.01(g), sets forth every location where any Inventory is located other than third party locations in which the value of the Inventory located thereon does not exceed $10,000,000 in the aggregate for all such locations;

(b) No Inventory is subject to any lien or security interest whatsoever, except as permitted by the terms of this Agreement; and

(c) Except as permitted by the definition of the term “Approved Location”, no inventory included in the Borrowing Base is now, or shall at any time or times hereafter be, stored with a bailee, warehouseman or similar party unless either: (i) the obligations payable to such third party are included in the reserves established under clause (i) of the definition of the term “Borrowing Base” or (ii) such bailee, warehouseman or similar party has signed a Consent and Subordination Agreement, any warehouse receipts issued by such party in respect of such inventory have been issued in non-negotiable form (or in negotiable form and delivered to the Administrative Agent) and Borrower shall have taken such other action required to cause the location at which such inventory is held to constitute an “Approved Location” hereunder.

Section 4.17. Security. The Guarantee Agreement and the Security Agreement are in full force and effect and the Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Banks, a legally valid and enforceable first priority, perfected security interest in the Collateral.

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Section 4.18. Quality of Inventory. The Borrower shall (i) only sell Inventory that is appropriate for the marketplace in which the Inventory is sold and (ii) not knowingly sell Inventory that is counterfeit.

Section 4.19. Lockbox Accounts. As of the Effective Date, Schedule 4.19 correctly identifies all Lockbox Accounts owned by the Borrower and each Guarantor and the institutions holding such accounts. No Person other than the Agents and the institution at which a lockbox account is held, has control over any lockbox account owned by the Borrower or by any Guarantor.

Section 4.20. Solvency. Borrower and each Guarantor, on a consolidated basis: (a) own assets the fair saleable value of which are (i) greater than the total amount of their liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay their then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to them; (b) have capital that is not unreasonably small in relation to their business as presently conducted; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

Section 4.21. Common Enterprise; Benefit Received. The Borrower and the Guarantors are members of an affiliated group and the Borrower and the Guarantors are collectively engaged in a common enterprise with one another. Borrower and each Guarantor will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party. Borrower and each Guarantor will derive substantial benefit from the credit extended pursuant hereto in an amount at least equal to its obligations under the Loan Documents to which it is a party.

ARTICLE V.

Covenants

The Borrower agrees that, so long as any Bank has any Commitment or any Loan or Letter of Credit Disbursement or accrued interest thereon remains unpaid or any Letter of Credit remains outstanding:

Section 5.01. Information. The Borrower will deliver to each of the Banks (directly or through the Administrative Agent):

(a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in the form of an unqualified audit opinion by independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within forty–five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statement of stockholders’ equity as of such fiscal quarter end and the related consolidated statements of operations and cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter; setting forth in comparative form the figures for the corresponding quarter or the corresponding portion of the Borrower’s previous fiscal year (as the case may be), all certified (subject to normal year–end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by a senior financial officer of the Borrower;

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(c) simultaneously with the delivery of each set of financial statements referred to in clause (a) above and each set of financial statements referred to in clause (e) below delivered for each month end which corresponds with the end of each fiscal quarter end, a certificate of the principal financial officer or the principal accounting officer of the Borrower: (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.19 of this Agreement on the date of such financial statements, (ii) setting forth in reasonable detail the calculations required to establish the Debt Service Pricing Ratio in order to determine the Applicable Margin and Applicable Letter of Credit Fee Rate for the upcoming fiscal quarter, (iii) stating whether any Default exists hereunder on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to this Section, there has been any material change in the generally accepted accounting principles applied in the preparation of such statements, and, if so, describing such change and (v) stating whether there is any Material Subsidiary that is required to be a Guarantor but currently is not a Guarantor;

(d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements as to (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer’s certificate delivered simultaneously therewith pursuant to clause (c) above; provided that the foregoing shall not be construed to require that such accountants conduct any investigation outside the regular course of their audit;

(e) within thirty (30) days after the end of each month, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such month, the related consolidated statements of stockholders’ equity as of the end of such month and the related consolidated and consolidating statements of operations and cash flows for such month and for the portion of the Borrower’s fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year–end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by one of the principal financial officers of the Borrower;

(f) a Borrowing Base Certificate together with an accounts receivable aging report (reflecting all journal entries and adjustments including all customer credits and debits), a report showing all amounts payable by the Borrower to the account debtors whose accounts receivable are included in the Borrowing Base, a collections report, a sales report and lockbox statements all certified by one of the Borrower’s principal financial officers: (i) within fifteen (15) days after the end of each month, with the Borrowing Base Certificate and reports being prepared as of the last day of such month, and (ii) if a Default exists, within three days after any other date requested by the Administrative Agent with the Borrowing Base Certificate and such reports being prepared as of the date of the request; provided that if Borrowing Availability is less than $50,000,000 at any time during the period from and including June 1 to and including November 30, then for as long as the Borrowing Availability is less than $50,000,000 during such period, the Borrower will deliver to each Bank on Tuesday of each week a collections report, a sales report and an inventory report of the type required to be delivered under clause (g) of this Section 5.01 (which inventory report shall include a breakdown of inventory by category) as of the immediately preceding Saturday;

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(g) within fifteen (15) days after the end of each month, a report, in the form acceptable to the Administrative Agent, setting forth in reasonable detail the location and dollar amount of the Inventory of the Borrower and the Subsidiaries as of the last day of the month, certified by one of the Borrower’s principal financial officers as of the end of such month;

(h) within forty-five (45) days after the end of each fiscal year of the Borrower, projections in reasonable detail of an annual operating budget and cash flow of the Borrower and its Subsidiaries, prepared by Borrower on a monthly basis for the current fiscal year and on an annual basis for the next succeeding fiscal year, and also containing a certification by its principal financial officer to the effect that such projections have been prepared on a sound financial planning basis and that the assumptions upon which such projections are based are reasonable;

(i) within five (5) days after the principal executive officer, president or any financial officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the principal financial officer or the principal accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(j) all periodic and other reports, proxy statements and other materials filed by the Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be, promptly upon the filing of such reports, statements and other materials provided, however, that to the extent such periodic and other reports, proxy statements and other materials are filed by the Borrower on the Securities and Exchange Commission’s EDGAR website, such periodic and other reports, proxy statements and other materials shall be deemed to have been delivered to the Administrative Agent and the Banks;

(k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the principal financial officer or the principal accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

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(l) from time to time such additional information regarding the financial position or business of the Borrower and the Subsidiaries as either Agent, at the request of any Bank, may reasonably request; and

(m) within thirty (30) days after the end of each month, the following reports: (i) financial comparison of month to date and year to date performance of the Borrower to prior year results and current year’s quarterly budget; (ii) a listing of the top ten concentration for accounts receivable and accounts payable; (iii) a listing of the balance of inter–company loans to the Foreign Subsidiaries; (iv) consolidating profit and loss statement (domestic/international); and (v) SBU (i.e., selling business unit) analysis of sales, EBITDA and gross margin.

Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

Section 5.03. Maintenance of Property; Insurance.

(a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property necessary in its business in good working order and condition, ordinary wear and tear expected.

(b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance in such amounts and against such risks as is customary for companies in the same or similar businesses, in each case with financially sound and reputable insurers. The Collateral Agent shall be named as loss payee on all property loss policies for inventory and the Collateral Agent shall be named as additional insured on all liability policies.

Section 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) any merger of any Subsidiary of the Borrower permitted by Section 5.11(a) or (ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

Section 5.05. Compliance with Laws. The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where noncompliance would not have a Material Adverse Effect.

Section 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent, at Borrower’s expense to visit and inspect any of their respective properties, to

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examine and make abstracts from any of their respective books and records, to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants and to otherwise conduct inventory inspections, appraisals, collateral audits or other field examinations as follows: (a) unless an Event of Default shall have occurred hereunder, the Administrative Agent may not conduct more than two (2) field examinations in any calendar year; (b) unless Borrowing Availability is less than $20,000,000 at any time during the period from and including September 1 to and including January 31 or an Event of Default shall have occurred at any time, the Administrative Agent may not conduct, and the Borrower shall not be obligated to pay for, more than two appraisals of the Inventory each calendar year; and (c) the exercise by the Administrative Agent of its rights under this sentence shall require reasonable prior notice to the Borrower and shall be conducted during normal business hours in a reasonable manner so as not to disrupt the normal conduct of the Borrower’s business. Notwithstanding anything contained to the contrary herein or in any of the Loan Documents, upon the occurrence of an Event of Default, the Administrative Agent may visit and inspect the Borrower, any of its Subsidiaries and any of their respective properties in order to examine and make abstracts from any of their respective books and records, to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants and to otherwise conduct inventory inspections, appraisals, collateral audits or other field examinations as often as may reasonably be desired. If Borrowing Availability is less than $20,000,000 at any time during the period from and including September 1 to and including January 31, then the Administrative Agent may conduct one additional appraisal of the Inventory during such year at the Borrower’s expense. If an Event of Default shall have occurred hereunder at any time, the Administrative Agent may conduct such number of appraisals of the Inventory as it deems necessary in its reasonable sole discretion and the Borrower shall be obligated to pay from all such appraisals. In addition, Administrative Agent has the right at any time and from time to time, at the Borrower’s expense, to conduct routine and periodic verifications as to the existence and condition of Accounts, in each case without prior notice to or consent of Borrower and whether or not a Default exists. In conducting the verifications hereunder, the Administrative Agent will advise the parties contacted that the verification is routine. The Administrative Agent will not conduct verifications of Accounts under this Section 5.06 more frequently than is reasonably necessary.

Section 5.07. Additional Guarantors. If at any time after the Effective Date any Subsidiary (other than (a) a Guarantor or (b) any Foreign Subsidiary that does not Guarantee any Obligations of the Borrower) is or becomes a Material Subsidiary, the Borrower, within thirty (30) days of such Subsidiary becoming a Material Subsidiary, will cause such Subsidiary to become a Guarantor pursuant to the Guarantee Agreement and a party to the Security Agreement.

Section 5.08. [Intentionally Omitted.]

Section 5.09. Investments. Neither the Borrower nor any of its Domestic Subsidiaries will make or acquire any Investment in any Person other than:

(a) Existing investments as more specifically identified on Schedule 5.09;

(b) In addition to those Investments disclosed on Schedule 5.09, Investments by the Borrower or any Guarantor: (i) in the Borrower or any Guarantor; (ii) in all Domestic Subsidiaries that are not Guarantors provided that the aggregate amount of such Investments made after the Effective Date shall not exceed $5,000,000; and (iii) in Foreign Subsidiaries that are not Guarantors to the extent permitted by paragraph (j) of this Section 5.09;

(c) Advances to employees for business expenses or for personal needs not to exceed $500,000 in the case of any one (1) employee outstanding at any one time and not to exceed $2,500,000 in the aggregate to all such employees of Borrower outstanding at any one time;

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(d) Investments in short–term obligations of the United States;

(e) demand deposits, certificates of deposit, bankers’ acceptances and time deposits of United States banks having total assets in excess of $250,000,000;

(f) securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States or any state thereof which at the time of purchase have been rated and the ratings for which are not less than “P–1” if rated by Moody’s Investors Services, Inc., and not less than “A–1” if rated by Standard & Poor’s;

(g) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (d) above and entered into with a financial institution satisfying the criteria described in clause (e) above;

(h) Permitted Acquisitions, the Call Spread and the consummation of the transactions contemplated by the Call Spread;

(i) Investments in money market funds, liquid assets funds and other similar funds purchasing, investing in or otherwise acquiring or holding only Investments otherwise permitted by paragraphs (d) through (g) of this Section 5.09;

(j) Investments, in addition to those disclosed on Schedule 5.09, by the Borrower or any Domestic Subsidiaries in any of the Foreign Subsidiaries who are not Guarantors, for working capital or general corporate purposes, which when aggregated with amounts committed under clause (vi) of the definition of Permitted Indebtedness and outstanding Indebtedness under clause (xi) thereof shall not exceed $65,000,000 in the aggregate; provided, that after giving effect to any such investments, Borrowing Availability shall be at least $15,000,000 and provided, further, any committed or outstanding amounts of Indebtedness under clause (vi) of the definition of Permitted Indebtedness shall permanently reduce dollar–for–dollar the amount of investments permitted under this Section 5.09(j);

(k) any other Investments made by Borrower provided that the aggregate amount expended by the Borrower for such Investments after the Effective Date does not exceed $5,000,000; and

(l) investments (other than the types described in the foregoing clauses (b), (c), (h) and (j)) so long as after giving effect to the making of such investment:

(i) no Event of Default exists and is continuing;

(ii) if the applicable investment is made during the period from and including February 1 to and including August 31, then the sum of the following, as reasonably estimated by the Borrower in good faith, must equal or exceed $25,000,000: (1) the sum of the balances of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity as of the anticipated payment date; minus (2) the amount of the applicable investment in question; and

(iii) if the applicable investment is made during the period from and including September 1 to and including January 31, then the sum of the following, as reasonably estimated by the Borrower in good faith, must equal or exceed $35,000,000: (1) the sum of the balances of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity as of the anticipated payment date; minus (2) the amount of the applicable investment in question.

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Section 5.10. Negative Pledge. Neither the Borrower nor any of its Subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except the following:

(a) Liens securing Permitted Indebtedness to the extent expressly permitted;

(b) Liens existing on the date of this Agreement identified on Schedule 5.10 securing only the obligations identified on such Schedule;

(c) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such refinancing, extension, renewal or refunding constitutes a Permitted Refinancing;

(d) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

(e) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(f) mechanics’, workers’, materialmen’s, warehousemen’s, lessor’s or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith; or

(g) Liens, other than those described in the forgoing clauses of this Section, arising in the ordinary course of its business which (i) do not secure Indebtedness or any monetary obligation and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; provided, however, in any case such Lien shall not secure obligations in excess of $5,000,000 in the aggregate outstanding at any time.

Section 5.11. Consolidations, Mergers and Sales of Assets.

(a) Neither the Borrower nor any of its Subsidiaries will consolidate or merge with or into any other Person, except that if, after giving effect thereto, no Default shall have occurred and be continuing, (i) any Subsidiary of the Borrower may be merged into the Borrower if the Borrower is the surviving corporation, (ii) any Subsidiary of the Borrower may merge with any other corporation (other than the Borrower) if such Subsidiary is the surviving corporation; provided, that if a Guarantor is a party to any such merger, such Guarantor shall be the surviving corporation and (iii) Permitted Acquisitions and asset dispositions permitted pursuant to subsection (b) of this Section may be consummated in the form of a merger, as long as, in the event of a Permitted Acquisition, the Borrower or a Subsidiary is the surviving Person, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 5.09 and provided further that any such merger involving a Person that is a Guarantor shall not be permitted unless such Guarantor is the surviving Person.

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(b) Neither the Borrower nor any of its Subsidiaries will sell, lease or otherwise transfer any asset, except:

(i) in the ordinary course of its business (which ordinary course shall include the sale or other disposition of obsolete or excess inventory or intellectual property, fixtures or equipment to the extent ordinary and consistent with past practice);

(ii) sale of assets, not in the ordinary course of business and not otherwise permitted hereunder, which from and after the Effective Date do not in the aggregate exceed $25,000,000;

(iii) transfers made as Investments permitted by Section 5.09, Restricted Payments permitted by Section 5.14 and the repurchase of the common stock of the Borrower with the proceeds of the Convertible Bonds;

(iv) transfer of intellectual property by Borrower, DF Enterprises, Inc. or FD Management, Inc. to a Subsidiary (including any Foreign Subsidiary) provided that (A) the Borrower furnish the Agents written notice of such transfer at least 10 days prior thereto and copies of the agreements evidencing such transfer; and (B) the Borrower shall have taken such action as the Administrative Agent may request to ensure that the Collateral Agent will be able to utilize the intellectual property in question pursuant to the license granted under the Security Agreement to liquidate the Inventory; or

(v) to the extent not otherwise permitted in clauses (i) through (iv) of this clause (b), (1) transfers of assets by the Borrower or any Subsidiary to Borrower or to a Domestic Subsidiary or by one Foreign Subsidiary to another Foreign Subsidiary and (2) transfers of assets acquired after the Effective Date by the Borrower or any Domestic Subsidiary to a Foreign Subsidiary if: (A) no Default exists or would result; (B) the assets transferred do not include Accounts or Inventory owned by the Borrower and located in the United States, Puerto Rico, or Canada; (C) the assets transferred do not include any intellectual property necessary for the manufacture or sale of the Inventory unless the Borrower shall have take such action as the Administrative Agent may request to ensure that the Collateral Agent will be able to utilize the intellectual property in question pursuant to the license granted under the Security Agreement or otherwise to liquidate the Inventory; (D) with respect to any such transfer involving the Borrower and the Domestic Subsidiaries described in clause (1) hereto, the party receiving the assets transferred shall be the Borrower or a Guarantor or simultaneously with such transfer will become a Guarantor and party to the Security Agreement; and (E) with respect to any such transfer involving the Borrower and the Domestic Subsidiaries to a Foreign Subsidiaries described in clause (2) hereto, the party transferring the assets shall receive fair market value for the assets being transferred and the transaction shall be upon fair and reasonable terms no less favorable to such party than such party would obtain in a comparable arm’s–length transaction with a Person not an Affiliate.

No Foreign Subsidiary shall be required to become a Guarantor under this Section 5.11.

Section 5.12. Use of Proceeds and Letters of Credit. Except as otherwise permitted herein, the proceeds of the Loans (including Letters of Credit) will be used for on–going working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries and for Permitted Acquisitions. Letters of Credit will be issued only as (a) documentary Letters of Credit used only to support obligations of the Borrower or any Subsidiary (other than a Foreign Subsidiary) related to the purchase of Inventory in the ordinary course of business or (b) standby Letters of Credit used to support other obligations of the Borrower or any Subsidiary. None of such proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

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Section 5.13. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or rendering of services, with or for the benefit of any Affiliate, other than (a) any such transaction expressly permitted by this Agreement (including any Investment in an Affiliate expressly permitted under Section 5.09), (b) any such transactions where each of the parties thereto is either the Borrower or a Guarantor or (c) any transaction entered into by the Borrower or any Subsidiary which is (i) not otherwise prohibited under this Agreement, (ii) in the ordinary course of business of such entity’s business and (iii) upon fair and reasonable terms no less favorable to such entity than it would obtain in a comparable arm’s–length transaction with a Person not an Affiliate.

Section 5.14. Restricted Payments. The Borrower will not, nor will it permit any Domestic Subsidiary to make any Restricted Payments except:

(a) a dividend paid by a wholly–owned Subsidiary to the Borrower; and

(b) any Restricted Payment as long as after giving effect to such Restricted Payment:

(i) no Event of Default exists and is continuing;

(ii) if the applicable Restricted Payment is paid or made during the period from and including February 1 to and including August 31, then the sum of the following, as reasonably estimated by the Borrower in good faith, must equal or exceed $25,000,000: (1) the sum of the balances of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity as of the anticipated payment date; minus (2) the amount of the applicable Restricted Payment in question; and

(iii) if the applicable Restricted Payment is paid during the period from and including September 1 to and including January 31, then the sum of the following, as reasonably estimated by the Borrower in good faith, must equal or exceed $35,000,000: (1) the sum of the balances of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity as of the anticipated payment date; minus (2) the amount of the applicable Restricted Payment in question.

The Borrower shall provide evidence of compliance with the requirements of the foregoing subclauses (ii) and (iii) promptly upon the Administrative Agent’s request for such information.

Section 5.15. Borrower or Guarantor Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, assume or otherwise be or become liable with respect to any Indebtedness except:

(a) Indebtedness of the Borrower in respect of the Loans and the Letters of Credit;

(b) Indebtedness of the Guarantors in respect of the Guarantees under the Guarantee Agreement;

(c) Indebtedness owed by any Guarantor to the Borrower or any Subsidiary or Indebtedness owed by the Borrower to any Subsidiary;

(d) Indebtedness incurred in connection with Swap Agreements entered into in compliance with Section 5.18; or

(e) Permitted Indebtedness.

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The Borrower will not, nor will it permit any Subsidiary, to incur any obligations under a “synthetic” lease of real property (i.e., a lease accounted for under GAAP as an operating lease but intended by the parties for all other purposes as a financing) or any other off balance sheet financing arrangement relating to the financing of real property which is not reflected as a liability on the balance sheets referred to in Section 4.04 or delivered pursuant to Section 5.01 except for such obligations which in the aggregate do not exceed $2,500,000 at any time outstanding.

Section 5.16. Sale and Lease Back Transaction. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Lease Back Transaction.

Section 5.17. Foreign Jurisdictions. Upon the request of the Administrative Agent, the Borrower will provide the Administrative Agent a list of the United States jurisdictions in which the Borrower and its Domestic Subsidiaries are qualified to do business.

Section 5.18. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks (including, without limitation, currency and commodity risk), to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock of the Borrower or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest–bearing liability or investment of the Borrower or any Subsidiary, (c) forward purchase agreements entered into in respect of the materials needed by the Borrower and the Subsidiaries in the ordinary course of business, and (d) the Call Spread.

Section 5.19. Minimum Quarterly Consolidated Debt Service Coverage Ratio. If Average Borrowing Base Capacity (as defined below) is equal to or less than (i) $25,000,000 as of any fiscal quarter ended during the period from and including February 1 to and including August 31 or (ii) $35,000,000 as of any fiscal quarter ended during the period from and including September 1 to and including January 31, the Borrower will not permit the ratio of Cash Flow to Debt Service to be less than 1.10 to 1.00, computed in each case for the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of the end of such fiscal quarter for the preceding twelve months. As used in this Section 5.19, the following terms shall have the following meanings:

“Cash Flow” means, for any period, the sum of (i) Consolidated EBITDA minus (ii) Capital Expenditures which were not financed with Indebtedness permitted under clauses (v), (vi) or (ix) of the definition of Permitted Indebtedness; minus (iii) all income and franchise taxes paid in cash.

“Debt Service” means, for any period, the sum of (i) Consolidated Net Interest Expense plus (ii) regularly scheduled principal payments made in respect of Indebtedness during such period plus (iii) all cash Restricted Payments paid during such period other than up to $10,000,000 expended to repurchase the Borrower’s common stock during such period.

“Average Borrowing Base Capacity” means, as of any date of determination, an amount equal to the average daily balances of the sum of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity for the thirty day period ending on the date of calculation.

“Borrowing Base Capacity” means, on any date, an amount equal to the Borrowing Base in effect on such date minus the Committed Exposure on such date.

Section 5.20. [Intentionally Omitted].

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Section 5.21. Restriction on Payment of Indebtedness. Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on the Senior Notes, the Convertible Bonds, and any refinancing of any of the foregoing Indebtedness (collectively, the “Significant Debt”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any of the Significant Debt, except:

(a) payment of regularly scheduled interest and principal payments as and when due, other than payments in respect of any subordinated Indebtedness prohibited by the subordination provisions thereof;

(b) refinancing of Indebtedness to the extent permitted by Section 5.15;

(c) [intentionally omitted];

(d) any prepayment, purchase, redemption, or other acquisition of any of the Permitted Indebtedness (each a “Prepayment”) from the Net Proceeds of an equity offering or, with respect to the Convertible Bonds, the conversion thereof into the underlying common stock of the Borrower; and

(e) any other Prepayment which is not permitted by clause (d) preceding but only if:

(i) no Default exists or would result;

(ii) if the Prepayment is made:

(A) during the period from and including February 1 to and including August 31, then the sum of the following must equal or exceed $25,000,000 as of the date of calculation (which date must not be more than 30 days prior to the date of the Prepayment): (x) the sum of the balances of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity as of the calculation date; minus (y) the Committed Exposure on the calculation date; minus (z) the amount of the Prepayment; or

(B) during the period from and including September 1 to and including January 31, then the sum of the following must equal or exceed $35,000,000 as of the date of calculation (which date must not be more than 30 days prior to the date of the Prepayment): (x) the sum of the balances of the Borrower’s domestic cash, domestic cash equivalents and Borrowing Base Capacity as of the calculation date; minus (y) the Committed Exposure on the calculation date; minus (z) the amount of the Prepayment; and

(iii) the Borrower shall have delivered to the Administrative Agent a certificate certifying as to its compliance with the forgoing clauses (i) and (ii) and shall show in reasonable detail the calculation required by clause (ii).

Section 5.22. Lockbox and Deposit Accounts. Borrower shall not, and shall not permit any Guarantor to, open any new lockbox account or otherwise utilize any such lockbox account other than the lockbox accounts identified on Schedule 4.19 unless it shall have given the Administrative Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Administrative Agent to cause the Collateral Agent’s security interest in the proceeds of Collateral to be perfected and protected. Borrower will not, nor will it permit any Guarantor to, give any party

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(other than the depository institution holding the Lockbox Account) control over any Lockbox Account. At any time and from time to time within fifteen days of the Administrative Agent’s request, the Borrower shall provide the Administrative Agent with a list identifying all deposit accounts owned by the Borrower and each Guarantor and the institutions holding such accounts.

ARTICLE VI.

Defaults

Section 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) (i) the Borrower shall fail to pay when due any principal on any Loan or any reimbursement obligation in respect of a Letter of Credit Disbursement or (ii) the Borrower shall fail to pay interest on any Loan, any fees or any other amount payable hereunder or under any other Loan Document within five (5) days of the time such amount is due;

(b) the Borrower shall fail to observe or perform any covenant contained in Section 5.01 or any of Sections 5.08 to 5.21, inclusive;

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent;

(d) any representation, warranty, certification or statement made by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof or, under circumstances in the nature of a default, to require the prepayment or repurchase thereof prior to the maturity thereof;

(g) the Borrower or any Domestic Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Borrower or any Domestic Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial

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part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary or a combination thereof and shall continue unsatisfied and unstayed for a period of 60 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

(j) a Change of Control shall occur;

(k) the Guarantee of any Guarantor under the Guarantee Agreement shall cease to be, or shall be asserted by such Guarantor not to be, a valid and binding obligation of such Guarantor, except as expressly contemplated by the Guarantee Agreement;

(l) a contribution required to be made with respect to any defined contribution plan has not been timely made, the Borrower or any Guarantor has incurred or is likely to incur any liability to or on account of any defined contribution plan under Section 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Guarantor has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or the Borrower or any Guarantor has incurred or is likely to incur liabilities pursuant to one or more Defined Contribution Plans; and such liability, individually, and/or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) if requested by the Required Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes of the Borrower (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, or, (iii) if requested by the Required Banks, do any combination of the foregoing; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, (i) the Commitments shall thereupon terminate, (ii) the Notes of the Borrower (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) the Borrower shall be required to provide, immediately, cash collateral as contemplated by Section 2.15(j) in an amount equal to the Letter of Credit Exposure Upon the occurrence of any Event of Default, the Administrative Agent may (and shall if directed by the Required Banks) exercise any and all other rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Section 6.02. Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

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Section 6.03. Management; Collection of Accounts.

(a) Upon the occurrence of an Event of Default, the Borrower will, at the Required Banks’ request, at the Borrower’s cost and expense, collect and otherwise enforce as Banks’ property and in trust for Collateral Agent for the ratable benefit of the Administrative Agent and the Banks all amounts payable on or otherwise receivable with respect to the Accounts and Inventory of the Borrower. In such event, as to all moneys so collected and all other proceeds of Accounts and Inventory received by the Borrower, the Borrower shall receive in trust and shall deliver to Administrative Agent (or to a Lockbox Account or the Concentration Account) in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness. Upon any termination of the Borrower’s authority to collect and enforce the Accounts and amounts payable with respect to Inventory (which Administrative Agent may do at any time after the occurrence of an Event of Default, or the occurrence of any event which, with the passage of time or giving of a Default notice or both, would constitute an Event of Default), Administrative Agent may send a notice of assignment and/or notice of the Collateral Agent’s security interest to any and all customers or any third party otherwise concerned with any of the Accounts or such Inventory, and thereafter Administrative Agent shall have the sole right to collect and receive and/or take possession of the Accounts and such other amounts and the books and records relating thereto.

(b) (i) the Borrower hereby constitutes the Agents or their respective designees on behalf of the Banks as the Borrower’s attorney–in–fact with power: to receive, endorse, assign and/or deliver in its name or the name of the Borrower any notes, acceptances, checks, drafts, money orders or other evidences of payment or account that may come into its possession and the Borrower hereby waives notice of presentment, protest and non–payment of any instrument so endorsed; to sign the Borrower’s name on any invoice or bill of lading relating to any of the Accounts; and to send verifications of Accounts; to do all other acts and things necessary to carry out this Agreement and, upon the occurrence of an Event of Default, to notify postal service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agents may designate. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agents or their respective designees shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable until all of the obligations of the Borrower to the Agents and the Banks under this Agreement and the Notes are paid in full and the Commitments are terminated.

(ii) The Collateral Agent, on behalf of the Banks, without notice to or consent of the Borrower but acting only at the direction of the Administrative Agent or the Required Banks, upon the occurrence of an Event of Default, (A) may make demand on, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon such terms as shall be determined by Administrative Agent in its sole discretion, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; and (B) is authorized and empowered to accept the return of the goods represented by any of the Accounts.

(c) Nothing herein contained shall be construed to constitute the Borrower as agent of Administrative Agent or the Collateral Agent for any purpose whatsoever, and neither Agent shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except for the Agents’ obligations, if any, under the Uniform Commercial Code with respect thereto or to the extent it is determined by a final judicial decision that either Agent’s act or omission constituted gross negligence or willful misconduct). Neither Agent shall, under any circumstances or in any event whatsoever, have any

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liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that either Agent’s error, omission or delay constituted gross negligence or willful misconduct). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the Borrower’s obligations under any contract or agreement assigned to either Agent, and no Agent shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

(d) If any of the Accounts include a charge for any tax payable to any governmental tax authority, the Administrative Agent is hereby authorized (but in no event obligated) to pay the amount thereof to the proper taxing authority for the Borrower’s account and to charge Borrower’s account therefor. The Borrower shall notify the Administrative Agent if any Accounts include any tax due to any such taxing authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of such Accounts and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Accounts.

Section 6.04. Status of Accounts.

(a) With respect to Eligible Accounts Receivable of the Borrower in existence on the Effective Date and at the time any future Eligible Accounts Receivable are included in any Borrowing Base Certificate, the Borrower represents and warrants that:

(i) the Borrower is the sole owner of the Account and is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every Account, free and clear of all liens except in favor of Collateral Agent for the ratable benefit of the Administrative Agent and the Banks or otherwise permitted hereunder;

(ii) each Account is a good and valid account representing a bona fide transaction completed in accordance with the terms and provisions contained in any documents related thereto;

(iii) the amount of the face value shown on any schedule of Accounts provided to the Administrative Agent and/or all invoices and statements delivered to the Agents with respect to any Account, are actually and absolutely owing to the Borrower for delivery of goods or services and are not contingent for any reason;

(iv) to the best of the Borrower’s knowledge, there are no setoffs, counterclaims or disputes existing or asserted with respect thereto, the Account is not subject to a contra account, and the Borrower has not made any agreement with any account debtor thereunder for any deduction therefrom, except a discount or allowance allowed by the Borrower in the ordinary course of its business for prompt payment consistent with past practices of the Borrower, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(v) none of the transactions underlying or giving rise to any Account shall violate in any material respect any applicable state or federal laws or regulations, and all documents relating to any Account shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms;

(vi) to the best of the Borrower’s knowledge, all signatures and endorsements that appear on all documents and agreements relating to Accounts are genuine and each account debtor, guarantor or endorser thereunder (i) had the capacity, power and authority to contract at the time any such document or agreement giving rise to the Account was executed and (ii) is solvent and will continue to be fully able to pay all Accounts on which it is obligated in full when due;

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(vii) all documents and agreements relating to Accounts are true and correct and in all respects what they purport to be and are not evidenced by a judgment;

(viii) to the best of the Borrower’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable or collectible thereunder from the amount of the invoice face value shown on any schedule of Accounts, and on all contracts, invoices and statements delivered to the Agents with respect thereto;

(ix) the goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest, except the lien of the Borrower as vendor thereof pursuant to the Uniform Commercial Code, the security interest of the Collateral Agent for the benefit of the Administrative Agent and the Banks pursuant to the Loan Documents;

(x) to the best of the Borrower’s knowledge, there are no proceedings or actions which are threatened or pending against any account debtor thereunder which might result in any material adverse change in the financial condition of such account debtor; and

(xi) they have not been pledged to any other Person.

(b) the Borrower covenants that, from and after the Effective Date:

(i) the Borrower shall maintain books and records pertaining to said Collateral consistent with past practice;

(ii) the Borrower will, promptly upon learning thereof, report to the Administrative Agent any matters materially adversely affecting the value, enforceability or collectibility of any of the Accounts;

(iii) if any amount payable under or in connection with any Account is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to Collateral Agent for the ratable benefit of the Administrative Agent and the Banks as additional collateral;

(iv) other than in the ordinary course of business, the Borrower shall not re–date any invoice or sale, or make sales on extended terms dating beyond that customary in the industry;

(v) The Borrower shall conduct a physical count of its inventory at such intervals as the Administrative Agent may reasonably request, and promptly supply the Administrative Agent with a copy of such counts accompanied by a report of the value (based on the lower of average cost basis and market value) of such inventory;

(vi) The Borrower shall not, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Eligible Account Receivable, compromise or settle any Eligible Account Receivable for less than the full amount thereof, release in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon (other than discounts in the ordinary course of business for prompt payment consistent with past practices); provided, that, the Borrower may without the Administrative Agent’s prior written consent

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grant extensions of time of payment for Accounts which are not Eligible Accounts Receivable, or compromise or settle any such Accounts for less than the full amount thereof or allow a credit or discount on any such Account, so long as such extension, compromise, settlement, credit or discount is in the ordinary course of the Borrower’s business consistent with past practices and on such terms as may be customary in the industry.

Section 6.05. Collateral Custodian. If an Event of Default exists and an Agent is either exercising its remedies with respect to the Collateral or otherwise acting to protect its interests in the Collateral, the Administrative Agent may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect Banks’ interests and to report to the Administrative Agent thereon. The Borrower hereby agrees to cooperate with any such custodian and to do whatever the Administrative Agent may reasonably request to preserve the collateral. All costs and expenses incurred by the Administrative Agent by reason of the employment of the custodian shall be payable by the Borrower and added to the amounts due and owing under this Agreement and the Notes.

Section 6.06. Performance by the Agent. If a Default exists, the Borrower or any Guarantor shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, either Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of Borrower or the applicable Guarantor. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any necessary and reasonable amount expended by the applicable Agent or the Banks in connection with such performance or attempted performance. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent, the Collateral Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of Borrower or any Guarantor under any Loan Document. An Agent may be obligated to pay certain amounts to the financial institutions party to the Lockbox Agreements from time to time, including without limitations, fees owed to such financial institutions arising from their lock box and other deposit account services and amounts sufficient to reimburse such financial institutions for the amount of any item deposited in the related account which is returned unpaid. In the event an Agent is required to pay any such amounts, the applicable Agent shall notify Borrower and Borrower shall promptly pay any amount so expended by such Agent to the such Agent. Amounts due and unpaid under this Section 6.06 may be funded as Swingline Loans or other Loans pursuant to the terms of Section 2.02(ii).

ARTICLE VII.

The Administrative Agent

Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes JPMorgan Chase Bank, N.A. to take such action as agent on its behalf (and continues the appointment of JPMorgan Chase Bank, N.A. as the “Administrative Agent” under the Prior Credit Agreement) and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The Borrower hereby approves the appointment of JPMorgan Chase Bank, N.A. as Administrative Agent hereunder (and continues the appointment of JPMorgan Chase Bank, N.A. as the “Administrative Agent” under the Prior Credit Agreement). The Administrative Agent and each Bank irrevocably appoints and authorizes Bank of America, N.A. to act as its nominee as collateral agent under this Agreement and the other Loan Documents (and continues the appointment of Bank of America, N.A. as the “Agent” under the Original Credit Agreement but only with respect to the Liens granted to the “Agent” under the Original Credit Agreement and the Loan Documents executed pursuant thereto) with such powers as are specifically designates to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as a reasonably incidental thereto, including,

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without limitation, to act as nominee for and behalf of the Administrative Agent and the Banks under this Agreement and the Loan Documents and in connection with the Lockbox Accounts with respect to the Liens created by the Security Agreement, and except, as otherwise expressly set forth herein, to take such action as may be requested by the Administrative Agent or the Required Banks: provided, that, unless and until Collateral Agent shall have received any such request, Collateral Agent may take such administrative action, as it may deem advisable to protect the value of the Collateral and the ability of the Banks to realize the full amount thereof.

Section 7.02. Agents and Affiliates. JPMorgan Chase Bank, N.A. and Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent or the Collateral Agent (as applicable), and JPMorgan Chase Bank, N.A., Bank of America, N.A. and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent hereunder.

Section 7.03. Action by Agent. The obligations of either Agent under this Agreement or any other Loan Documents are only those expressly set forth herein or therein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

Section 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05. Liability of Agent. Neither Agent nor any of their respective directors, officers, agent, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or, with respect to the Collateral Agent, at the request of the Administrative Agent or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any other Loan Document or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith unless specifically requested to do so by a Bank. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

Section 7.06. Indemnification. Each Bank shall, in accordance with its Applicable Percentage, indemnify each Agent and each Agent’s Related Parties (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the indemnified parties’ gross negligence or willful misconduct) that either Agent or any of their respective Related Parties may suffer or incur in connection with this Agreement or any other Loan Document (including, without limitation, in connection with the Lockbox Accounts) or any action taken or omitted by such Agent or Related Party hereunder or thereunder. If a Bank makes any indemnification payment to an indemnified party pursuant to this Section and thereafter such party receives payment from the Borrower in respect of the same indemnified amount, such indemnified party shall reimburse such Bank to the extent of its ratable share of such payment received by such party.

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Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08. Successor Agents. The Administrative Agent may resign at any time by giving at least 15 days prior written notice thereof to the Banks, the Collateral Agent and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent approved by the Borrower (such approval not to be unreasonably withheld); provided that no approval of the Borrower shall be necessary if an Event of Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Required Banks and, if required, approved by the Borrower and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. The Collateral Agent may resign at any time by giving at least 30 days prior written notice thereof to the Administrative Agent, the Banks and the Borrower. Upon any such resignation, the Administrative Agent shall have the right to appoint a successor Collateral Agent approved by the Borrower (such approval not to be unreasonably withheld); provided that no approval of the Borrower shall be necessary if an Event of Default has occurred and is continuing. Upon the acceptance of its appointment as an Agent, each successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations (other than with respect to its obligations under Section 9.10). After any retiring Agent’s resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Section 7.09. Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

Section 7.10. Sub–Agent; Issuing Banks; Swingline Lender. Either Agent may perform any of its obligations and exercise any of its rights under the Loan Documents by or through sub–agent. The provisions of this Article VII shall inure to the benefit of any sub–agent of any Agent, each Issuing Bank and the Swingline Lender in the same manner and to the same extent as they inure to the benefit of the such Agent.

Section 7.11. Perfection by Possession and Control; Deposit Accounts. The Administrative Agent and the Collateral Agent hereby appoint each of the other Banks to serve as bailee to perfect Collateral Agent’s Liens in any Collateral in the possession of any such other Bank. Each Bank possessing any Collateral agrees to so act as bailee for the Collateral Agent in accordance with the terms and provisions hereof. In furtherance of the forgoing, each Bank acknowledges that the Borrower and certain of the Guarantors maintain deposit accounts at one or more of the Banks (all such accounts the “Loan Party Accounts”). Each Bank agrees to hold its Loan Party Accounts as bailee for the Collateral Agent to perfect the Collateral Agent’s Liens in the proceeds of Collateral held therein. Each Bank who holds a Lockbox Account agrees to pay to the Administrative Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer all collected funds on

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deposit in its Lockbox Accounts. The Administrative Agent shall be the only party entitled to make withdrawals from or otherwise give any direction with respect to the Lockbox Accounts. Prior to the receipt by a Bank of a written notice of an Event of Default from the Administrative Agent, the Borrower and the Guarantors are entitled to make withdrawals from the Loan Party Accounts which are not Lockbox Accounts and make deposits into all the Loan Party Accounts. When a Bank has received a written notice of an Event of Default from the Administrative Agent, (a) the Administrative Agent shall be the only party entitled to make withdrawals from or otherwise give any direction with respect to the Loan Party Accounts, and (b) each Bank shall transfer, in immediately available funds by wire transfer to the Administrative Agent, the amount of the collected funds credited to the Loan Party Accounts it holds (to the extent not already doing so with respect to Lockbox Accounts) and deliver to the Administrative Agent all moneys or instruments relating thereto or held therein and any other Collateral at any time the Administrative Agent demands payment or delivery thereof by such written notice to such Bank. The Borrower and each Guarantor agrees that each Bank is authorized to immediately deliver all the Collateral to the Administrative Agent upon the Bank’s receipt of such notice from the Administrative Agent. No Bank (other than the Administrative Agent acting for the benefit of the Secured Parties) shall exercise any right of set–off or banker’s lien against any Loan Party Account for any obligations other than the Obligations; provided that a Bank shall be entitled to charge, or set–off against a Loan Party Account and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining such Loan Party Account and for the amount of any item credited to such Loan Party Account that is subsequently returned for any reason.

Section 7.12. Powers and Immunities of Issuing Bank and Swingline Lender. Neither the Issuing Bank, the Swingline Lender nor any of their respective Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, neither the Issuing Bank nor the Swingline Lender: (i) shall have any duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank or for either Agent, (ii) shall be required to initiate any litigation or collection proceedings under any Loan Document, (iii) shall be responsible to any Bank or either Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (iv) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (v) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Issuing Bank and the Swingline Lender shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on the Agents and all of the other Banks; provided, however, that neither the Issuing Bank nor the Swingline Lender shall be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

Section 7.13. Other Agents. No Bank which has been designated as a Documentation Agent or a Syndication Agent under this Agreement shall have any right, power, obligation, liability, responsibility or duty under this Agreement solely as a result of such designation.

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ARTICLE VIII.

Change in Circumstances

Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any LIBOR Rate Borrowing Required Banks advise the Administrative Agent that the LIBOR Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their LIBOR Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make LIBOR Loans or to convert outstanding Loans into LIBOR Loans shall be suspended, (ii) each outstanding LIBOR Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto, and (iii) unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any LIBOR Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date shall instead be made as a Base Rate Borrowing.

Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make LIBOR Loans to the Borrower shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to the Borrower to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

Section 8.03. Increased Cost and Reduced Return.

(a) If on or after the Effective Date, in the case of any Loan or any obligation to make Loans, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any

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other condition affecting its LIBOR Loans or Letters of Credit or its obligation to make such LIBOR Loans or issue Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any LIBOR Loan to the Borrower or issuing or maintaining any letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank setting forth the circumstances giving rise to such demand and a calculation of the amount or amounts demanded (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) Failure or delay on the part of a Bank or an Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s or such Issuing Bank’s, as the case may be, right to demand such compensation; provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reduced returns incurred more than 270 days prior to the date such Bank notifies the Borrower thereof and of such Bank’s intention to claim compensation therefor; provided further that, if the change in law or in the application of law giving rise to such increased costs or reduced returns is retroactive, than the 270–day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) The provisions of this Section also shall inure to the benefit of each Issuing Bank in its capacity as such.

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Section 8.04. Taxes.

(a) For purposes of this Section 8.04(a), the following terms have the following meanings:

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, including any taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower that would not have been imposed on a payment by the Borrower, but excluding (i) in the case of each Bank and each Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or Agent (as the case may be), is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, (ii) in the case of each Bank and each Agent, taxes imposed solely by reason of such Bank or Agent (as the case may be) doing business in the jurisdiction imposing such tax, other than as a result of this Agreement or any Note or any transaction contemplated hereby (including the negotiation of any of the foregoing) and (iii) in the case of each Bank, any withholding tax imposed on such payments but only at a rate equal to the United States withholding tax that such Bank is (or would be) subject to on such payments by the Borrower at the time such Bank first becomes a party to this Agreement.

“Other Taxes” means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Notes or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

(b) Any and all payments by the Borrower to or for the account of any Bank or either Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a copy of a receipt evidencing payment thereof.

(c) The Borrower agrees to indemnify each Bank and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted on amounts payable under this Section) paid by such Bank or the applicable Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or Agent (as the case may be) makes written demand therefor. After any Bank or Agent (as the case may be) learns of the imposition of Taxes or Other Taxes, such Bank or Agent (as the case may be) will act in good faith promptly to notify the relevant Borrower of its obligations hereunder.

(d) Each Foreign Bank, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with the appropriate form or forms (including any forms required to replace forms previously provided because of a change in a Bank’s place of organization, principal office or Applicable Lending Office, or in the event that any forms are no longer valid because of their expiration or a change in law or regulations, other appropriate evidence of exemption or reduction as reasonably requested by the Borrower), certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from withholding tax imposed by the United States or reduces the rate of withholding tax (if any) on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is otherwise not subject to such withholding tax.

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(e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form as required by Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to the withholding taxes that would not have been imposed if such form had been provided; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

(g) If a Bank or an Agent shall receive a refund (including any offset or credit) from a taxation authority (as a result of any error in the imposition of Taxes or Other Taxes by such taxation authority) of any Taxes or Other Taxes paid by the Borrower pursuant to Section 8.04(b) or (c), such Bank or Agent (as the case may be) shall promptly pay to the Borrower the amount so received, with interest received from the taxation authority with respect to such refund.

Section 8.05. Base Rate Loans Substituted for Affected LIBOR Loans. If (i) the obligation of any Bank to make LIBOR Loans to the Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation from the Borrower under Section 8.03 or 8.04 with respect to its LIBOR Loans and the Borrower shall, by at least five LIBOR Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and

(b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.

Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make or maintain LIBOR Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or is receiving increased payments or indemnification payments under Section 8.04 or if a Bank becomes a Defaulting Bank, the Borrower shall have the right to seek a bank or banks (“Substitute Banks”), which may be one or more of the Banks or one or more other banks satisfactory to the Administrative Agent, to purchase all (but not less than all) the Notes and the participations in the Letter of Credit Exposure and Swingline Loans of such Bank (the “Affected Bank”) and, if the Borrower locates a Substitute Bank, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment plus the

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Affected Bank’s Applicable Percentage of all unreimbursed Letter of Credit Disbursements) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and the Notes to the Substitute Bank, and the Substitute Bank shall assume such rights and obligations, whereupon the Substitute Bank shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank. Any assignment by an Affected Bank pursuant to this Section shall be treated as a prepayment of the Affected Bank’s LIBOR Loans for purposes of Section 2.12.

ARTICLE IX.

Miscellaneous

Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, .pdf, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, any Issuing Bank, the Swingline Lender or either Agent, at its address or its telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or its telecopy number set forth in its Administrative Questionnaire, or (z) in the case of any party, such other address or other telecopy or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation of receipt or answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

Section 9.02. No Waivers. No failure or delay by the Administrative Agent, any Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03. Expenses; Indemnification.

(a) Subject to the limitations in Section 5.06 with respect to the obligations to pay for field examinations and inventory appraisals, the Borrower shall pay (i) all reasonable out–of–pocket expenses of the Administrative Agent, the Collateral Agent and (in the case of expenses relating to any Letter of Credit) each Issuing Bank, including reasonable fees and disbursements of special counsel for each Agent in connection with the preparation and administration of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder; any fees and expenses incurred in connection with field examinations of the Collateral (if payment is required by the Borrower) and inventory appraisals; provided that when no Default exists, neither Agent shall incur more than $10,000 in fees or expenses (relating to a single expense or a series of expenses) without prior written consent from the Borrower, provided further that the forgoing limitation does not apply to (A) reasonable fees and expenses of each Agent’s legal counsel or (B) any other expenditure which has been previously approved by the Borrower, and (ii) if an Event of Default occurs, all reasonable out–of–pocket fees, expenses and disbursements of counsel to the Agents and one additional counsel representing all of the Banks, taken as a whole, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

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(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank and each Bank, their respective affiliates and the respective directors, officers, agent and employees of the foregoing (each an “Indemnitee”) and hold each such Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including any of the foregoing with respect to Environmental Laws applicable to the Borrower or any Subsidiary), including, without limitation, the reasonable fees and disbursements of counsel, which may be actually incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.

Section 9.04. Setoffs.

(a) Subject to the obligations under Section 7.11, each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of its claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the claims in respect of Letter of Credit Disbursements and Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of claims in respect of Letter of Credit Disbursements and of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a claim in respect of a Letter of Credit Disbursement or in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

(b) In addition to any rights and remedies of the Banks provided by law but subject to the obligations under Section 7.11, each Bank shall have the right, without prior notice the Borrower or any of its Subsidiaries, any such notice being expressly waived to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or any of its Subsidiaries hereunder (whether at the stated maturity, by acceleration or otherwise) or under any of the other Loan Documents, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower or any of its Subsidiaries, as the case may be, and whether or not such Bank is otherwise fully secured. Each Bank agrees promptly to notify the Borrower and the Agents after any such setoff and application made by such Bank, provided, that the failure to give such notice shall not affect the validity of such setoff and application. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT TO DIRECT THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANKS OF THEIR RIGHT OF SET–OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

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Section 9.05. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by, or approved in writing by, the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender are affected thereby, by the Administrative Agent or such Issuing Bank or the Swingline Lender, as the case may be); provided that no such amendment or waiver shall, unless signed by, or approved in writing by, all the Banks affected thereby (i) increase or decrease the Total Commitment from that in effect on the Closing Date or the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate or amount of interest on any Loan or any claim for reimbursement of a Letter of Credit Disbursement or any fees hereunder, (iii) postpone the date fixed for any payment of principal (but not a mandatory prepayment) of or interest on any Loan or for any reimbursement of a Letter of Credit Disbursement or for payment of any fees hereunder or for any reduction or termination of any Commitment, (iv) change the respective Applicable Commitments or the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) change any provision of this Agreement (including Section 2.16(b)) in a manner that would alter the pro rata sharing of payments under this Agreement, (vi) release any Guarantor that is a Material Subsidiary from its Guarantee under the Guarantee Agreements, (vii) increase the advance rates under the Borrowing Base in excess of the advance rates in effect on the Effective Date, (viii) direct the Collateral Agent to release any portion of the Collateral greater than five percent (5%) of the aggregate amount of the Collateral, unless such Collateral is disposed of in a transaction permitted by this Agreement or (ix) release or discharge any of the payment obligations of the Borrower under the Loan Documents. If the Borrower is successful in raising additional equity, the Net Proceeds contributed to the Borrower in connection therewith equals or exceeds $50,000,000, no Default exists and the Borrower requests amendments to the restrictive covenants contained in this Agreement in connection with such additional equity contribution in light of the improved financial position of the Borrower as a result thereof, the Agents and the Banks agree that they will not charge an amendment fee in connection with any resulting amendment entered into in connection therewith. The forgoing sentence shall not obligate either Agent or any of the Banks to enter into any such amendment. Notwithstanding any other provisions of this Section 9.05 to the contrary, this Agreement may be amended pursuant to an Increased Commitment Supplement executed in accordance with Section 2.18 which only needs to be signed by the Borrower, the Administrative Agent and the Banks increasing or providing new Commitments thereunder.

Section 9.06. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) Subject to the conditions set forth in paragraph (b)(ii) below, any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Bank, an affiliate of a Bank, an Approved Fund (as defined below) or, if an Event of Default under clauses (a), (g) or (h) of Section 6.01 has occurred and is continuing, any other assignee; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Bank with a Commitment immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank’s Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clauses (a), (g) or (h) of Section 6.01 has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it is not a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.06(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an affiliate of such Bank or (c) an entity or an affiliate of an entity that administers or manages a Bank.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 8.03 and 8.04). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 9.06 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans and Letter of Credit Disbursements owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Bank may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Bank’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Bank’s obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.05 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of clauses (a), (g) or (h) of Section 6.01 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04(b) as though it were a Bank, provided such Participant agrees to be subject to Section 9.04(a) as though it were a Bank.

(ii) A Participant shall not be entitled to receive any greater payment under Sections 8.03 or 8.04 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 8.04 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 8.04 as though it were a Bank.

(d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

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Section 9.07. Governing Law; Submission to Jurisdiction. This Agreement, each Note and each other Loan Document shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are relying (at least in part) on, Section 5–1401 of the General Obligations Law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 9.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts and on telecopy counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, including, without limitation, the Original Credit Agreement and the Prior Credit Agreement.

Section 9.09. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.10. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates’ directors, officers, employees and agent, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the Administrative Agent, the Collateral Agent and the Banks shall be responsible for the compliance with this paragraph by any Persons to whom such Information was delivered by such Agent or Bank) for purposes of evaluating Loans, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process (in which case, to the extent permitted by law, the party in receipt of such request shall promptly inform the Borrower in advance), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent any Issuing Bank or any Bank on a nonconfidential basis from a source other than the Borrower or any Subsidiary. For the purposes of this Section, “Information” means all information received in writing from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of non–financial information received from the Borrower or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 9.11. Replacement Note. Upon receipt of an appropriate and reasonably acceptable affidavit of an officer of the affected Bank as to the loss, theft, destruction or mutilation of any Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount (as to any Note) and in any event of like tenor.

Section 9.12. Usury. All agreements between the Borrower (on the one hand) and the Administrative Agent or any of the Banks (on the other hand) relating to the Financing Transactions are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Notes or otherwise, shall the amount paid or agreed to be paid for the use or the forbearance of the Indebtedness represented by any Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower, the Administrative Agent and the Banks, in the execution, delivery and acceptance of the Notes, to contract in strict compliance with the laws of the State of New York. If, under any circumstances whatsoever, performance or fulfillment of any provision of any of the Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Administrative Agent or any Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest. The provisions of this Section 9.12 shall control every other provision of this Agreement and of each Note.

Section 9.13. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken.

Section 9.14. Replacement/Restatement of Prior Credit Agreement; Contribution; Intercompany Subordination.

(a) Amendment, Restatement and Ratification. This Agreement amends and restates in its entirety the Prior Credit Agreement. The execution of this Agreement, the Notes and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Prior Credit Agreement nor does it constitute a novation with respect to such indebtedness. The Borrower, the Agents and the Banks ratify and confirm each of the Loan Documents entered into prior to the Effective Date (but excluding the Prior Credit Agreement) and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. However, for all matters arising prior to the Effective Date (including, without limitation, the accrual and payment of interest and fees, and matters relating to indemnification), the terms of the Prior Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed. Without limiting the generality of the foregoing and notwithstanding anything in any Loan Document to the contrary, the Borrower, the Agents and the Banks agree and acknowledge that:

(i) the term “Credit Agreement” as used in each Loan Document means this Agreement and any reference in any description of the Original Credit Agreement to the Agent shall mean both Agents;

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(ii) the term “Administrative Agent” as used in the Security Agreement means Bank of America, N.A., as Collateral Agent;

(iii) the term “Agent”, as used in the definition of the term “Borrower Obligations” that is contained in the Security Agreement, means either or both Agents;

(iv) the term “Lender”, as used in the Security Agreement, includes the Administrative Agent;

(v) Any reference to FFI International, Inc. in any Loan Document means Elizabeth Arden International Holding, Inc. (formerly FFI International, Inc.) and

(vi) the term “Agent” as used in the following places in the Guarantee Agreement:

(a) the first sentence of clause (a) of Section 1 means both Agents;

(b) the second sentence of clause (a) of Section 1 and the first and second usage in the first sentence of Section 6 means the Administrative Agent;

(c) the first usage in the first sentence of clause (b) of Section 1 means the Collateral Agent;

(d) the second usage in the first sentence of clause (b) of Section 1 means either Agent;

(e) all other usages means either or both Agents as the context requires;

(vii) references to any specific section or article of the Uniform Commercial Code in any Loan Document shall mean a reference to the corresponding section of the Uniform Commercial Code as amended; and

(viii) The term “Obligations” as defined in the Guarantee Agreement and the term “Borrower Obligations” as defined in the Security Agreement include, without limitation, all obligations, indebtedness, and liability of the Borrower to the Agents and the Banks, or any one of them, arising under this Agreement and the Notes executed pursuant hereto.

(b) Release. THE BORROWER AND EACH GUARANTOR REPRESENTS AND WARRANTS THAT AS OF THE EFFECTIVE DATE THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR DEFENSES OR COUNTERCLAIMS TO, ITS OBLIGATIONS UNDER THE PRIOR CREDIT AGREEMENT, AS AMENDED AND RESTATED BY THIS AGREEMENT, or under THE OTHER LOAN DOCUMENTS. TO INDUCE THE AGENTS AND THE BANKS TO ENTER INTO THIS AGREEMENT, THE BORROWER AND (by its execution of this Agreement below) EACH GUARANTOR WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE EFFECTIVE DATE AND RELATING TO THE PRIOR CREDIT AGREEMENT OR THE LOAN DOCUMENTS.

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(c) Contribution. The Borrower and the Guarantors, together desire to allocate among themselves (the “Contributing Obligors”), in a fair and equitable manner, their obligations arising under the Loan Documents. Accordingly, in the event any payment or distribution is made by the Borrower or a Guarantor under the Loan Documents (a “Funding Obligor”) that exceeds its Fair Share (as defined below), that Funding Obligor shall be entitled to a contribution from each of the other Contributing Obligors in the amount of such other Contributing Obligor’s Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Obligor’s Aggregate Payments (as defined below) to equal its Fair Share. “Fair Share” means, with respect to a Contributing Obligor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Obligor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Obligors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Obligors under this Agreement in respect of the Obligations. “Fair Share Shortfall” means, with respect to a Contributing Obligor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Obligor over the Aggregate Payments of such Contributing Obligor. “Adjusted Maximum Amount” means, with respect to a Contributing Obligor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Obligor under the Loan Documents to which it is a party determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Contributing Obligor for purposes of this Section 9.14(c), the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Obligor. “Aggregate Payments” means, with respect to a Contributing Obligor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Obligor in respect of the Loan Documents (including, without limitation, in respect of this Section 9.14(c). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Obligor. The allocation among Contributing Obligors of their obligations as set forth in this Section 9.14(c) shall not be construed in any way to limit the liability of any Contributing Obligor under any Loan Document. In the event a payment is made by Borrower or a Guarantor in excess of its Fair Share, then such party shall be subrogated to the rights then held by Agents and the Banks with respect to the Obligations to the extent to which the Obligations were discharged by such party and, in addition, upon payment by such party of any sums to an Agent or any Bank in excess of its Fair Share, all rights of such party against Borrower or the other Guarantors or against any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Obligations. By becoming a party to the Guarantee Agreement, each Subsidiary who becomes a Guarantor after the Effective Date shall be bound by the provisions of this Section 9.14(c) and Section 9.14(d).

(d) Intercompany Subordination. Borrower and each Guarantor agrees that the Intercompany Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Obligated Party Obligations (as defined below) as herein provided. The Intercompany Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Intercompany Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Subordination Party (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Obligated Party Obligations shall have been paid in full in cash; except that prior to the occurrence and continuance of a Default, a Guarantor shall have the right to receive, accept, retain and apply payments on the Intercompany Subordinated Indebtedness made in the ordinary course of business. After the occurrence and during the continuance of a Default, no payments may be made or given, directly or indirectly, by or on behalf of any Subordination Party or received, accepted, retained or applied by any Guarantor unless and until the Obligated Party Obligations shall have been paid in full in cash. If any sums shall be paid to a Guarantor by any Subordination Party or any other Person on account of the Intercompany Subordinated Indebtedness when such payment is not

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permitted hereunder, such sums shall be held in trust by such party for the benefit of the Agents and the Banks and shall forthwith be paid to the Administrative Agent without affecting the liability of any Guarantor under the Loan Documents and may be applied by the Administrative Agent against the Obligated Party Obligations in accordance with this Agreement as if such payments were Collateral. Upon the request of the Administrative Agent, each Guarantor shall execute, deliver, and endorse to the Administrative Agent such documentation as the Administrative Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Agreement, the term “Intercompany Subordinated Indebtedness” means, with respect to each Guarantor, all indebtedness, liabilities, and obligations of any other Guarantor and of Borrower (herein a “Subordination Party”) to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such party. The term “Obligated Party Obligations” means, with respect to any Subordination Party, all obligations, indebtedness and liability of such Subordination Party to the Agents and the Banks or any one of them under the Loan Documents (including, without limitation, any and all post–petition interest and expenses whether or not allowed under any bankruptcy, insolvency or other similar law). Each Guarantor agrees that any and all Liens (including any judgment liens) upon any Subordination Party’s assets securing payment of any Intercompany Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Subordination Party’s assets securing payment of the Obligated Party Obligations or any part thereof, regardless of whether such Liens in favor of a Guarantor, an Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of the Administrative Agent, no Guarantor shall (i) file suit against any Subordination Party or exercise or enforce any other creditor’s right it may have against any Subordination Party, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any obligations of any Subordination Party to such party or any Liens held by such party on assets of any Subordination Party. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving any Subordination Party as debtor, the Administrative Agent shall have the right to prove and vote any claim under the Intercompany Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Intercompany Subordinated Indebtedness until the Obligated Party Obligations have been paid in full in cash. The Administrative Agent may apply any such dividends, distributions, and other payments against the Obligated Party Obligations in accordance with this Agreement as if such payments were Collateral.

Section 9.15. USA PATRIOT Act. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.

Section 9.16. OFAC. Borrower represents and warrants that, as of the Effective Date, to its knowledge, neither it nor any Subsidiary of the Borrower: (a) is a Person whose property or interests in property are blocked or are subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001) or (b) is otherwise a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions

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under any other OFAC regulation or executive order. Neither the Borrower nor any Subsidiary of the Borrower will knowingly (i) engage in any dealings or transactions prohibited by Section 2 of such executive order, or (ii) be otherwise associated with any such Person in any manner violative of Section 2 of such order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ELIZABETH ARDEN, INC.

By:	/s/ Marcey W. Becker
	Name:	Marcey W. Becker
	Title:	Senior Vice President, Finance &
Corporate Development

Address:

Elizabeth Arden, Inc.

2400 SW 145th Avenue

Miramar, Florida 33027

Attn: Oscar Marina

Phone No. (954) 364-3514

Facsimile No.: (954) 364-6920

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 84

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), individually as a Bank, an Issuing Bank and as Administrative Agent

By:	/s/ Christy L. West
Christy L. West, Vice President

Address:

JPMorgan Chase Bank, N.A.

2200 Ross Ave., 9th Floor

TX1-2921

Dallas, TX 75201

Attention: Christy L. West

Telephone No. (214) 965-2364

Telecopy No. (214) 965-2594

Lending Office for Base Rate

Loans and Libor Loans:

10 South Dearborn Street

22nd Floor

Chicago, IL 60603-2003

Attn: Chase Business Credit/Operations

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 85

BANK OF AMERICA, N.A. (successor in interest by merger to Fleet National Bank), as Collateral Agent and a Bank

By:	/s/ Seth Tyminski
	Name:	Seth Tyminski
	Title:	Assistant Vice President

Address:

Bank of America, N.A.

335 Madison Ave. 6th Floor

New York NY 10017

Phone: (646) 556-0138

Fax: (646) 556-0260

Domestic Lending Office:

Bank of America, N.A.

20975 Swenson Drive

Waukesha WI 53186

LIBOR Lending Office:

Bank of America N.A.

20975 Swenson Drive

Waukesha WI 53186

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 86

OTHER BANKS:

WELLS FARGO CAPITAL FINANCE, LLC (successor in interest to Wachovia Bank, National Association)

By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Senior Vice President

Address:

Wells Fargo Capital Finance, LLC

301 South College St.

Charlotte, NC 28202

Telephone No.: (704) 715-8596

Telecopy No.: (704) 374-2703

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 87

PNC BANK, NATIONAL ASSOCIATION (successor in interest to National City Business Credit, Inc.)

By:	/s/ Timothy Canon
	Name:	Timothy Canon
	Title:	Vice President

Address:

PNC Bank, National Association

200 South Wacker, Suite 600

Chicago, IL 60606

Telephone No.: (312) 454-2958

Telecopy No.: (312) 454-2919

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 88

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Christopher Fudge
	Name:	Christopher Fudge
	Title:	Vice-President

Address:

U.S. Bank National Association

425 Walnut Street

Cincinnati, OH 45202

Telephone No.: (513) 632-2096

Telecopy No.: (513) 632-2040

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 89

HSBC BANK USA, N.A.

By:	John N. McDevitt
	Name:	John N. McDevitt
	Title:	Vice President

HSBC BANK Plc

By:	Simon Pyatt
	Name:	Simon Pyatt
	Title:	Global Relationship Manager

Address:

HSBC Bank USA, N.A.

452 Fifth Avenue

New York, New York 10018

Telephone No.: (212) 525-6329

Telecopy No.: (212) 525-2520

HSBC Bank Plc

City Corporate Banking Centre

1st Floor, 60 Queen Victoria St.

London, EC4N 4TR

Telephone No.: (44) 08455 847715

Telecopy No.: (44) 08455 878676

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 90

HARRIS, N.A.

By:	/s/ Craig Thistlethwaite
	Name:	Craig Thistlethwaite
	Title:	Director

Address:

Harris, N.A.

111 West Monroe Street, 20E

Telephone No.: (312) 461-2171

Telecopy No.: (312) 765-1641

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, Page 91

Consent of Guarantors and Reaffirmation of Loan Documents

Each of the undersigned Guarantors hereby (a) agrees that the Guarantee Agreement is and shall remain in full force and effect; (b) agrees that the Security Agreement and the Guarantee Agreement, each is and shall remain in full force and effect; (c) ratifies and confirms all terms and provisions of the Guarantee Agreement and Security Agreement, (d) acknowledges its consent and agreement to this Agreement (including without limitation, the provisions of Section 9.14 hereof) and agrees to be bound thereby, (e) acknowledges and agrees that all Loans and Letters of Credit issued under this Agreement constitute “Obligations” under the Guarantee Agreement and “Borrower Obligations” under the Security Agreement, and (f) agrees that all liens, security interests and other encumbrances granted under the Security Agreement in favor of the Collateral Agent secure the credit extended under this Agreement.

FD MANAGEMENT, INC.

By:	/s/ Marcey W. Becker
	Name:	Marcey W. Becker
	Title:	Vice President

DF ENTERPRISES, INC.

By:	/s/ Marcey W. Becker
	Name:	Marcey W. Becker
	Title:	Vice President

ELIZABETH ARDEN INTERNATIONAL HOLDING, INC., (formerly FFI International, Inc.)

By:	/s/ Marcey W. Becker
	Name:	Marcey W. Becker
	Title:	Vice President

RDEN MANAGEMENT, INC.

By:	/s/ Marcey W. Becker
	Name:	Marcey W. Becker
	Title:	Vice President

ELIZABETH ARDEN (FINANCING), INC.

By:	/s/ Marcey W. Becker
	Name:	Marcey W. Becker
	Title:	Vice President

CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS - Page 1

ELIZABETH ARDEN TRAVEL RETAIL, INC.

By:	/s/ Marcey W. Becker
	Name:	Marcey W. Becker
	Title:	Vice President

CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS - Page 2

Index to Exhibits and Schedules

A	Form of Promissory Note
B	Form of Opinion of Counsel for the Borrower and the Guarantors
C	Form of Borrowing Base Certificate
D	Form of Consent and Subordination Agreement
E	Form of Compliance Certificate
F	Form of Assignment and Assumption Agreement
G	Form of Increased Commitment Supplement

Schedules

1.01	Commitments
1.01(a)	Existing Letters of Credit
1.01(b)	Assignments
4.05	Litigation
4.09	Subsidiaries
4.14	Locations
4.15	Licenses, Trademarks and Distribution Agreements
4.19	Lockbox Accounts
5.09	Permitted Investments
5.10	Liens
5.11	Arden Acquisition Indebtedness

CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS - Page 1

EXHIBIT A

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Form of Promissory Note

CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS - Page 1

NOTE

[$ ]	, 2011

For value received, ELIZABETH ARDEN, INC., a Florida corporation (the “Borrower”), promises to pay to the order of             (the “Bank”), for the account of its Applicable Lending Office, $[            ] or, if less, the aggregate unpaid principal amount of the Bank’s Loans to Borrower then outstanding under the Credit Agreement referred to below on the date or dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent, unless otherwise directed by the Administrative Agent.

All Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Bank on a schedule attached hereto; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the Third Amended and Restated Credit Agreement dated as of January 21, 2011 among Borrower, the banks listed on the signature pages thereof, and JPMorgan Chase Bank, N.A., as administrative agent and Bank of America, N.A., as collateral agent (as the same may be amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The Borrower hereby waives diligence, presentment, protest and notice of any kind whatsoever, other than notices expressly required by the Credit Agreement.

Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

This Note evidences indebtedness previously evidenced by one or more of the promissory notes executed and delivered under the Prior Credit Agreement (the “Prior Notes”). This Note modifies in their respective entireties (to the extent of the indebtedness evidenced hereby) the Prior Notes, but does not extinguish the indebtedness evidenced thereby which is continued under the terms hereof.

ELIZABETH ARDEN, INC.

By:
Title:
Name:

CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS - Page 1

EXHIBIT B

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Form of Opinion of Weil, Gotshal & Manges, LLP, counsel for the Borrower and the Guarantors

CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS - Page 1

January 21, 2011

To each of the Banks party

to the Third Amended and

Restated Credit Agreement, dated

as of January 21, 2011, among

Elizabeth Arden, Inc., the Banks

party thereto, JPMorgan Chase Bank, N.A., as

Administrative Agent, Issuing Bank

and Swingline Lender, and

Bank of America, N.A., as Collateral

Agent for the Banks

Ladies and Gentlemen:

We have acted as counsel to Elizabeth Arden, Inc. (the “Company”), a Florida corporation, FD Management, Inc. (“FD Management”), a Delaware corporation and wholly–owned subsidiary of the Company, DF Enterprises, Inc. (“DF Enterprises”), a Delaware corporation and wholly–owned subsidiary of the Company, and Elizabeth Arden International Holding, Inc., formerly FFI International, Inc. (“International”; collectively with FD Management and DF Enterprises, the “Subsidiaries” and, the Subsidiaries, collectively with the Company, the “Arden Entities”), a Delaware corporation and wholly–owned subsidiary of the Company, in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Third Amended and Restated Credit Agreement (the “Agreement”), dated as of January 21, 2011, among the Company, as Borrower, the Banks named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender (the “Administrative Agent”), and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”). Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Arden Entities, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In connection thereof, we have examined:

(1) the Agreement and the Notes executed pursuant to the Agreement;

(2) the Articles of Incorporation, or Certificate of Incorporation, as the case may be, of each Arden Entity (the “Articles”);

(3) the Bylaws of each Arden Entity (collectively with the Articles, the “Governing Documents”);

(4) the Indenture; and

(5) the distribution and licensing agreements listed on Exhibit A hereto (collectively, the “Licensing Agreements”).

FORM OF BORROWER’S COUNSEL’S LEGAL OPINION, Page 1

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Arden Entities and upon the representations and warranties of the Arden Entities contained in the Agreement. As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company is a corporation validly existing under the laws of the State of Florida and its status is active. Based solely upon a review of good standing certificates issued by the Secretary of State of the States of Connecticut, New York, New Jersey and Pennsylvania (the “Foreign Jurisdictions”), the Company is in good standing and qualified to do business as a foreign corporation in the Foreign Jurisdictions. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. Each of the Subsidiaries is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3. Each of the Arden Entities has all requisite corporate power and authority to execute and deliver the Agreement and the Notes to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Agreement and the Notes by each of the Arden Entities party thereto have been duly authorized by all necessary corporate action on the part of each such Arden Entity. The Agreement and each Note have been duly and validly executed and delivered by each of the Arden Entities party thereto and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligations of the Arden Entities party thereto, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, and (B) no opinion is expressed with respect to Section 9.04(a) of the Agreement relating to sharing of set–offs.

4. The execution and delivery by each of the Arden Entities of the Agreement and the Notes to which it is a party and the performance by each such Arden Entity of its obligations thereunder (a) will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Governing Documents of such Arden Entity, (ii) any of the terms, conditions or provisions of the Indenture or any of the Licensing Agreements, (iii) any New York, Florida, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such Arden Entity of which we are aware; and (b) do not require the consent of the holders of the Senior Notes under the Indenture.

5. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Florida, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by any Arden Entity of the Agreement or the Notes to which it is a party, the consummation by such Arden Entity of the transactions contemplated thereby or the performance by such Arden Entity of its obligations thereunder, except for (a) such consents, approvals, waivers, licenses

FORM OF BORROWER’S COUNSEL’S LEGAL OPINION, Page 2

or authorizations or other actions the failure of which to obtain or make would not have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Financing Transactions, (b) such as have been made or obtained, and (c) federal and state securities or blue sky laws, as to which we express no opinion in this paragraph.

6. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against any Arden Entity that relates to any of the transactions contemplated by the Agreement.

The opinions expressed herein are limited to the laws of the State of Florida, the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

FORM OF BORROWER’S COUNSEL’S LEGAL OPINION, Page 3

EXHIBIT C

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Form of Borrowing Base Certificate

EXHIBIT C, Cover Page

BORROWING BASE CERTIFICATE
Previously Faxed: Yes No (Circle One)
Company Name:	Elizabeth Arden, Inc.	As of

1.	Total Domestic, Canada & Turnkey Accounts Receivable per Attached Aging:

50% Cross Aging Exclusion

Affiliate or Related Party Accounts

Balance over 120 days from invoice date (retailers)

Balance over 150 days from invoice date (U.S. non-retailers)

Contra A/R Accounts offset w/ AP Accounts

Government Accounts

Credits over 120 days from invoice date (retailers)

Credits over 150 days from invoice date (U.S. non-retailers)

Allowance Accruals

Chargebacks

15% Concentration Exclusion

Other Exclusions

2.	Total Ineligibles

3.	Accounts Receivable - Approved Eligible

4.	Accounts Receivable Advance Rate (I)

5.	Accounts Receivable Availability (Line 3 times Line 4)

6.	AR Temporary Increase Calculation

1.	Total Domestic Arden Inventory

Less: Intermediates & Bulk (“I” & “B”)

Gross Raw Materials, Unpackaged Finished Goods and Finished Goods

2.	Finished Goods Inventory (F)

LESS: ZUG Allocation 16.0% of Eligible Inventory

3.	Net Eligible Finished Goods

4.	Net Liquidation Value as Percentage of Gross

FORM OF BORROWING BASE CERTIFICATE, Page 1

5.	Net Liquidation Value (3X4)

6.	85% of Net Liquidation Value (.85 x 5)

7.	Finished Goods Packaged Temporary Increase Calculation

1.	Unpackaged Finished Goods Inventory [WIP’s] (W)

LESS: ZUG Allocation 16.0% of Eligible Inventory

2.	Net Unpackaged Finished Goods

3.	Net Liquidation Value as Percentage of Gross

4.	Net Liquidation Value (2X3)

5.	85% of Net Liquidation Value (.85 x 4)

6.	Finished Goods Unpackaged Temporary Increase Calculation

1.	Raw Material Inventory (R,C)

LESS: ZUG Allocation 16.0% of Eligible Inventory

2.	Net Raw Materials

3.	Net Liquidation Value as Percentage of Gross

4.	Net Liquidation Value (2X3)

5.	85% of Net Liquidation Value (.85 x 7)

6.	Raw Material Temporary Increase Calculation

AVAILABLE COLLATERAL SUMMARY:

A/R AVAILABILITY (A)

plus: INVENTORY AVAILABILITY (B+C+D+E+F+G)

plus: CASH COLLATERAL PLEDGED

less: AVAILABILITY RESERVES

plus: TEMPORARY INCREASE AVAILABILITY (Limit 25M)

FORM OF BORROWING BASE CERTIFICATE, Page 2

TOTAL AVAILABILITY (per this schedule)

TOTAL AVAILABILITY (per terms - Limit of $300M)

COMMITTED EXPOSURE (as listed below)

Less: LOANS OUTSTANDING

Less: LETTERS OF CREDIT EXPOSURE

Less: OTHER OBLIGATIONS (Accrued Interest and Credit Line Fees)

BORROWING AVAILABILITY

BORROWERS DOMESTICS CASH AND DOMESTIC CASH EQUIVALENTS

This Borrowing Base Certificate is delivered by the undersigned to JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent (the “Agent”) pursuant to that certain Third Amended and Restated Credit Agreement dated as of January 21, 2011 (the “Agreement”) among the undersigned, the Agent, Bank of America, N.A., as collateral agent, and certain other parties named therein. Terms defined by the Agreement are incorporated herein by reference where applicable. The undersigned represents and certifies that this Borrowing Base Certificate is true and correct in every respect and that all existing Accounts and Inventory, referenced above for inclusion in the Borrowing Base, represent Eligible Accounts and Eligible Inventory of the type described in accordance with the definitions set forth in the Agreement. The undersigned warrants that all collections received or credits allowed on Accounts reported on previous Borrowing Base Certificates have been duly and regularly entered to the credit of the respective account debtors on the books and records of the undersigned and that all collections have been remitted and that all credits have been reported to date to the Administrative Agent as required by the Agreement. In the event of any conflict between the terms of the Borrowing Base Certificate and the Agreement, the terms of the Agreement shall control.

Authorized Signature

FORM OF BORROWING BASE CERTIFICATE, Page 3

EXHIBIT D

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Form of Consent and Subordination Agreement

EXHIBIT D, Cover Page

CONSENT SUBORDINATION AGREEMENT

This Consent and Subordination Agreement, entered into as of the             day of             , 20            by and among BANK OF AMERICA, N.A., a national banking association, as Collateral Agent (“Agent”), and ELIZABETH ARDEN, INC., a Florida corporation (“Borrower”), and                     , a [                ] (“Third Party”).

WHEREAS, Borrower has or may hereafter deliver items which constitute part of their inventory to premises owned or occupied by Third Party at                                                  ,             ,             (the “Premises”);

WHEREAS, Banks (as defined in that certain Third Amended and Restated Credit Agreement dated January 21, 2011 by and among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Agent and the Banks party thereto (as such credit agreement may be amended, restated, refinanced or otherwise modified)) have provided to Borrower certain financial accommodations and as security for such accommodations Borrower and certain of its subsidiaries have previously granted Agent, a security interest in certain collateral including, without limitation, the inventory owned by the Borrower and certain of its subsidiaries and located on the Premises (the “Collateral”);

NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1. Third Party subordinates to Agent each and every right which Third Party now has or may hereafter have under the laws of the State of                     or any other state to obtain a lien on, set off against or to claim or assert title to any of the Collateral.

2. Third Party acknowledges that any claim or claims that the Agent has or may hereafter have against the Collateral by virtue of its security interest is superior to any lien or claim of any nature which Third Party now has or may hereafter have to the Collateral whether by statute, agreement or otherwise whether or not Agent has executed and timely filed financing statements evidencing its security interests in the Collateral.

3. Third Party agrees to keep the Collateral segregated (to the extent possible) from all of its property and property belonging to others. In the event the Collateral is co–mingled with other items of inventory, Third Party agrees to maintain the integrity of Collateral so as to be able, at all times, to identify and retrieve the Collateral.

4. At any time in accordance with the terms of any agreement evidencing any indebtedness, obligation or liability of Borrower to any of the Banks or their assigns, Agent may remove the Collateral from the Premises upon prior notice to Third Party, whenever Agent determines it is necessary or desirable to do so to protect their interests and without liability or accountability to Third Party therefore, except that Agent shall repair in a workmanlike manner at Bank’s expense any damage caused to the Premises by the removal of the Collateral. Third Party agrees to grant Agent the right of entry at any reasonable time to remove the Collateral from their Premises.

5. Banks may, without affecting the validity of this Consent, extend the terms of payment of any indebtedness of Borrower to any of the Banks or alter the performance of any of the terms and conditions of Borrower’s obligations to the Banks, without the consent of Third Party and without giving notice thereof to Third Party.

6. Third Party agrees to give prior notice to Agent in the event Third Party intends to sell or transfer the Premises.

CONSENT SUBORDINATION AGREEMENT, Page 1

7. All notices, request, demands and other communications provided for hereunder shall be in writing, including facsimile transmission (“FAX”) and mailed or delivered by overnight courier, or transmitted by facsimile confirmed in writing mailed to the addressee, to the applicable party at the addresses indicated below:

If to Third Party:

If to Borrower:

Elizabeth Arden, Inc.

2400 SW 145th Avenue

Miramar, Florida 33027

Attention: Oscar Marina, General Counsel

Facsimile No.: (954) 364-6920

If to Agent, as collateral agent:

Bank of America, N.A.

111 Westminster Street

Providence, Rhode Island 02903

Attention: Doug Scala, Senior Vice President

Facsimile No.: (401) 278–3328

With a copy to:

JPMorgan Chase Bank, N.A.

2200 Ross Ave., 9th Floor

TX1-2921

Dallas, TX 75201

Attention: Christy L. West

Facsimile No.: (214) 965-2594

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon the earlier to occur of (a) the third day following deposit thereof in the United States mail, (b) twelve noon local time on the first business day following timely deposit thereof with an overnight courier services or (c) receipt by the party to whom such notice is directed.

8. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties.

CONSENT SUBORDINATION AGREEMENT, Page 2

IN WITNESS WHEREOF, the parties hereto, through their duly authorized representatives, have executed this Consent as of the day and year first above written.

THIRD PARTY:

[ ]

By:
Name:
Title:

BORROWER:

ELIZABETH ARDEN, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as collateral agent

By:
Name:
Title:

CONSENT SUBORDINATION AGREEMENT, Page 3

EXHIBIT E

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Form of Compliance Certificate

EXHIBIT E, Cover Page

COMPLIANCE CERTIFICATE

Effective as of             , 201     (the “Effective Date”)

(last day of fiscal year or fiscal period, as applicable)

Reference is made to the certain Third Amended and Restated Credit Agreement dated as of January 21, 2011, among Elizabeth Arden, Inc. (“Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent for the Banks as provided therein (“Administrative Agent”), and each of the Banks from time to time party thereto (as such agreement may be amended or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used this Compliance Certificate that are defined in the Credit Agreement, wherever used herein, shall have the same meanings as are prescribed by the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the Credit Agreement, the Credit Agreement shall control. The undersigned, duly appointed and acting authorized signatory of the Borrower, being duly authorized, hereby delivers this Compliance Certificate to Administrative Agent pursuant to Section 5.01 of the Credit Agreement.

1. Borrower hereby delivers to Administrative Agent (check as applicable):

[ ]	Copies of the audited financial statements required by Section 5.01(a) for Borrower’s fiscal year ending on the Effective Date.

[ ]	Copies of the financial statements required by Section 5.01(e) for the month end corresponding to the end of the Borrower’s fiscal quarter ending on the Effective Date.

Such financial statements are complete and correct in all material respects and have been prepared in accordance with the requirements of the Credit Agreement.

2. Exhibit “A” attached hereto sets forth the calculation of the Debt Service Pricing Ratio and the corresponding percentages for the Applicable Margin and Applicable Letter of Credit Fee.

3. Exhibit “B” attached hereto sets forth the status of compliance with the covenant contained in Section 5.19 (“Minimum Quarterly Consolidated Debt Service Coverage Ratio”), as of the Effective Date, calculated for the applicable period as required by the Credit Agreement.

4. The undersigned hereby states that (check as applicable):

[ ]	No Default exists as of the Delivery Date.

[ ]	One or more Defaults have occurred or exist as of the Delivery Date. Included within Exhibit “C” attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, whether it is continuing as of the date hereof, and the steps being taken by the Borrower with respect thereto. Except as so specified, no Default exists as of the Delivery Date.

5. The undersigned hereby states that all Material Subsidiaries that are required to be Guarantors by the terms of the Credit Agreement are Guarantors under the Guarantee Agreement.

COMPLIANCE CERTIFICATE, Page 1

Executed and delivered by the undersigned on             , 201     (the “Delivery Date”).

ELIZABETH ARDEN, INC.

By:
Name:
Title:

COMPLIANCE CERTIFICATE, Page 2

EXHIBIT “A”

to

COMPLIANCE CERTIFICATE

by

Elizabeth Arden, Inc.

Effective Date:             , 20

Debt Service Pricing Ratio

The following is attached to and made a part of the above referenced Compliance Certificate:

The Debt Service Pricing Ratio calculated as of the fiscal quarter ending             , 20     was      to 1.0:

Cash Flow

(a)	Consolidated EBITDA	$

(b)	Capital Expenditures which were not financed with Indebtedness permitted under clauses clauses (v), (vi) or (ix) of the definition of Permitted Indebtedness	$

(c)	Cash taxes	$

(d)	Sum of (a) - (b) - (c)	$

Modified Debt Service

(e)	Consolidated Net Interest Expense	$

(f)	Regularly scheduled principal payments in respect of Indebtedness	$

(g)	all cash dividends (excluding $10,000,000 of stock repurchases)

(h)	Sum of (e) + (f) + (g)	$

Debt Service Pricing Ratio = (d) ÷ (h) =             to 1.0

EXHIBIT A to Compliance Certificate, Page 1

Tier	Debt Service Pricing Ratio	LIBOR Loans	Base Rate Loans
I	Greater than 3.00:1.00	175.0	25.0

II	Less than or equal to 3.00:1.0 but greater than 2.00:1.00	200.0	50.0

III	Less than or equal to 2.00:1.00 but greater than 1.50:1.00	225.0	75.0

IV	Less than or equal to 1.50:1.00	250.0	100.0

Based on the foregoing table:

(i)	Applicable Margin for LIBOR Loans	(bps)
(ii)	Applicable Letter of Credit Fee:	(bps)

EXHIBIT A to Compliance Certificate, Page 2

EXHIBIT “B”

to

COMPLIANCE CERTIFICATE

by

Elizabeth Arden, Inc.

Effective Date:             ,

Minimum Quarterly Debt Coverage Ratio

The following is attached to and made a part of the above referenced Compliance Certificate:

1.	Average Borrowing Base Capacity determination.

As of the Effective Date, is the Average Borrowing Base Capacity as calculated for the 30 day period then ended (as detailed on an attached schedule) equal to or less than (i) $25,000,000 as of any fiscal quarter ended during the period from and including February 1 to and including August 31 or (ii) $40,000,000 as of any fiscal quarter ended during the period from and including September 1 to and including January 31. Yes            No

If yes, Borrower must be in compliance with the Minimum Quarterly Debt Coverage Ratio below.

2.	Section 5.19 (“Minimum Debt Coverage Ratio”).

The ratio of Cash Flow to Debt Service, calculated as of the Effective Date for the twelve month period ending on such date was             to 1.0 (as set forth below).

Cash Flow

(a)	Consolidated EBITDA	$

(b)	Capital Expenditures which were not financed with Indebtedness permitted under clauses (v), (vi) or (ix) of the definition of Permitted Indebtedness	$

(c)	Cash taxes	$

(d)	Sum of (a) - (b) - (c)	$

Debt Service

(e)	Interest Expense	$

(f)	Regularly scheduled principal payments in respect of Indebtedness	$

(g)	all cash dividends (excluding up to $10,000,000 of stock repurchases)	$

(h)	Sum of (e) + (f) + (g)	$

Debt Service Ratio = (d) ÷ (h) =             to 1.0

Credit Agreement requires that it be not less than 1.10 to 1.0.
Compliance?	Yes	No

EXHIBIT B to Compliance Certificate, Page 1

EXHIBIT “C”

to

COMPLIANCE CERTIFICATE

by

Elizabeth Arden, Inc.

Effective Date:             ,

Defaults

The following is attached to and made a part of the foregoing Compliance Certificate:

1.	As of the Delivery Date, each of the following instances of a Default has occurred (describe):

2.	Applicable Section(s) of Credit Agreement:

3.	Date of first occurrence:

4.	Check as applicable: The above referenced Default(s)

[        ] continue(s) in existence on the Delivery Date

[        ] do/does not continue to exist on the Delivery Date

5.	The following steps have been and are being taken with respect to the foregoing.

EXHIBIT C to Compliance Certificate, Solo Page

EXHIBIT F

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Form of Assignment and Assumption Agreement

EXHIBIT F, Cover Page

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Bank] 1]

3.	Borrower:	Elizabeth Arden, Inc., a Florida corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Third Amended and Restated Credit Agreement dated as of January 21, 2011 among Borrower, the Banks parties thereto, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%

[1]	Select as applicable.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

ASSIGNMENT AND ASSUMPTION AGREEMENT, Page 1

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]][3] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:]4

ELIZABETH ARDEN, INC.

By:
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ASSIGNMENT AND ASSUMPTION AGREEMENT, Page 2

ANNEX 15

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document6, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is a Foreign Bank7, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[5]	Describe Credit Agreement at option of Administrative Agent.
[6]	The term “Loan Document” should be conformed to that used in the Credit Agreement.
[7]	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross–up.

ANNEX 1 to Assignment and Assumption Agreement, Page 1

EXHIBIT “G”

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Increased Commitment Supplement

EXHIBIT G, Cover Page

INCREASED COMMITMENT SUPPLEMENT

This INCREASED COMMITMENT SUPPLEMENT (this “Supplement”) is dated as of             ,      and entered into by and among ELIZABETH ARDEN, INC., a Florida corporation (the “Borrower”), each of the banks or other lending institutions which is a signatory hereto (the “Banks”), JPMORGAN CHASE BANK, N.A., as Administrative Agent for itself and certain other banks (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of January 21, 2011 (as amended, the “Credit Agreement”), by and among the Company, certain Banks and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrower and the Banks are entering into this Increased Commitment Supplement to provide for the increase of the aggregate Commitments;

WHEREAS, each Bank [party hereto and already a party to the Credit Agreement] wishes to increase its Commitment [, and each Bank, to the extent not already a Bank party to the Credit Agreement (herein a “New Bank”), wishes to become a Bank party to the Credit Agreement];8

WHEREAS, the Banks are willing to agree to supplement the Credit Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Increase in Commitments. Subject to the terms and conditions hereof, each Bank severally agrees that its Commitment shall be increased to [or in the case of a New Bank, shall be] the amount set forth opposite its name on the signature pages hereof.

Section 2. [New Banks. Each New Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered under Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it has, independently and without reliance upon the Administrative Agent, any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any other Bank or any of their Related Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it is a “Bank” under the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

[8]	Bracketed alternatives should be included if there are New Banks.

INCREASED COMMITMENT SUPPLEMENT, Page 1

Section 4. Representations and Warranties. In order to induce the Banks to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, Borrower represents and warrants to Administrative Agent and each Bank that (a) the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents (including this Supplement as a Loan Document) are and will be true, correct and complete in all material respects on and as of the effective date hereof to the same extent as though made on and as of that date and for that purpose, except for such representations and warranties limited by their terms to a specific date and (b) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default.

Section 5. Effect of Supplement. This Supplement constitutes a Loan Document. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent, and the Banks party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such documents to the Agreement shall mean a reference to the Agreement as supplemented hereby.

Section 6. Applicable Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 7. Counterparts, Effectiveness. This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Supplement shall become effective upon the execution of a counterpart hereof by the Borrower, the Banks and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 8. ENTIRE AGREEMENT. THIS SUPPLEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

INCREASED COMMITMENT SUPPLEMENT, Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ELIZABETH ARDEN, INC.

By:
Name:
Title:

New Total Commitment:

$	JPMORGAN CHASE BANK, N.A.,., as the Administrative Agent

By:
Name:
Title:

$	[BANK]

By:
Name:
Title:

$	[NEW BANK]

By:
Name:
Title:

INCREASED COMMITMENT SUPPLEMENT, Page 3

Schedule 1.01

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Commitments

Name of Bank	Commitments	Applicable Percentage
JPMorgan Chase Bank, N.A.	70,000,000	23.333333333%
Bank of America, N.A.	60,000,000	20.000000000%
HSBC Bank USA, N.A.	25,500,000	8.500000000%
HSBC Bank PLC	17,000,000	5.666666667%
Wells Fargo Capital Finance, LLC	42,500,000	14.166666667%
U.S. Bank National Association	40,000,000	13.333333333%
Harris, N.A.	30,000,000	10.000000000%
PNC Bank, National Association	15,000,000	5.000000000%

TOTAL	$300,000,000	100.000%

SCHEDULE 1.01, Solo Page

Schedule 1.01(a)

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Existing Letters of Credit

(As of January 13, 2011)

Beneficiary	Letter of Credit #	Expiry Date	Original Date	Balance Remaining
Florida Self-Insurance Guaranty Association	T-237306	April 30, 2011	May 12, 2003	$100,000.00
First Stamfort Place LLC and Mernfield First Stamford LLC	T-618957	November 30, 2011	January 10, 2005	$543,917.50
200 Park South Associates LLC C/O Murray Hill Properties LLC	T-621401	May 31, 2011	March 03, 2005	$328,085.34
Credit Suisse, Swiss Corporation	T-623912	March 23, 2012	March 24, 2005	$4,183,782.63

TOTAL				$5,155,785.47

SCHEDULE 1.01(a), Solo Page

Schedule 1.01(b)

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Assignments and Assumption

Assignment and Assumption dated March 5, 2004 from ORIX Financial Services, Inc. to General Electric Capital Corporation

Assignment and Assumption dated March 5, 2004 from ORIX Financial Services, Inc. to JPMorgan Chase Bank

Assignment and Assumption dated March 5, 2004 from Heller Financial Inc. to General Electric Capital Corporation

Assignment and Assumption dated September 30, 2005 from General Electric Capital Corporation to Wachovia Bank, National Association

Assignment and Assumption dated September 30, 2005 from General Electric Capital Corporation to JPMorgan Chase Bank

Assignment and Assumption dated November 2, 2005 from LaSalle Business Credit, L.L.C. to National City Business Credit, Inc. (successor to The Provident Bank)

Assignment and Assumption dated November 2, 2005 from LaSalle Business Credit, LLC to The CIT Group/Business Credit, Inc.

Assignment and Assumption dated January 5, 2007 from Siemens Financial Services to Wachovia Bank, National Association

Assignment and Assumption dated on or about December 12, 2008 from The CIT Group/Business Credit to CIT Middle Market Funding Company, LLC

Assignment and Assumption dated January 1, 2011 from HSBC Business Credit (USA), Inc. to HSBC Bank USA, N.A.

SCHEDULE 1.01(b), Solo Page

Schedule 4.05

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Litigation

None.

SCHEDULE 4.05, Solo Page

Schedule 4.09

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Subsidiaries

Domestic Subsidiaries

DF Enterprises, Inc.

FD Management, Inc.

RDEN Management, Inc.

Elizabeth Arden International Holding, Inc.

Elizabeth Arden (Financing), Inc.

Elizabeth Arden Travel Retail, Inc.

Foreign Subsidiaries

Elizabeth Arden (Australia) Pty Ltd.

Elizabeth Arden Handels GmbH

Elizabeth Arden (Canada) Limited

Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading, Ltd.

Elizabeth Arden (Denmark) ApS

Elizabeth Arden (France) S.A.

Elizabeth Arden (Italy) S.r.l.

Elizabeth Arden Korea Yuhan Hoesa

Elizabeth Arden (Netherlands) Holding B. V.

Elizabeth Arden Trading B. V. (Taiwan Branch)

Elizabeth Arden (New Zealand) Limited

Elizabeth Arden (Norway) AS

Elizabeth Arden (Export), Inc.

Elizabeth Arden (Puerto Rico), Inc.

Elizabeth Arden (Singapore) PTE Ltd.

Elizabeth Arden (South Africa)(Pty) Ltd.

Elizabeth Arden España, S.L.

Elizabeth Arden (Sweden) AB

Elizabeth Arden (Switzerland) Holding S.a.r.l.

Elizabeth Arden International S.a.r.l.

Elizabeth Arden Manufacturing S.a.r.l.

Elizabeth Arden (UK) Ltd.

SCHEDULE 4.09, Solo Page

Schedule 4.14

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Locations

SCHEDULE 4.14, Cover Page

Schedule 4.14(i)

U.S., Puerto Rico and Canada Inventory Locations(*)

(As of November 30, 2010)

Borrower Distribution Center

1751 Blue Hills Drive

Roanoke, Virginia 24012

Borrower Returns Center

3030-3040 Nicholas Avenue

(Manpower Building)

Roanoke, Virginia 24012

Borrower Overflow Warehouse

3232 Hollins Road, NE

(Singer Building)

Roanoke, Virginia 24012

Borrower Overflow Warehouse

1830 Blue Hills Drive

(Quibel Building)

Roanoke, Virginia 24012

Canada Location

505 Apple Creek Boulevard

Markham, Ontario Canada L3R 5B1

Puerto Rico Location - Warehouse

Kodak Bldg.

Campo Rico Avenue, Corner 246 Street

Carolina, Puerto Rico

Puerto Rico Location - Offices

Montehiedra Office Centre

9615 Ave Los Romeros, #315 and #509

San Juan, Puerto Rico 00926

CEI - Holmdel

2182 Route 35 South

Holmdel, New Jersey 07730

CEI - Roanoke

4411 Plantation Road NE

Roanoke, Virginia 24012

Chief Container Co., Inc.

50 Hopson Road

Acworth, Georgia 30102

Englewood Lab LLC

88 W. Sheffield Avenue

Englewood, New Jersey 07631

GSI Commerce

7601 Trade Port Drive

Louisville, Kentucky 40258

Just Packaging, Inc.

450 Oak Tree Avenue

South Plainfield, New Jersey 07608

Lawrence Transportation Systems, Inc. 872 Lee Highway

Roanoke, Virginia

Lawrence Transportation Systems, Inc.

262 Vista Drive

Roanoke, Virginia 24019

Le Papillon, Ltd.

120 Albany Street

New Brunswick, New Jersey 08901

Marketing Horizons, Inc.

440 Eagle Rock Avenue

Roseland, New Jersey 07068

Precision Techniques, Inc.

1169 East 156 Street

Bronx, New York 10474

Sonoco Corrflex LLC

300 Forum Parkway

Rural Hall, North Carolina 27045

Sonoco Corrflex LLC

275 North Star Drive

Rural Hall, North Carolina 27045

Sonoco Corrflex LLC

9756 International Boulevard

Cincinnati, Ohio 45256

UTi United States, Inc.

60 Brunswick Avenue

Edison, New Jersey 08871

UTi United States, Inc.

77 Executive Ave

Edison, New Jersey 08817

UTi United States, Inc.

1200 Route 523

Flemington, New Jersey 08822

(*)	Additional inventory locations with small dollar amounts of inventory are not included as permitted by Section 4.14(i).

SCHEDULE 4.14(i), Solo Page

Schedule 4.14(ii)

Location of Offices (Other Than Sales Offices and Retail Stores) or Place of Business

of Borrower and Material Subsidiaries

2400 SW 145 Avenue Miramar, Florida 33027	(A)

200 Park Avenue South New York, New York 10003	(A)

200 First Stamford Place Stamford, Connecticut 06902	(A)(B)

1751 Blue Hills Drive Roanoke, Virginia 11482	(A)

3030 - 3040 Nicholas Avenue Roanoke, Virginia	(A)

(A)	Borrower
(B)	Guarantors

SCHEDULE 4.14(ii), Solo Page

Schedule 4.14(iii)

Owned Real Property

None.

SCHEDULE 4.14(iii), Solo Page

Schedule 4.14(iv)

Leased Real Property

Property Address	Record Owner (*)

2400 S.W. 145 Avenue Miramar, Florida 33027	* Miramar Investors, LLC Attn: David Berger 1836 W 23 Street Miami Beach, FL 33140

200 Park Avenue South New York, New York 10003	* 200 Park South Associates, LLC 1140 Avenue of the Americas NY, NY 10036

200 First Stamford Place Stamford, Connecticut 06902	* First Stamford Place, LLC & Merrifield First Stamford LLC One Station Place, Stamford, CT 06902

1751 Blue Hills Drive Roanoke, Virginia 11482	* FR NLF 11 , LLC 2780 Commerce Drive, Ste. 100 Middletown, PA 17057

3030 - 3040 Nicholas Avenue Roanoke, VA	* Rosenberg Family Fund, L.P. Attn: JB Goria Commercial Real Estate, Inc. P.O. Box 20269 Roanoke, Virginia 24018

Store No. 123 Dolphin Mall Shopping Mall Miami, Florida	** Dolphin Mall Associates Limited Partnership & Dolphin Mall Associates, LLC 200 East Long Lake Road P.O. Box 200 Bloomfield Hills, Michigan 48303

Store No. 0214 Woodbury Common Premium Outlets New York	* CPG Partners, L.P. c/o Chelsea Property Group 105 Eisenhower Parkway Roseland, New Jersey 07068

Unit Number 1167 Orlando Premium Outlets Orlando, Florida	* Chelsea Orlando Development Limited Partnership c/o Chelsea Property Group 105 Eisenhower Parkway Roseland, New Jersey 07068

Store No. 1102 Sawgrass Mills Mall 12801 West Sunrise Boulevard Sunrise, Florida 33323	* Sawgrass Mills Phase III Limited Partnership M.S. Management Associates, Inc. 225 West Washington Street Indianapolis, Indiana 46204

(*)	Based on Lessors’ representations in lease documents.
(**)	Based on folio search. Dolphin Mall Associates, LLC is the landlord identified in the lease agreement.

SCHEDULE 4.14(iv), Solo Page

Schedule 4.14(v)

Jurisdictions Qualified to do Business

California

Connecticut

Florida(*)

Maine

Minnesota

Missouri

New Jersey

New York

North Carolina

Pennsylvania

Tennessee

Texas

Virginia

Washington

(*)	Borrower is incorporated in Florida.

SCHEDULE 4.14(v), Solo Page

Schedule 4.15

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Licenses, Trademarks and Distribution Agreements

SCHEDULE 4.15, Cover Page

Schedule 4.15(a)(i)

License Agreements

1.	License Agreement dated as of February 14, 1986, as amended February 9, 1987, January 26, 1989, March 20, 1990, June 28, 1990, August 3, 1999, October 26, 2000, February 1, 2001, July 26, 2001, March 31, 2003, and February 8, 2006 between The Elizabeth Taylor Cosmetics Company (as Licensor), Conopco, Inc., d/b/a Parfums International Ltd. and Elizabeth Arden, Inc. (f/k/a French Fragrances, Inc.) (as Licensee).

Subject Matter: Grant of exclusive license to Licensee for the use of the mark “Elizabeth Taylor” worldwide in connection with the manufacture and distribution worldwide of women’s fragrances, cosmetics and skin care products and men’s colognes.

Termination Date/Renewal Options: The term of this Agreement expires on October 1, 2022 and may thereafter be extended by Licensee, at its sole option, for unlimited 20-year periods. Such extensions shall be automatic unless Licensee serves written notice of cancellation within 6 months of the expiration of any such 20-year period.

2.	Term Sheet dated February 3, 2004 between Britney Brands, Inc. (as Licensor) and Elizabeth Arden, Inc. (as Licensee), as extended by letter agreement dated December 8, 2009.

Subject Matter: Grants exclusive license to Licensee to manufacture, distribute, market, advertise and sell fragrance, cosmetic and skin care products worldwide under the marks “BRITNEY” and “BRITNEY SPEARS.”

Termination Date/Renewal Option: The term of this Agreement expires on December 31, 2014.

3.	License Agreement dated as of May 28, 2008 by and among Liz Claiborne, Inc., Juicy Couture, Inc., Lucky Brand Dungarees, Inc. (collectively, as Licensor) and Elizabeth Arden, Inc.(as Licensee).

Subject Matter: Grants Licensee exclusive rights to manufacture, distribute, market, advertise and sell fragrance, cosmetic and scented ancillary products worldwide under certain marks, including LIZ CLAIBORNE, CURVE, JUICY COUTURE, and LUCKY. Also assigns to Licensee all rights to the Usher license agreement.

SCHEDULE 4.15(a)(i), Solo Page

Schedule 4.15(a)(ii)

Patent and Trademark List for Borrower and Guarantors

Patents:

See attached “Arden Patent Summary.”

Trademarks:

See attached “Trademarks List.”

SCHEDULE 4.15(a)(ii), Page 1

Schedule 4.15(a)(ii) (cont’d)

Arden Patent Summary

EA #	Pat. #	Application #	Country	Type	Product	Description	Inventor	Issued	Expires	Current Owner
J 0036	6,756,045		US		Prevage	Topically applied Idebenone-containing agent with protective & regenerative effect	Birgit et al	6/24/2004	1/9/2022	Elizabeth Arden, Inc.

J 0037		12/574,135 (Pub No 20100086494)	US		Prevage	Skin treatment containing carboxylic acid-substituted idebenone derivative& method of prep used thereof	Falko et al	4/8/2010	10/6/2029	Elizabeth Arden, Inc.

J 3192	5,494,674		US		Sunless Tanning Booths - Licensed	Skin Treatment System	Barnett Lowry	2/27/1996	2/27/2013	FD MNGMT

J 6099	5,108,737		US	comp	Lip Spa Lipcolor	Colored Cosmetic Sticks	Dunphy	4/28/1992	6/28/2011	FD MNGMT

J 6099/R	5,310,547		US	comp	Lip Spa Lipcolor	Colored Cosmetic Sticks	Dunphy	5/10/1994	6/28/2011	FD MNGMT

J 6100	5,118,507		US	comp	Ceramide Eye Capsules only	Silicone based cosmetic composition	Clement	6/2/1992	6/25/2011	FD MNGMT

J 6103	5,197,814		US	utility	Lip Spa Lipcolor; ET Lipstick	Houses lipstick w. water content from 0.5-30% by weight	Lombardi	3/30/1993	6/24/2011	FD MNGMT

J 6103/100	5,342,134		US	utility	Lip Spa Lipcolor; ET Lipstick	Lipstick casing houses lipstick w water content of 0.5-30% by wt	Lombardi	8/30/1994	5/21/2012	FD MNGMT

J 6109	5,176,902		US	comp	Lip Spa Lipcolor; ET Lipstick	Color cosmetic sticks of improved hardness	Castro	1/5/1993	12/5/2011	FD MNGMT

J 6134	5,766,577		US	comp	Cheekcolor/Blush (powder), most cheek color products; Dual Perfection Makeup (3/8/96 formula current as of 7/02); Eyeshadow/Eyecolor, most eye color products; FF Pressed Powder (EPW-09-158E 166H_; Visible Whitening Foundation SPF 15	Color Cosmetic Composition - Jet Milled Talc avg Particle size 2-8 microns, mica avg particle size 2-8 microns	Hechavarria	6/16/1998	6/16/2015	FD MNGMT

J 6139	5,326,564		US	utility	Ceramide Cream Bubbloid sampler	cosmetic composition / resealable container for storing same	Larosa	7/5/1994	11/25/2012	FD MNGMT

SCHEDULE 4.15(a)(ii), Page 2

EA #	Pat. #	Application #	Country	Type	Product	Description	Inventor	Issued	Expires	Current Owner
J 6157	5,903,465		US	utility	Custom Color Foundation (Licensed)	Method & aparatus for customizing cosmetic products	Brown	5/11/1999	5/11/2016	FD MNGMT

J 6158/100	5,622,692		US	utility	Custom Color Foundation (Licensed)	Method & aparatus for customizing facial foundation products	Rigg	4/22/1997	4/22/2014	FD MNGMT

J 6175	5,393,526		US	utility	Flawless Finish Hydro Light Foundation SPF 10 (dropping in 04)	Cosmetic compositions	Castro	2/28/1995	2/7/2014	FD MNGMT

J 6184	5,425,939		US	comp	Ceramide Night Repair Cream; Modern Skincare Daily Moisture SPF 15; Spa Comeback Cream; Spa Daily Moisture Drink SPF 15	Thickened Cosmetic Compositions (Sclerotium Gum & Acrylates)	Guerrero	6/20/1995	5/27/2014	FD MNGMT

J 6245/1	5,891,451		US	comp	Millenium Energist Gel; Spa Seasalt Body Rub; Ceramide Night Repair Cream; Modern Skincare Daily Moisture SPF 15, Modern Skincare Skin Illuminating Complex	Skin Treatment with Salicylic Acid Esters	Guerrero	5/7/1997	5/7/2017	FD MNGMT

J 6245	5,741,497		US	comp	Millenium Energist Gel; Spa Seasalt Body Rub; Ceramide Night Repair Cream; Modern Skincare Daily Moisture SPF 15, Modern Skincare Skin Illuminating Complex	Skin Treatment for wrinkles with Salicylic Acid Esters	Guerrero	4/21/1998	6/25/2016	FD MNGMT

J 6246	5,728,732		US	comp	Modern Skincare Daily Moisture SPF 15; Modern Skincare Self Tanning Lotion; Modern Skincare Skin Illuminating Complex, Millenium Energist Gel, Visible Difference Matte Moisture Lotion; Ceramide Firm Lift Face and Body	Retinyl Linoleate Complex (Skin Treatment w. Salicylic Acid Esters and Retinoids), covers the combination of Tridecyl Salicylatesalicylate and Retinyl Linoleate	Corey	3/17/98; mh 2/10/99	11/27/2016	FD MNGMT

SCHEDULE 4.15(a)(ii), Page 3

EA #	Pat. #	Application #	Country	Type	Product	Description	Inventor	Issued	Expires	Current Owner
J 6252	5,667,770		US	comp	Exceptional Lipstick	Includes a wax and phytophingosine type Ceramide wax 1-99% & Ceramide 3B Mix - 0.00001%.	Szweda	9/16/1997	3/25/2016	FD MNGMT

J 6281	5,885,595		US	comp	Modern Skincare Daily Moisture SPF 15; Modern Skincare Skin Illuminating Complex, Visible Difference Matte Moisture Lotion; Ceramide Firm Lift Face; Advance Time Complex Capsules; Ceramide Defining Skin Brightener	Linoleate forincreasing skin radiance, treating lines/wrinkles (cosmetic comp with retinyl/fatty acid ester)	Corey	3/23/1999	4/4/2017	FD MNGMT

J 6396	5,882,661		US	comp	Ceramide Night Repair Cream; Ceramide Face Capsules, Ceramide Firm Lift Face, Ceramide Firm Lift Body, Ceramide Defining Skin Brightener, Ceramide Defining Eye Brightener, Ceramide SuperCharged Moisturizer, EA Perpetual Moisturizer, Bye Lines Anti Wrinkle Serum	Composition and topical application to skin, hair & nails; Method for treating and conditioning fine flakes w. selected ceramides such as Ceramide 6.	Dorogi	3/16/1999	3/12/2017	FD MNGMT

J 6397/1	5,945,112		US		Custom Color & Licensed	Method & System for Customizing Dermotological Foundation Products	Hendry, Flynn	8/3/1999	3/19/2017	FD MNGMT

J 6397	5,785,960		US		Custom Color & Licensed	Method & System for Customizing Dermotological Foundation Products	Rigg	7/28/1998	3/19/2017	FD MNGMT

J 6403	6,063,387		US		Ceramide Face Caps	Anhydrous Cosmetic Composition w. Ceramides for Firming Skin	Dorogi	5/16/2000	11/25/2017	FD MNGMT

J 6409	5,851,541		US		Modern Skincare 2 in 1 Cleanser & Ceramide IV	Stabilized Cleansing Composition with Opacifier	Corey Corcoran	12/22/1998	5/4/2017	FD MNGMT

SCHEDULE 4.15(a)(ii), Page 4

EA #	Pat. #	Application #	Country	Type	Product	Description	Inventor	Issued	Expires	Current Owner
J 6512	6,510,366		US		Custom Color Foundation	Apparatus and method for customizing products Jr. Custom Color	Murray, et al	1/21/2003	2/2/2020	FD MNGMT

J 6522	6,437,866	09/543,711	US		Custom Color Foundation & Matchmaker	System for assisting customers in selecting an optimum color cosmetic product	Flynn	8/20/2002	4/5/2020	FD MNGMT

J 6523		09/543,712	US		Custom Color	Color Cosmetic Selection System	Flynn

J 6526	6,548,074		US		Millenium Energist	Silicone Elastomer Emulsions stabilized with Pentylene Glycol	Mohammadi	4/15/2003	3/22/2020	FD MNGMT

J 6544	6,062,391		US		Green Tea Box	packaged cosmetic product	Nahum	5/16/2000	9/14/2019	FD MNGMT

J 6597	6,603,550		US		Custom Color & Matchmaker	Device kit and method for selecting personalized color cosmetics	Flynn et al	8/5/2003	6/12/2021	FD MNGMT; 12/17/10 -Assignment Data Not Available

J 6611	6,649,178	11/408,570	US	design	Extreme Cream	Cosmetic composition for stressed skin under extreme conditions	Mohammadi	11/18/2003	6/13/2021	FD MNGMT; 12/17/10 - Assignment Data Not Available

SCHEDULE 4.15(a)(ii), Page 5

EA #	Pat. #	Application #	Country	Type	Product	Description	Inventor	Issued	Expires	Current Owner
DM 4001	D534,806	29/216,462	US	design	BS Curious bottle	Curious Bottle 2	Antretter	1/9/2007	1/9/2021	FD MNGMT

DM 4002	D520,879S	29/216,461	US	design	BS Curious bottle	Curious Bottle 3	Antretter	5/16/2006	5/16/2020	FD MNGMT

DM 6001	D531,912S	29/257,358	US	design	BS Curious bottle	Curious Bottle 1	Antretter	11/14/2006	11/14/2020	FD MNGMT; 12/17/10 - Assignment Data Not Available

DM 6012	D388,711		US	design	5th Avenue Bottle Design (parf & EDT)	Ornamental design for a bottle	Wacker	1/6/1998	1/6/2012	FD MNGMT

DM 6013	D382,480		US	design	5th Avenue	Bottle Stopper	Wacker	8/19/1997	8/19/2011	FD MNGMT

DM 6044	D417,155		US	design	Splendor Container/Closure	Combined container & closure	Wacker	11/30/1999	11/30/2013	FD MNGMT

DM 6046	D438,675	29/071,846	US	design	Flawless Finish	Makeup Case	Nahum	6/29/1999	3/6/2015	ELIZABETH ARDEN, CO., DIVISION OF CONOPCO INC.

DM 6049	D411,749		US	design	Ceramide Firm Body/Face/Throat Lotion	container	Nahum	6/17/1997	6/29/2013	FD MNGMT

DM 7001	D588,927 S	29/295,047	US	design	M by Mariah Carey	Perfume Bottle and Bottle Cap	Antretter	3/24/2009	3/24/2023	FD MNGMT

DM 7002	D610,013 S	29/297,534	US	design	BS believe	believe bottle	Mendelson	2/16/2010	2/16/2024	FD MNGMT

DM 7005	D595,576	29/332,090	US	design	M by Mariah Carey	Butterfly Cap	Antretter	7/7/2009	7/7/2023	FD MNGMT

SCHEDULE 4.15(a)(ii), Page 6

Schedule 4.15(a)(ii) (cont’d)

Trademarks List

TrademarkName	AppNumber	RegNumber	Trademark Status	Country Name	FilDate	RegDate	Class	Owner
212 MS ARDEN	77698729	3838763	Registered	US	25-Mar-2009	24-Aug-2010	35, 44	FD Management, Inc.
5TH AVENUE AFTER FIVE	78515824	3131019	Registered	US	12-Nov-2004	15-Aug-2006	3	FD Management, Inc.
BARE PERFECTION	76/029,352	2532968	Registered	US	19-Apr-2000	22-Jan-2002	3	FD Management, Inc.
BEAUTY SLEEP	72/267,325	849574	Registered	US	22-Mar-1967	21-May-1968	3	FD Management, Inc.
BLUE GRASS	74/035,165	1625557	Registered	US	05-Mar-1990	04-Dec-1990	3	FD Management, Inc.
BRILLIANT WHITE DIAMONDS	76/049,809	2636441	Registered	US	16-May-2000	15-Oct-2002	3	DF ENTERPRISES, INC
CATALYST	78860226	3183911	Registered	US	12-Apr-2006	12-Dec-2006	3	ELIZABETH ARDEN, INC
CERAMIDE PLUMP PERFECT	78/162,524	2841688	Registered	US	10-Sep-2002	11-May-2004	3	FD Management, Inc.
CERAMIDE PLUMP PERFECT	77643507	3651045	Registered	US	05-Jan-2009	07-Jul-2009	3	FD Management, Inc.
COLOR INTRIGUE	78/222,348	2891953	Registered	US	06-Mar-2003	05-Oct-2004	3	ELIZABETH ARDEN, INC
CURIOUS	78/418384	2993382	Registered	US	13-May-2004	06-Sep-2005	3	ELIZABETH ARDEN, INC
DAUGHTERS OF BEAUTY	77956967		Pending	US	11-Mar-2010			FD Management, Inc.
DELICIOUSLY WHIPPED!	78442885	3038457	Registered	US	29-Jun-2004	03-Jan-2006	3	ELIZABETH ARDEN, INC
DESIGN	73/542,581	1379973	Registered	US	12-Jun-1985	28-Jan-1986	3	ELIZABETH ARDEN, INC
DESIGN	75/136,500	2067253	Registered	US	19-Jul-1996	03-Jun-1997	3	ELIZABETH ARDEN, INC
DESIGN	75/071,937	2442904	Registered	US	13-Mar-1996	10-Apr-2001	18	ELIZABETH ARDEN, INC
DESIGN (STYLIZED)	74/098,466	1671150	Registered	US	19-Sep-1990	07-Jan-1992	21	ELIZABETH ARDEN, INC
DO YOU DARE?	78441059	3030667	Registered	US	24-Jun-2004	13-Dec-2005	3	ELIZABETH ARDEN, INC
EA	74/590,674	1914462	Registered	US	25-Oct-1994	29-Aug-1995	3	FD Management, Inc.
EA	78/538886	3035700	Registered	US	28-Dec-2004	27-Dec-2005	9	FD Management, Inc.
EA NY ELIZABETH ARDEN SPLENDOR (CONFIGURATION OF BOTTLE DESIGN)	75/543,611	2453605	Registered	US	27-Aug-1998	22-May-2001	3	FD Management, Inc.
EIGHT HOUR	85025369	3861109	Registered	US	28-Apr-2010	12-Oct-2010	3	FD Management, Inc.
EIGHT HOUR (Stylized)	71/580,917	539292	Registered	US	23-Jun-1949	13-Mar-1951	3	FD Management, Inc.
ELIZABETH ARDEN	73/776,361	1579710	Registered	US	23-Jan-1989	30-Jan-1990	3	FD Management, Inc.
ELIZABETH ARDEN	71/590,731	545592	Registered	US	12-Jan-1950	24-Jul-1951	3	FD Management, Inc.
ELIZABETH ARDEN	71/581,848	545890	Registered	US	11-Jul-1949	31-Jul-1951	3	FD Management, Inc.

SCHEDULE 4.15(a)(ii), Page 7

TrademarkName	AppNumber	RegNumber	Trademark Status	Country Name	FilDate	RegDate	Class	Owner
ELIZABETH ARDEN	73/104,951	1073947	Registered	US	01-Nov-1976	27-Sep-1977	9	FD Management, Inc.
ELIZABETH ARDEN	74/017,600	1656519	Registered	US	09-Jan-1990	10-Sep-1991	14, 18	FD Management, Inc.
ELIZABETH ARDEN	78/976610	3096443	Registered	US	05-Mar-2004	14-Mar-2006	3	FD Management, Inc.
ELIZABETH ARDEN	77641564	3651009	Registered	US	30-Dec-2008	07-Jul-2009	20, 24	FD Management, Inc.
ELIZABETH ARDEN	77731894	3695951	Registered	US	07-May-2009	13-Oct-2009	35	FD Management, Inc.
ELIZABETH ARDEN	77871020		Published	US	12-Nov-2009		35	FD Management, Inc.
ELIZABETH ARDEN	85032678		Pending	US	07-May-2010		24, 25, 27	FD Management, Inc.
ELIZABETH ARDEN (SCRIPT)	71/581,927	557022	Registered	US	14-Jul-1949	01-Apr-1952	42	FD Management, Inc.
ELIZABETH ARDEN (STYLIZED) III	73/777,845	1577216	Registered	US	26-Jan-1989	16-Jan-1990	3	FD Management, Inc.
ELIZABETH ARDEN 5TH AVENUE	75/071,416	2162507	Registered	US	12-Mar-1996	02-Jun-1998	3	FD Management, Inc.
ELIZABETH ARDEN CERAMIDE MOISTURE NETWORK	78/421771	2993386	Registered	US	19-May-2004	06-Sep-2005	3	FD Management, Inc.
ELIZABETH ARDEN DOUBLE DENSITY	78442397	2974648	Registered	US	28-Jun-2004	19-Jul-2005	3	FD Management, Inc.
ELIZABETH ARDEN GREEN TEA REVITALIZE	77117068	3338749	Registered	US	27-Feb-2007	20-Nov-2007	3	FD Management, Inc.
ELIZABETH ARDEN INTERVENE	78/926893	3278019	Registered	US	11-Jul-2006	07-Aug-2007	3	FD Management, Inc.
ELIZABETH ARDEN PRETTY	77387639	3652083	Registered	US	04-Feb-2008	07-Jul-2009	3	FD Management, Inc.
ELIZABETH ARDEN PRETTY HOT	77906733		Pending	US	07-Jan-2010		3	FD Management, Inc.
ELIZABETH ARDEN PROVOCATIVE	78/302799	2979274	Registered	US	19-Sep-2003	26-Jul-2005	3	FD Management, Inc.
ELIZABETH ARDEN PURE FINISH	77530320	3624537	Registered	US	24-Jul-2008	19-May-2009	3	FD Management, Inc.
ELIZABETH ARDEN RED DOOR AND DEVICE (LINED FOR COLOR)	74/051,125	1649230	Registered	US	20-Apr-1990	02-Jul-1991	3	FD Management, Inc.
ELIZABETH ARDEN SHEER WHITE	78/843579	3381863	Registered	US	22-Mar-2006	12-Feb-2008	3	FD Management, Inc.
ELIZABETH ARDEN SHINE POPS	78/539532	3083864	Registered	US	29-Dec-2004	18-Apr-2006	3	FD Management, Inc.
ELIZABETH ARDEN SPARKLE	77731555		Published	US	07-May-2009		3	FD Management, Inc.
ELIZABETH ARDEN SPLENDOR	75/440,958	2278502	Registered	US	26-Feb-1998	14-Sep-1999	3	FD Management, Inc.
ELIZABETH ARDEN WHITE GLOVE	77181357		Published	US	15-May-2007		3	FD Management, Inc.
ET (AND SHIELD DEVICE WITH CAT)	74/202,901	1701326	Registered	US	12-Sep-1991	21-Jul-1992	3	DF ENTERPRISES, INC
EVERYBODY HAS ONE	78702246	3172571	Registered	US	29-Aug-2005	14-Nov-2006	3	ELIZABETH ARDEN, INC
EYE-FIX	73/444,618	1295500	Registered	US	20-Sep-1983	18-Sep-1984	3	FD Management, Inc.
FIRST DEFENSE	78/140,395	2843886	Registered	US	01-Jul-2002	18-May-2004	3	FD Management, Inc.
FLAWLESS FINISH	73/472,179	1326524	Registered	US	26-Mar-1984	26-Mar-1985	3	FD Management, Inc.
FLEUR DE NUIT	77/206489	3473404	Registered	US	14-Jun-2007	22-Jul-2008	3	ELIZABETH ARDEN, INC
FLOWER LOGO	74/655,242	1957908	Registered	US	03-Apr-1995	20-Feb-1996	3	ELIZABETH ARDEN, INC

SCHEDULE 4.15(a)(ii), Page 8

TrademarkName	AppNumber	RegNumber	Trademark Status	Country Name	FilDate	RegDate	Class	Owner
FOREVER ELIZABETH	76/402,949	2795771	Registered	US	02-May-2002	16-Dec-2003	3	DF ENTERPRISES, INC
GOOD NIGHT’S SLEEP	75/501,219	2836712	Registered	US	12-Jun-1998	27-Apr-2004	3	FD Management, Inc.
GREY FLANNEL	73/054,688	1039495	Registered	US	10-Jun-1975	18-May-1976	3	ELIZABETH ARDEN, INC
GREY FLANNEL	73/312,823	1411923	Registered	US	01-Jun-1981	07-Oct-1986	3	ELIZABETH ARDEN, INC
HALSTON	75/429,416	2273790	Registered	US	05-Feb-1998	31-Aug-1999	3	ELIZABETH ARDEN, INC
HALSTON	73/011,266	991685	Registered	US	18-Jan-1974	27-Aug-1974	3	ELIZABETH ARDEN, INC
HALSTON MEN’S BOTTLE DESIGN	73/347,967	1301106	Registered	US	01-Feb-1982	23-Oct-1984	3	ELIZABETH ARDEN, INC
HALSTON WOMEN’S BOTTLE DESIGN	73/347,988	1299195	Registered	US	01-Feb-1982	09-Oct-1984	3	ELIZABETH ARDEN, INC
HALSTON Z	75/417855	2282129	Registered	US	14-Jan-1998	28-Sep-1999	3	ELIZABETH ARDEN, INC
IMMUNAGE	73/627,404	1439757	Registered	US	28-Oct-1986	19-May-1987	3	FD Management, Inc.
IN CONTROL AND ZIPPER DESIGN	78808203	3309464	Registered	US	06-Feb-2006	09-Oct-2007	3	ELIZABETH ARDEN, INC
LET THERE BE LIGHT	76/147,571	2613354	Registered	US	16-Oct-2000	27-Aug-2002	3	FD Management, Inc.
LIP SPA	74/114,276	1770721	Registered	US	13-Nov-1990	11-May-1993	3	FD Management, Inc.
LIP-FIX	73/408,937	1287568	Registered	US	10-Jan-1983	31-Jul-1984	3	FD Management, Inc.
MEN WILL MELT	78/411545	2959843	Registered	US	30-Apr-2004	07-Jun-2005	3	FD Management, Inc.
MODERN SKINCARE	75/678,852	2385092	Registered	US	09-Apr-1999	12-Sep-2000	3	FD Management, Inc.
MY ALL	77045561		Published	US	16-Nov-2006		3	ELIZABETH ARDEN, INC
ONE GREAT SOAP	75/624,020	2384885	Registered	US	21-Jan-1999	12-Sep-2000	3	FD Management, Inc.
OVERNIGHT SUCCESS	73/417,616	1291711	Registered	US	17-Mar-1983	28-Aug-1984	3	FD Management, Inc.
PEEL AND REVEAL	76/147,051	2599079	Registered	US	13-Oct-2000	23-Jul-2002	3	FD Management, Inc.
PRETTY HOT ELIZABETH ARDEN	77906777		Published	US	07-Jan-2010		3	FD Management, Inc.
PROOF ... NOT PROMISES	78704177	3280690	Registered	US	31-Aug-2005	14-Aug-2007	3	ELIZABETH ARDEN, INC
PROVOCATIVE	78/302723	3046813	Registered	US	19-Sep-2003	17-Jan-2006	3	FD Management, Inc.
PROVOCATIVE	75/684217	2572536	Registered	US	16-Apr-1999	28-May-2002		FD Management, Inc.
PROVOCATIVE INTERLUDE	78/428536	3101793	Registered	US	02-Jun-2004	06-Jun-2006	3	FD Management, Inc.
PS	73/802,673	1584255	Registered	US	26-May-1989	27-Feb-1990	3	ELIZABETH ARDEN, INC
PS LOGO I	73/614,556	1450275	Registered	US	13-Aug-1986	04-Aug-1987	3	ELIZABETH ARDEN, INC
PS ONYX	78416905	3107776	Registered	US	11-May-2004	20-Jun-2006	3	ELIZABETH ARDEN, INC
PS SILVER & DESIGN	78/322842	3012931	Registered	US	04-Nov-2003	08-Nov-2005	3	ELIZABETH ARDEN, INC
RED DOOR	72/334,823	893456	Registered	US	08-Aug-1969	23-Jun-1970	42	FD Management, Inc.
RED DOOR	73/771,930	1569090	Registered	US	27-Dec-1988	05-Dec-1989	3	FD Management, Inc.
RED DOOR	74/052,231	1648624	Registered	US	23-Apr-1990	25-Jun-1991	3	FD Management, Inc.

SCHEDULE 4.15(a)(ii), Page 9

TrademarkName	AppNumber	RegNumber	Trademark Status	Country Name	FilDate	RegDate	Class	Owner
RED DOOR	74/052,174	1714578	Registered	US	23-Apr-1990	08-Sep-1992	3	FD Management, Inc.
RED DOOR	77773670	3746640	Registered	US	02-Jul-2009	09-Feb-2010	35	FD Management, Inc.
RED DOOR (DEVICE)	77732521	3698929	Registered	US	08-May-2009	20-Oct-2009	35	FD Management, Inc.
RED DOOR DEVICE	78/379320	3114977	Registered	US	05-Mar-2004	11-Jul-2006	3	FD Management, Inc.
RED DOOR DEVICE (LINED FOR COLOR)	72/346,358	930966	Registered	US	16-Dec-1969	14-Mar-1972	42	FD Management, Inc.
RED DOOR REVEALED	78/296650	2913961	Registered	US	05-Sep-2003	21-Dec-2004	3	FD Management, Inc.
RED DOOR VELVET	78860055	3280951	Registered	US	12-Apr-2006	14-Aug-2007	3	FD Management, Inc.
SHEER HALSTON	75/417,854	2286526	Registered	US	14-Jan-1998	12-Oct-1999	3	ELIZABETH ARDEN, INC
SHEER LIGHTS	76/422,428	2944376	Registered	US	19-Jun-2002	26-Apr-2005	3	FD Management, Inc.
SIMPLY PERFECT	73/597,596	1418074	Registered	US	08-May-1986	25-Nov-1986	3	FD Management, Inc.
SMOOTH THE WAY	76/038,941	2528593	Registered	US	02-May-2000	08-Jan-2002	3	FD Management, Inc.
SPARKLING WHITE DIAMONDS	75/689,668	2439292	Registered	US	23-Apr-1999	27-Mar-2001	3	DF ENTERPRISES, INC
STAY ON HER MIND	77581509	3660322	Registered	US	29-Sep-2008	28-Jul-2009	3	ELIZABETH ARDEN, INC
SUNFLOWER	72/143,221	757881	Registered	US	27-Apr-1962	01-Oct-1963	3	FD Management, Inc.
SUNFLOWERS	74/334,688	1830983	Registered	US	25-Nov-1992	19-Apr-1994	3	FD Management, Inc.
SUNFLOWERS	75/450,160	2646022	Registered	US	13-Mar-1998	05-Nov-2002	3	FD Management, Inc.
SUNFLOWERS	75/403,367	2522949	Registered	US	10-Dec-1997	25-Dec-2001	3	FD Management, Inc.
SUNFLOWERS	74/565,917	1917541	Registered	US	26-Aug-1994	12-Sep-1995	3	FD Management, Inc.
SUNFLOWERS (WORD & DEVICE)	74/392,288	1820936	Registered	US	18-May-1993	15-Feb-1994	3	FD Management, Inc.
TIME WON’T TELL	77238628	3381615	Registered	US	25-Jul-2007	12-Feb-2008	3	ELIZABETH ARDEN, INC
TOTALLY TICKLISH!	78539508	3502977	Registered	US	29-Dec-2004	16-Sep-2008	3	ELIZABETH ARDEN, INC
TRUE LOVE	74/369,372	1970280	Registered	US	18-Mar-1993	23-Apr-1996	3	FD Management, Inc.
TRUE LOVE AND BOTTLE DESIGN	75/08,796	2045882	Registered	US	02-Apr-1996	18-Mar-1997	3	FD Management, Inc.
TRUE LOVE ELIZABETH ARDEN AND DESIGN	74/576,344	2049505	Registered	US	21-Sep-1994	01-Apr-1997	3	FD Management, Inc.
TWO TEMPTING!	78539519	3108103	Registered	US	29-Dec-2004	20-Jun-2006	3	ELIZABETH ARDEN, INC
UNBOUND	76/201,828	2602632	Registered	US	30-Jan-2001	30-Jul-2002	3	ELIZABETH ARDEN, INC
VELVA	71/111,775	136514	Registered	US	24-Jun-1918	02-Nov-1920	3	FD Management, Inc.
VELVA MOISTURE FILM	72/400,262	952832	Registered	US	16-Aug-1971	06-Feb-1973	3	FD Management, Inc.
VISIBLE DIFFERENCE	73/325,158	1201722	Registered	US	24-Aug-1981	20-Jul-1982	3	FD Management, Inc.
WHITE DIAMONDS	74/125,475	1853981	Registered	US	21-Dec-1990	13-Sep-1994	3	DF ENTERPRISES, INC
WHITE DIAMONDS (STYLIZED)	74/148,825	1817316	Registered	US	08-Mar-1991	18-Jan-1994	3	DF ENTERPRISES, INC

SCHEDULE 4.15(a)(ii), Page 10

TrademarkName	AppNumber	RegNumber	Trademark Status	Country Name	FilDate	RegDate	Class	Owner
WHITE DIAMONDS BOTTLE DESIGN (EAU DE TOILETTE & EAU DE ...	74/151,897	1823953	Registered	US	27-Mar-1991	22-Feb-1994	3	DF ENTERPRISES, INC
WHITE DIAMONDS BOTTLE DESIGN (PARFUM)	74/151,720	1814316	Registered	US	27-Mar-1991	28-Dec-1993	3	DF ENTERPRISES, INC
WHITE DIAMONDS BOTTLE DESIGN PERFUME (MISC DESIGN)	74/151,720	1814316	Registered	US	27-Mar-1991	28-Dec-1993		DF ENTERPRISES, INC
WHITE SHOULDERS	71/458,871	402138	Registered	US	02-Mar-1943	29-Jun-1943	3	FD Management, Inc.
WHITE SHOULDERS (STYLIZED) II	73/534,992	1366234	Registered	US	26-Apr-1985	22-Oct-1985	3	FD Management, Inc.
WHITE SHOULDERS AND DESIGN	73/181,733	1130646	Registered	US	10-Aug-1978	12-Feb-1980	3	FD Management, Inc.
WINGS	409346	1275710	Registered	US	14-Jan-1983	01-May-1984	3	ELIZABETH ARDEN, INC
WINGS	74/246,464	1855055	Registered	US	14-Feb-1992	20-Sep-1994	3	ELIZABETH ARDEN, INC
Z-14	78/426993	2967060	Registered	US	28-May-2004	12-Jul-2005	3	ELIZABETH ARDEN, INC

SCHEDULE 4.15(a)(ii), Page 11

Schedule 4.15(a)(iii)

Material United States Distribution Agreements

None.

SCHEDULE 4.15(a)(iii), Solo Page

Schedule 4.15(b)

Matters Affecting Trademark and Patent Rights

None.

SCHEDULE 4.15(b), Solo Page

Schedule 4.19

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Lockbox Accounts

Description	Purpose	Bank Acct. #	Bank Name

**	The information is provided separately in certificate from the Borrower to the Administrative Agent and the Banks dated the date of the Third Amended and Restated Credit Agreement.

SCHEDULE 4.19, Page 1

Schedule 5.09

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Permitted Investments

Please refer to Schedule 5.11 - Arden Acquisition Indebtedness.

SCHEDULE 5.09, Page 1

Schedule 5.10

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Liens

None.

SCHEDULE 5.10, Solo Page

Schedule 5.11

to

Elizabeth Arden, Inc.

Third Amended and Restated Credit Agreement

Arden Acquisition Indebtedness

Lender	Borrower	Acquisition Loans(*)
Elizabeth Arden (Financing), Inc.(**)	Elizabeth Arden International Holding, Inc.(**)	$19,584,263
Elizabeth Arden (Financing), Inc.(**)	FD Management, Inc. (**)	$115,323,722
Elizabeth Arden (Financing), Inc. (**)	DF Enterprises, Inc. (**)	$44,070,755
Elizabeth Arden International Holding, Inc. (**)	Elizabeth Arden (Switzerland) Holding S.a.r.l.	$16,417,201

Lender	Borrower	Working Capital Loans(*)
Elizabeth Arden, Inc.	Elizabeth Arden International Holding, Inc. (**)	$3,108,074
Elizabeth Arden (Financing), Inc. (**)	Elizabeth Arden (Netherlands) Holding B.V.	$1,040,371
Elizabeth Arden International Holding, Inc. (**)	Elizabeth Arden (Switzerland) Holding S.a.r.l.	$3,247,376

(*)	Balances as of November 30, 2010
(**)	Guarantor

SCHEDULE 5.11, Solo Page